As filed with the Securities and Exchange Commission on July 28, 1999

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             MEDIS TECHNOLOGIES LTD.
             (Exact name of registrant as specified in its charter)


        Delaware                       8999                     13-3669062
    (State or other         (Primary Standard Industrial     (I.R.S. Employer
jurisdiction Organization)   Classification Code Number)  Identification Number)

                                805 Third Avenue
                            New York, New York 10022
                                 (212) 935-8484
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  Of Registrant's Principal Executive Offices)

                                   ----------

                     ROBERT K. LIFTON, Chairman of the Board
                             MEDIS TECHNOLOGIES LTD.
                                805 Third Avenue
                            New York, New York 10022
                                 (212) 935-8484
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   ----------

                                    Copy to:

                              ELLIOT BRECHER, ESQ.
                              STEPHEN E. FOX, ESQ.
                 COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.
                                800 Third Avenue
                            New York, New York 10022
                                 (212) 688-7000
                               Fax: (212) 755-2839

                                   ----------

      Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                        Proposed maximum       Proposed maximum           Amount of
   Title of each class of             Amount to be       offering price       aggregate offering        registration
 securities to be registered           registered          per share               price                   fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value .....   5,174,914 shs.(1)        N/A             $ 26,795,292.81(2)        $   7,450
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value .....   9,935,618 shs.(3)     $ 5.18(4)          $ 51,466,501.24           $  14,308
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value .....   1,187,098 shs.(5)     $ 5.00(6)          $  5,935,490.00           $   1,651
--------------------------------------------------------------------------------------------------------------------
      Total.......................                            N/A             $ 84,197,284.05           $  23,409
--------------------------------------------------------------------------------------------------------------------

---------
(1) Represents the maximum number of shares of our common stock issuable upon the consummation of the exchange offer for outstanding ordinary shares of Medis El Ltd., based upon an exchange ratio of 1.37 of our shares of common stock for each Medis El ordinary share not beneficially owned by us, assuming all Medis El shareholders validly tender their Medis El ordinary shares.
(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(f)(1) under the Securities Act. Market value was based upon the maximum number of the ordinary shares of Medis El to be received by us in the exchange offer (3,777,310 shares) multiplied by the average of the bid and asked price for an ordinary share of Medis El as of the close of business on July 26, 1999, as provided under Rule 457(c) ($7.09 per share).
(3) Represents the number of shares of our presently outstanding common stock which may be offered for sale from time to time by our existing stockholders.
(4) Based upon a bona fide estimate of the value of a share of our common stock by dividing the average of the bid and asked price for an ordinary share of Medis El as of the close of business on July 26, 1999 ($7.09 per share), by 1.37 which is the exchange ratio for the exchange offer.
(5) Represents shares of our common stock issuable upon the exercise of outstanding warrants.
(6) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(g)(1).

                              ---------------------

      Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares that may become issuable as a result of anti-dilution adjustments deemed necessary or equitable by our Board of Directors upon stock splits, stock dividends or other similar changes in capitalization.

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

      This Registration Statement covers the registration of (i) up to 5,174,914 shares of our common stock, par value $.01 per share, pursuant to an exchange offer for the outstanding ordinary shares of Medis El Ltd., assuming all Medis El shareholders tender their ordinary shares and (ii) an additional 11,122,716 shares of our common stock for resale by the holders thereof, comprised of 9,935,618 of our presently outstanding shares of common stock and 1,187,098 shares of common stock underlying our presently outstanding warrants. The warrants will not be tradeable upon the closing of this offering.

      Following the prospectus for the exchange offer are the following pages of the prospectus relating solely to the presently outstanding shares of our common stock and shares of our common stock underlying our presently outstanding warrants being registered for resale: alternate front and back cover pages, an alternate table of contents and sections entitled "Selling Securityholders," "Plan of Distribution" and "Concurrent Exchange Offer." The following sections of the prospectus for the exchange offer will not be used in the prospectus relating to the selling securityholders' securities: "Prospectus Summary-The Exchange Offer," "Determination of Offering Price," "Concurrent Securities Offer," "The Exchange Offer," "Selected Financial Data of Medis El," "Price Range of Medis El's Ordinary Shares," Description of Medis El's Securities," "Comparison of Shareholders' Rights," and "Certain United States Federal Income Tax Consequences."

      The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

                                   ----------

                   Subject to Completion, dated July 28, 1999

PROSPECTUS

                             MEDIS TECHNOLOGIES LTD.

                                   ----------

      This is an offer to exchange shares of the common stock, par value $.01 per share, of Medis Technologies Ltd. for outstanding ordinary shares, par value NIS 0.1 per share, of Medis El Ltd. We presently beneficially own approximately 64% of Medis El's outstanding ordinary shares.

                                   ----------

                          Terms of this Exchange Offer:

o Each Medis El shareholder validly tendering his or her ordinary shares will receive 1.37 shares of our common stock for each ordinary share tendered.

o We will issue an aggregate of 5,174,914 shares of our common stock if all outstanding Medis El ordinary shares not already owned by us are properly tendered and not withdrawn.

o This exchange offer is conditioned upon the tender of a minimum number of Medis El ordinary shares to give us beneficial ownership of 80% of all outstanding Medis El shares.

o     This exchange offer will expire 5:00 p.m., New York City time, on        ,
      1999, unless extended.

o You may withdraw any ordinary shares tendered by you at any time prior to the expiration date of this exchange offer.

o Neither we nor Medis El will receive any cash proceeds from this exchange offer.

o The shares of our common stock issued in this exchange will be registered under the Securities Act of 1933.

o Please see the other important terms of this exchange offer under "The Exchange Offer" which, together with the accompanying Letter of Transmittal, set forth all of the terms of this exchange.

                                   ----------
      For a discussion of the risks that you should consider before tendering your Medis El Ltd. ordinary shares in this exchange offer, please read the risk factors beginning on page 10.

                                   ----------
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

                                   ----------
      There is currently no public market for any of our securities. We intend to have our common stock listed on the Nasdaq SmallCap Market under the symbol MDTL upon the consummation of this exchange offer. Medis El's ordinary shares are currently listed on the Nasdaq SmallCap Market under the symbol MDSLF. On July 27, 1999, the last full trading day before we filed this prospectus, the last reported sale price per Medis El ordinary share on the Nasdaq SmallCap Market was $7.00.

                                   ----------

                                     , 1999

                                TABLE OF CONTENTS
                                                                          Page
                                                                          ----
Prospectus Summary...........................................................1
Risk Factors............................................................... 10
Determination of Offering Price.............................................17
The Exchange Offer..........................................................18
Dividend Policy.............................................................26
Price Range of Our Common Stock.............................................26
Price Range of Medis El's Ordinary Shares...................................26
Capitalization..............................................................28
Selected Consolidated Financial Data........................................29
Selected Consolidated Financial Data of Medis El............................31
Management's Discussion and Analysis of Financial
Condition and Results of Operations.........................................32
Business....................................................................38
Management..................................................................50
Principal Stockholders......................................................55
Certain Transactions........................................................57
Concurrent Securities Offer.................................................59
Description of Our Securities...............................................61
Description of Medis El's Securities........................................62
Comparison of Shareholders' Rights..........................................62
Certain United States Federal Income Tax Consequences.......................72
Legal Matters...............................................................74
Experts.....................................................................74
Available Information.......................................................74
Index to Financial Statements..............................................F-1

                               PROSPECTUS SUMMARY

      The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and related notes beginning on page F-1.

                             Medis Technologies Ltd.

      We were formed in April 1992 for the purpose of founding and financing the activities of Medis El Ltd., an Israeli company, to develop and commercialize a technology known as the CellScan. Medis El was subsequently formed as a result of a joint venture we entered into in July 1992 with Israel Aircraft Industries Ltd., a company wholly-owned by the State of Israel and a leader in aerospace technology. Israel Aircraft was the original licensee from the University of Bar-Ilan in Israel of the patents and other intellectual property rights relating to the CellScan. Upon Medis El's formation, Israel Aircraft assigned its license to the CellScan to Medis El. Pursuant to an agreement entered into in August 1992 between Medis El and CDS Distributor, Inc., our wholly owned subsidiary, we became the sole distributor of the CellScan in the United States, its territories and possessions. In July 1998, we became Medis El's exclusive agent in North America for coordinating all licensing arrangements with respect to the stirling cycle linear system, a technology being developed by Medis El.

      We currently own, through a wholly-owned subsidiary, approximately 64% of Medis El's outstanding ordinary shares.

      At the time of its initial public offering in December 1993, Medis El was principally engaged in the development and clinical testing of the CellScan. Medis El evolved into a multi-product company by 1997, as it sought out and assisted in the development of advanced technologies in a number of unrelated fields. Together with us, Medis El has embarked upon a business strategy to become a greenhouse for the development of highly advanced, innovative, proprietary technology products to license, sell or joint venture with large international corporations. Medis El has strategic relationships with Israel Aircraft, the University of Bar-Ilan in Israel and other institutions in and outside of Israel to perform scientific research and development with respect to its technologies.

      Medis El's technologies, which are in varying stages of development, presently include:

o     CellScan

            The CellScan is a technology designed for the viewing and testing of cells. The CellScan was originally developed to diagnose breast cancer by testing a patient's blood sample. Various medical and research institutions in Israel, the United States and other countries are exploring the use of the technology for the detection of breast cancer, prostate cancer and gynecological cancers, and for the detection of other diseases such as atherosclerosis and tuberculosis. In addition, an advanced version of the CellScan called the research CellScan has been developed which, we believe, has research applications in a number of areas including gene therapy and drug and vaccine development. Medis El from time to time seeks to place the CellScan at medical and research institutions around the world in order to develop new applications for the CellScan in additional fields. Medis El believes its newly introduced upgraded CellScan and the research CellScan are ready to be offered to major pharmaceutical companies, medical device companies, research laboratories and hospitals for joint venture or license.

o     Stirling Cycle Linear Technology

            Medis El's stirling cycle linear technology is a patented refrigeration and air conditioning system consisting of a linear compressor and a displacer - or expander which utilizes an efficient thermodynamic technique known as the "stirling cycle." This technology utilizes helium, a natural gas, as opposed to freon or other gases commonly used that are believed to deplete the ozone layer. Medis El believes that the technology will provide greater energy efficiency than current refrigeration and air conditioning systems, thereby saving considerable energy costs and reducing emissions which may harm the environment. Medis El is applying the same principles to develop an air conditioning and heating system for automobile use. Medis El has recently entered into a technology development agreement with a U.S.-based multinational company to jointly develop this technology for use in such company's line of business and is developing a prototype of the system to be submitted to such company and other interested companies for analysis.

o     Fuel Cells; Highly Electrically Conductive Polymers; Catalytic Reagent

            Medis El is developing fuel cells for cell phones and laptop computers, as well as larger fuel cells which could be used for refrigeration or home use. The fuel cells contain electrodes also developed by Medis El which give the fuel cells their efficiency, ability to operate at a lower cost and ability to last longer than currently available fuel cells. The electrodes are made from highly electrically conductive polymers and are mixed with a catalytic reagent which protects the electrodes from impurities, helps its efficiency and gives it longer life. In addition to their respective applications in the fuel cell technology, the polymers have applications in such areas as anti-static equipment and magnetic shielding and the catalyst has applications in such areas as mineral fertilizer production and cleaning and purifying industrial and automotive gases and exhaust fumes.

o     Reciprocating Electrical Machine

            The patented reciprocating electrical machine, when developed, is expected to take the back-and-forth motion of energy sources such as wind or sea waves and convert that energy into electricity. Medis El believes that the machine can reduce the cost of generating electricity by up to 30% over traditional power sources.

o     Direct Current Regulating Device

            The patented direct current regulating device is designed to enable the transmission of high levels of direct current electricity without the need to convert such current into alternate current electricity. Medis El believes this accepted process of converting DC electricity into AC electricity to be inefficient and costly. Medis El further believes the device will eliminate the need for AC power lines and will allow the transmission of two-thirds more electric current than the current system. Medis El is applying the same principles to develop the device for regulating and stabilizing the temperature inside electric furnaces during steel melting, which Medis El believes is more accurate and economical than current systems.

o     Toroidal Engine and Compressor

            The patented toroidal engine is an internal combustion engine that is designed to be one-half the size and weight and, Medis El believes, at least 30% more efficient than currently available internal combustion engines. Medis El is applying the same principles to develop a compressor for use in refrigeration units and for other applications that it expects to be substantially smaller and more efficient than currently available compressors.

o     Device for Extracting Water from the Atmosphere

            Medis El is preparing for a patent application for what it believes will be a low-cost, energy efficient unit for household use that can generate sufficient water from the atmosphere to meet a household's daily needs.

      Our offices are located at 805 Third Avenue, New York, New York 10022, and our telephone number is (212) 935-8484. We were incorporated in Delaware on April 7, 1992 and changed our name to Cell Diagnostics Inc. in May 1992. We changed our name to Medis Technologies Ltd. on July 7, 1999. Medis El's offices and research and development facilities are located in Yehud, Israel. It also maintains a facility for production of certain aspects of the CellScan in the high-tech community known as Har Hotzvim Industrial Park in Jerusalem, Israel. Its Internet site can be accessed at http://www.medisel.com.

                               Ownership Structure

      The following charts illustrate our ownership structure prior to and subsequent to the proposed exchange*:

Prior to Exchange

                 -----------         -------------------             -----------
                    OTHER             ISRAEL AIRCRAFT
                  PRIVATELY            INDUSTRIES LTD.   --|          PUBLIC AND
                 HELD SHARES         (Israel Corporation)  |             OTHERS
                 -----------         -------------------   |          ----------
                     |                       |             |               |
                     |63%                    |37%          |               |
                     |                       |             |               |
                    ----------------------------------     |               |
                       MEDIS TECHNOLOGIES LTD.             |               |
                       (Delaware Corporation)              |               |
                    ----------------------------------     |               |
                     |                |                    |               |
          -----------|                |100%                |12%            |24%
          |100%                       |                    |               |
----------------------        -----------------------      |               |
CDS DISTRIBUTOR, INC.                MEDIS INC.            |               |
(Delaware Corporation)         (Delaware Corporation)      |               |
----------------------        -----------------------      |               |
                                      |                    |               |
                                      |64%                 |               |
                                      |                    |               |
                              ------------------------     |               |
                                      MEDIS EL           --                |
                                (Israel Corporation)     -------------------
                                  PUBLIC COMPANY
                              ------------------------
                                      |
                                      |70%
                                      |
                              ------------------------
                                  MORE ENERGY LTD.
                                (Israel Corporation)
                              ------------------------

Subsequent to Exchange
(assuming all Medis El
ordinary shares are tendered)

               -----------------          ---------------------
                                             ISRAEL AIRCRAFT
                   PUBLIC                     INDUSTRIES LTD.
                                           (Israel Corporation)
               -----------------         ----------------------
                       |                             |
                       |64%                          |36%
                       |                             |
                  --------------------------------------
                       MEDIS TECHNOLOGIES LTD.
                       (Delaware Corporation)
                          PUBLIC COMPANY
                  --------------------------------------
                       |              |
          -------------|              |100%
          |100%                       |
----------------------        -----------------------
CDS DISTRIBUTOR, INC.                MEDIS INC.
(Delaware Corporation)         (Delaware Corporation)
----------------------        -----------------------
                                      |
                                      |100%
                                      |
                              ------------------------
                                    MEDIS EL LTD.
                                (Israel Corporation)
                              ------------------------
                                      |
                                      |70%
                                      |
                              ------------------------
                                  MORE ENERGY LTD.
                                (Israel Corporation)
                              ------------------------

----------
* All parentheses are approximate.

                              The Exchange Offer

Terms of the exchange offer ..........We are offering to exchange shares of our common stock for each properly tendered
                                      Medis El ordinary share, par value NIS
                                      0.1, at an exchange rate of 1.37 of our
                                      shares of common stock for each Medis El
                                      ordinary share validly tendered. To be
                                      eligible to receive our common stock
                                      pursuant to this exchange offer, you must
                                      validly tender and not properly withdraw
                                      your Medis El ordinary shares on or prior
                                      to     , 1999. If all outstanding Medis El
                                      ordinary shares not currently beneficially owned by us are exchanged pursuant to this exchange offer, a maximum of 5,174,914 shares of our common stock will be exchanged for a maximum of 3,777,310 of Medis El's ordinary shares, based on the number of Medis El ordinary shares outstanding on July 15, 1999. This offering is conditioned on the exchange of at least 1,692,514 of Medis El's ordinary shares All Medis El ordinary shares tendered in this exchange will be owned by Medis Inc., our wholly-owned subsidiary.

                                      We believe, based upon discussions with
                                      such parties, that Israel Aircraft and
                                      certain other Medis El shareholders will tender their ordinary shares in this exchange offer, however, there can be no assurance that such parties will tender their shares.

Purpose of the exchange offer ........We are offering to exchange our common stock for all outstanding Medis El
                                      ordinary shares for the purpose of
                                      increasing our ownership of Medis El, thus enhancing our ability to serve as an effective financing vehicle for the further development of Medis El's technologies.

Determination of offering price ......Our board of directors has determined the exchange ratio of 1.37 based upon various factors. We are not making a recommendation to Medis El shareholders as to whether or not to accept this exchange offer.

Expiration date; extension;
amendments ...........................The exchange offer and withdrawal rights will expire at 5:00 P.M., New York City
                                      time, on      , 1999, unless we extend the
                                      offer in our sole discretion for a period
                                      up to          .

                                      We will make a public announcement as
                                      promptly as
                                      practicable upon any extension,
                                      termination or amendment of this exchange offer. If we extend our offer, we will make an appropriate public announcement regarding the extension no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. In the event of a fundamental change in the information set forth in this prospectus, we shall amend the registration statement of which this prospectus is a part and recirculate this prospectus.

Procedures for tendering
Medis El ordinary shares .............If you wish to accept this exchange offer, you must complete, sign and date the
                                      letter of transmittal which accompanies
                                      this prospectus and deliver the letter of transmittal together with certificate(s) representing the tendered shares, if required, and any other required documentation, to American Stock Transfer and Trust Company, as exchange agent. If you hold your shares through The Depository Trust Company and wish to accept this exchange offer, you may do so through DTC's Automated Tender Offer Program, by which each tendering participant will agree to be bound by the accompanying letter of transmittal.

Special procedures for
beneficial owners ....................If your Medis El ordinary shares are registered in the name of a broker,
                                      dealer, commercial bank, trust company or other nominee and you wish to tender such shares in this exchange offer, you must
                                      (a) contact such registered holder
                                      promptly and instruct such registered
                                      holder to tender on your behalf or (b)
                                      prior to completing and executing the
                                      letter of transmittal and delivering your Medis El ordinary shares, either make appropriate arrangements to register ownership of your Medis El shares in your own name or obtain a properly completed stock power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed delivery
procedures ...........................If you wish to tender your Medis El ordinary shares but you are not
                                      immediately available or you otherwise
                                      cannot deliver your shares, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date, you must tender your shares according to the guaranteed delivery procedures set forth in the section of this prospectus entitled "The Exchange Offer-Guaranteed Delivery Procedures."

Acceptance of Medis El's
ordinary shares and delivery of our
common stock .........................Subject to the satisfaction or waiver of the conditions to this exchange offer, we will accept for exchange, through Medis Inc., any and all Medis El ordinary shares which are properly tendered prior to the expiration date. We will deliver our shares of common stock and cash in lieu of fractional shares on the earliest practicable date following the expiration date.

Withdrawal rights ....................Subject to certain conditions, you may withdraw your tendered shares at any time prior to the expiration date of this tender offer.

No fractional shares .................We will not distribute fractional shares to any Medis El shareholder otherwise
                                      entitled to receive a fractional share of our common stock. Medis El shareholders who would otherwise be entitled to receive fractional shares of our common stock will be paid in cash in lieu of such fractional share.

Certain United States federal
income tax consequences of
the exchange offer ...................You may be subject to certain United
                                      States federal income tax consequences
                                      relating to the exchange of our common
                                      stock for your Medis El ordinary shares.
                                      Please see the section of this prospectus entitled "Certain United States Federal Income Tax Consequences" for a discussion of such consequences. We are not including any Israeli tax consequences in this prospectus which may be applicable to Medis El shareholders who are Israeli citizens or an Israeli company.

Exchange agent........................American Stock Transfer and Trust Company
                                      is serving as the exchange agent in
                                      connection with this exchange
                                      offer.

Failure to exchange your Medis El
ordinary shares.......................We will issue our common stock in exchange for Medis El's ordinary shares only after timely receipt by the exchange agent of such Medis El shares, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you desire to tender your shares in exchange for our common stock, you should allow sufficient time to ensure timely delivery. Although we intend to notify Medis El's shareholders of any defects or irregularities with respect to their tender we are not under any duty to do so. Failure to tender your ordinary shares for exchange may result in, among other things, a lack of a public trading market and subsequent lack of liquidity of your Medis El ordinary shares.

      We are not asking you for a proxy, and you are requested not to send us a proxy. This prospectus and this exchange offer do not constitute a solicitation of any proxies. Any such solicitations, if made, will be made only pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Exchange Act.

      Any questions you have regarding the exchange offer, including tendering procedures for your Medis El ordinary shares, should be directed to American Stock Transfer and Trust Company as follows:

American Stock Transfer and Trust Company
40 Wall Street
New York, New York 10005
(212) 936-5100

                       Summary Consolidated Financial Data

      The following table sets forth our summary consolidated financial data and should be read in conjunction with the consolidated financial statements and related notes appearing elsewhere in this prospectus.

Statement of Operations Data:

                                                                                                          For the three months
                                                  For the year ended December 31,                            ended March 31,
                             -----------------------------------------------------------------------    --------------------------
                                 1994           1995           1996           1997           1998          1998            1999
                             -----------      ---------      ---------      ---------      ---------    -----------      ---------
Revenues .................   $        --    $        --    $        --    $        --    $     8,000    $     8,000    $        --
Loss from operations .....      (236,000)      (231,000)      (193,000)    (2,811,000)    (5,485,000)    (1,306,000)    (1,323,000)
Net loss .................    (1,846,000)    (1,623,000)    (2,633,000)    (1,544,000)    (4,418,000)    (1,085,000)    (1,030,000)
Basic and diluted loss per
   share .................         (0.56)          (.47)         (0.71)         (0.33)         (0.52)         (0.13)         (0.11)
Weighted average shares
   outstanding ...........   $ 3,287,500      3,460,000      3,734,129      4,645,232      8,581,774      8,257,613      9,465,649

Balance Sheet Data:

                                                    As of December 31,                                     As of March 31, 1999
                             -----------------------------------------------------------------------   ---------------------------
                                 1994           1995           1996           1997           1998        Actual     As Adjusted (1)
                             -----------      ---------      ---------      ---------      ---------   -----------  --------------
Working capital
   (deficiency) .........   $    663,000   $   (686,000)  $ (1,728,000)  $    266,000   $  3,536,000   $  3,404,000   $  3,404,000
Total assets ............      5,522,000      3,819,000      3,621,000     14,433,000     14,755,000     14,343,000     37,882,000
Long term debt, excluding
   current maturities....      6,473,000      2,000,000      1,000,000        338,000         96,000         47,000         47,000
Accumulated deficit .....     (7,536,000)    (9,117,000)   (11,688,000)   (13,232,000)   (17,650,000)   (18,680,000)   (18,680,000)
Total stockholders'
   (deficiency) equity ..     (1,399,000)    (2,980,000)    (1,645,000)    11,378,000     12,406,000     12,181,000     36,970,000

----------
(1) As adjusted to reflect the exchange offer which assumes the issuance of 5,174,914 shares of our common stock in exchange for 3,777,310 of Medis El's ordinary shares. Also gives effect to goodwill of $23,539,000 resulting from the exchange. See Footnote A to our unaudited pro forma consolidated balance sheet.

                                  RISK FACTORS

      We and Medis El are attempting to invent, develop into commercial products and introduce into the marketplace products which, in each of our fields of effort, we believe to be breakthrough technologies. However, private and public companies and governments around the world have spent and are continuing to spend hundreds of millions of dollars to achieve these same goals. Therefore, we and our investors and securityholders must be prepared for disappointments, setbacks and failures as we attempt to bring our products to fruition. Even if we succeed with some or all of our products, we must expect attacks on our efforts to maintain our proprietary position, including attacks on our patents, which are more fully described below.

      You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before exchanging your Medis El ordinary shares for our common stock. Unless otherwise noted, the risk factors set forth below apply to us and Medis El, and affect you whether you are our stockholder or Medis El's shareholder, as we have conducted all of our operating activities through Medis El and we beneficially own approximately 64% of Medis El. To the extent Medis El's business and operating results are materially adversely affected, our business and operating results may be similarly affected.

On a consolidated basis with Medis El, we have a history of losses, an accumulated deficit and we cannot assure that we can achieve future profitability

      On a consolidated basis with Medis El, we have experienced net losses since our inception in April 1992. There can be no assurance that we will ever achieve profitability if Medis El is unable to successfully develop and market any of its technologies or if Medis El's technologies fail to achieve widespread acceptance. Furthermore, there can be no assurance that profitability, if achieved, can be sustained on an ongoing basis. As of March 31, 1999, we had an accumulated deficit of approximately $18,680,000. We anticipate incurring substantial additional losses in the near future due to, among other factors, the need to expend substantial amounts on developing, marketing and promoting Medis El's technologies and general and administrative expenses associated with those activities.

Medis El's technologies are in the early stages of development and may never achieve full development

      The recently upgraded CellScan was developed in response to findings of certain deficiencies in the original model over a period of years. There can be no assurance that, upon further testing, the upgraded CellScan will have resolved all of the deficiencies of the original model or that it can be commercially viable. Additionally, diagnostic testing using the CellScan requires the development of antigens for each cancer and disease tested. If we are unable to adequately develop or acquire antigens, the CellScan may not be able successfully to diagnose such cancers and diseases.

      Medis El is in the process of developing prototypes of its stirling cycle linear system and engineering models of its fuel cells, but there can be no assurance that these prototypes or models will achieve the performance levels we expect. As a general matter, there can be no assurance that any of Medis El's technologies will achieve the results expected.

Medis El's technologies will face intense competition and the risk of technological obsolescence

      Although we believe Medis El's technologies are technologically advanced, frequent new product introductions and rapid technological developments occur daily. Universities and other research facilities, governmental authorities, private companies and other organizations, some of which have greater financial or other resources than us, may be developing alternate technologies to some or all of Medis El's technologies. Furthermore, companies have spent substantially more money than Medis El to develop alternatives to our products or "breakthrough" technologies intended to accomplish similar results, many of which have failed. There can be no assurance that any of our technologies are superior to any other technology being developed. Furthermore, there is no assurance that other products may not be developed by others, employing new scientific advances or using similar or new techniques, which would be cheaper, quicker, more reliable, environmentally friendly or energy efficient or have some combination of such advantages over products developed by us, or that we will be able to respond effectively to these or similar developments.

Medis El's efforts to protect its intellectual property may not offer sufficient protection, which could hinder the growth and success of Medis El.

      We regard Medis El's patents, trade secrets, copyrights and similar intellectual property rights as essential to our growth and success. Medis El relies upon a combination of patent, copyright and trademark laws, trade secret protection, confidentiality and non-disclosure agreements and contractual provisions with employees and with third parties to establish and protect its proprietary rights. Medis El owns, directly or indirectly through subsidiaries or companies in which it has an interest, patents for certain technologies and is currently applying for additional patents. There can be no assurance that Medis El will succeed in receiving patent and other proprietary protection in all markets it enters, or, if successful, that such protection will be sufficient. Furthermore, we can give no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us. If Medis El successfully develops and markets any or all of its technologies, we expect to face efforts by larger companies and other organizations or authorities to undermine Medis El's patents by challenging or copying its intellectual property. We intend to vigorously defend Medis El's intellectual property against any challenges that may arise.

Our and Medis El's survival may depend on additional financing which we have no assurance of obtaining.

      Our and Medis El's ongoing survival may depend upon continuous outside funding of operations. We have historically been a major source of funds for Medis El which funds we receive through financing activities, including the sale of our stock. There can be no assurance that we will have the required funds on hand or commitments for such funds to meet Medis El's future financial obligations, if necessary, or that a third party will be willing to make such funds available. Medis El's failure to raise additional funds could have a material adverse effect on its ability to develop its technologies. Furthermore, Medis El's failure to successfully develop or market its technologies may materially adversely affect its or our ability to raise additional funds. In any event, it is not possible to make any reliable estimate of the funds required to complete the development of each of the technologies, or of the funds required to establish or otherwise procure adequate manufacturing capacity or to market the products on a worldwide basis. If available funds should prove insufficient, there can be no assurance that we or Medis El will be able to procure the required additional funding, which could curtail developing, manufacturing or marketing one or more of Medis El's technologies.

World instability could materially adversely affect Medis El's ability to complete each technology's development or its ability to supply joint venture partners or licensees

      Medis El's offices and most of its manufacturing, research and development facilities are located in the State of Israel. Medis El, and consequently we, are directly affected by the political, economic and military conditions in Israel. Any major hostilities involving Israel or the interruption or curtailment of trade between Israel and the United States or Israel and Europe could have a material adverse effect on Medis El's ability to complete the development of any of the technologies or our ability to supply the technology to development partners or vendors. Furthermore, any interruption or curtailment of trade between Israel and any other country in which Medis El has strategic relationships could similarly adversely affect such relationships. In addition, certain of the manufacturing of the toroidal engine and compressor are taking place in Russia. Any political, economic or military upheavals in Russia could have a similar effect with respect to the toroidal engine and compressor.

Our ability to market the CellScan may be limited by United States and foreign government regulations

      It is likely that regulatory clearances, both United States and foreign, will be required prior to marketing the CellScan as a diagnostic device. Regulatory clearance processes can prove to be timely and costly and there can be no assurance that any such clearance will be obtained.

      We may also be subject to regulation by other federal and state agencies under various statutes, regulations and ordinances, including environmental laws, occupational health and safety laws, labor laws and any laws that may be applicable for regulating any of Medis El's technologies.

Medis El's success is dependent upon its key personnel who, if Medis El is unable to retain, could materially adversely affect Medis El's ability to develop and market its products

      Our and Medis El's success depends to a significant extent upon Zvi Rehavi and the scientists, engineers and technicians that seek out, recognize and develop Medis El's technologies, and to a lesser extent on a number of management and technical personnel employed by Medis El. The loss of the services of Mr. Rehavi or any of Medis El's technical talent could have a material adverse effect on Medis El's ability to develop its products and our ability to market such products. Although all of Medis El's employees are subject to employment agreements with Medis El, the majority of which are automatically renewable on an annual basis, either party may terminate such agreement upon notice to the other. The length of such notice varies depending upon the individual, from 30 days to 180 days in length. Our future success will depend to a great extent upon Medis El's and our continued ability to attract and retain highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense and we cannot assure investors that Medis El or we will be able to attract and/or retain such personnel.

Our right to issue preferred stock may facilitate management entrenchment which may not be in the best interests of our stockholders

      Our board of directors has the authority to issue up to 10,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of these shares without approval of our shareholders. Any future issuance of shares of preferred stock could be employed by our present management to delay, defer or prevent a change in our control or to discourage bids for our common stock at a premium above its market price solely to retain their respective management positions, which may not be in the best interests of our stockholders, generally. We have no present plans to issue any shares of preferred stock.

Our current stockholders will continue to control our affairs and other stockholders may be unable to influence our corporate decisions

      Upon completion of this exchange offer and assuming our current stockholders do not sell their shares of common stock currently held by them nor exercise their warrants, our four largest current stockholders, which includes some of our officers and directors and a corporation controlled by such officers and directors, collectively, will beneficially own approximately 57% of the then issued and outstanding shares of our common stock and warrants to purchase shares of our common stock. Accordingly, it is likely that our current stockholders will continue to have the ability to elect all of the members of our board and otherwise direct our affairs.

The market for our common stock after this offering may be volatile

      The market price of our securities following this offering may be highly volatile as has been usual with the securities of other small capitalization companies and technology stocks in general. Factors such as our operating results, the failure of Medis El's technologies to perform as expected or a delay in a technology's development and various factors affecting related industries in general may have a significant impact on the market price of our securities. In addition, in recent months the stock market has experienced a high level of price and volume volatility, especially with respect to technology stocks, and the market prices for the securities of many companies which trade in the over-the-counter market have experienced high price fluctuation which have not necessarily been related to the operating performance of such companies.

We may be subject to the SEC's "penny stock rules" if our common stock falls below $5.00 per share

      If the trading price of our common stock were to fall below $5.00 per share, trading in our securities would be subject to the requirements of the SEC's penny stock rules. These rules require the delivery prior to any penny stock transaction of a disclosure schedule explaining the penny stock market and all associated risks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, which are generally defined as institutions or an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse. For these types of transactions the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock which could severely limit its market price and liquidity.

We have never paid dividends and are unlikely to pay dividends in the future

      We have not paid any dividends on our common stock to date and do not anticipate declaring any dividends in the foreseeable future. The payment of future dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any such dividends will be within the discretion of our board of directors. Our board presently intends to retain all earnings, if any, for use in our business operations.

There is no current public market for our shares and there can be no assurance that one will develop

      Prior to this offering, there has been no public market for our securities, and there can be no assurance that such a market will develop at the conclusion of this offering or that, if such a market is developed, it will be sustained. The historical market for Medis El's ordinary shares may not be indicative of the future market for our common stock. The lack of a sustainable trading market may make it difficult for our stockholders to sell or otherwise trade their common stock.

The large number of shares of our common stock available for future sale could adversely affect the price of our publicly traded common stock

      All of our common stock presently outstanding, including shares underlying warrants and stock options and all of our common stock issued in this exchange offer will be freely tradeable without further restriction or further registration under the Securities Act, upon the effectiveness of the registration statement of which this prospectus forms a part and the effectiveness of an additional registration statement to register shares of stock under our stock option plan which we intend to file promptly after the closing of this exchange offer. Future sales of substantial amounts of our common stock in the public market, or even the ability of our stockholders to sell substantial amounts of stock, could adversely affect the market price for our common stock and could impair our future ability to raise capital through the sale of equity securities.

This exchange offer will adversely affect the market and overall liquidity for Medis El's ordinary shares

      The exchange of Medis El's ordinary shares pursuant to this exchange offer will reduce the number of holders of such shares and the number of such shares that might otherwise trade publicly, and, depending upon the number of shares so exchanged, could adversely affect the liquidity and market value of the remaining shares held by the public, including ultimately causing the delisting of Medis El's ordinary shares from the Nasdaq SmallCap Market.

System failures or miscalculations attributable to the Year 2000 issue could disrupt our operations.

      The Year 2000 issue is the result of computer programs only being able to use two digits rather than four to define the applicable year. Thus, date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. System failure or miscalculation, whether in our internal operating systems or our products or those of our third party vendors or suppliers, could result in our inability to process transactions, send invoices, accept customer orders or timely provide customers with products and services.

Exchanging your ordinary shares for our shares of common stock may cause you adverse tax consequences.

      We have not included in this prospectus a discussion of all of the tax consequences that may affect Medis El shareholders upon the exchange of their Medis El ordinary shares for shares of our common stock. Tendering Medis El ordinary shares in this exchange offer may cause the holders of such shares adverse tax consequences. We advise all of Medis El's shareholders to consult such holders' own tax advisor as to the specific tax consequences of this exchange offer to such holder.

Forward looking statements found in this prospectus may not be accurate indicators of our future performance.

      This prospectus contains certain forward-looking statements and information relating to Medis Technologies Ltd. and Medis El Ltd. We identify forward-looking statements in this prospectus using words such as "believes," "intends," "plans," "expects," "predicts," "may,"

"will," "would," "should," "contemplates," "anticipates" or similar statements.

      These statements are based on our beliefs as well as assumptions we made using information currently available to us by Medis El and others. Because these statements reflect our current views concerning future events as they relate to us and Medis El, these statements involve certain risks, uncertainties and assumptions which may be significantly more adverse than the results or expectations discussed in the forward-looking statements.

                         DETERMINATION OF OFFERING PRICE

      Our board of directors has determined the exchange ratio of 1.37 of our shares of common stock for each Medis El ordinary share based upon:

o     The number of Medis El ordinary shares we own prior to the exchange offer;
o The number of our shares of common stock and warrants outstanding compared to the number of Medis El ordinary shares and options outstanding;
o The value attributed to our distribution arrangement with Medis El with respect to the CellScan technologies; and
o The value attributed to our agency arrangement with Medis El with respect to the stirling cycle linear technologies.

      We have not obtained a fairness opinion or other analysis from an outside party concerning the fairness or reasonableness of the terms of this exchange offer from the perspective of a Medis El shareholder. We are not making a recommendation to Medis El shareholders as to whether or not to accept this exchange offer. You, as a Medis El shareholder, should make your own determination based upon your own valuations, investment objectives, circumstances and alternatives, following careful consideration of the information contained in this prospectus.

                               THE EXCHANGE OFFER

Terms of the Exchange Offer

      We are offering to exchange 1.37 of our shares of common stock for each properly tendered Medis El ordinary share, par value NIS 0.1. Only whole shares of our common stock will be issued in exchange for Medis El ordinary shares. Shareholders otherwise entitled to fractional shares of our common stock will instead receive the cash equivalent of the fractional shares based upon the closing price for Medis El ordinary shares on the Nasdaq SmallCap Market on the date we accept such shares for exchange. We will not issue certificates or scrip representing fractional shares of our common stock.

      As of July 15, 1999, Medis El had 10,423,981 ordinary shares outstanding. As of the same date, we owned, through Medis Inc., a wholly-owned subsidiary, 6,646,671, or approximately 64%, of such ordinary shares. We intend to offer our shares in this exchange through Medis Inc. All Medis El ordinary shares tendered in this exchange will be held by Medis Inc., our wholly-owned subsidiary.

      If all outstanding Medis El ordinary shares not currently beneficially owned by us are exchanged pursuant to this exchange offer, a maximum of 5,174,914 shares of our common stock will be exchanged for a maximum of 3,777,310 of Medis El's ordinary shares outstanding, based upon the number of Medis El ordinary shares outstanding on July 15, 1999.

Purpose of the Exchange Offer

      We are offering to exchange our common stock for all outstanding Medis El ordinary shares for the purpose of increasing our ownership of Medis El. We believe that our status as a domestic United States corporation with a readily understandable and familiar capital and corporate governance structure, which has rights not only to the Medis El technologies, but also to the distribution and commercialization of the technologies, will enhance our ability to serve as an effective financing vehicle for the further development of Medis El's technologies.

Acceptance of Medis El Shares

      This offering is conditioned upon the exchange of at least 1,692,514 of Medis El's ordinary shares so that we beneficially own at least 80% of such shares. We currently beneficially own approximately 64% of Medis El's outstanding ordinary shares. Additionally, we are not required to accept for exchange, or exchange our common stock for, any Medis El shares, and may terminate this exchange offer before the acceptance of any Medis El shares, if the exchange offer violates an applicable law, rule or regulation or an applicable interpretation of such by the staff of the SEC.

Procedures for Tendering Medis El Shares

      This prospectus, the letter of transmittal and other relevant materials will be mailed to registered Medis El shareholders and will be furnished to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on Medis El's shareholder list kept with American Stock Transfer and Trust Company, its transfer agent, or, if applicable, who are listed as participants in a clearing agency's security position listing.

      Only a registered Medis El shareholder may tender his or her shares in this exchange offer. To tender, a shareholder must complete, sign and date the letter of transmittal accompanying this prospectus, guarantee the signatures if required, and mail or otherwise deliver the letter of transmittal to American Stock Transfer and Trust Company, our exchange agent, prior to the expiration date. In addition, either:

o certificates for such Medis El shares must be received by the exchange agent along with the properly completed and duly executed letter of transmittal and any other required documents;

o a timely confirmation of a book-entry transfer of such Medis El shares, if such procedure is available, into the exchange agent's account at The Depository Trust Company pursuant to the procedure for book-entry transfer described below, together with the letter of transmittal or a properly transmitted agent's message, as described below, must be received by the exchange agent prior to the expiration date; or

o the holder must comply with the guaranteed delivery procedures described below.

Each tender will constitute an agreement between such tendering shareholder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

      We shall be deemed to have accepted validly tendered Medis El ordinary shares when, as and if we have given oral or written notice of such to the exchange agent. The exchange agent will act as agent for the tendering holders of Medis El ordinary shares for the purposes of:

o     receiving our common stock and cash in lieu of fractional shares from us;
      and

o transmitting such common stock and cash, if applicable, to tendering shareholders.

Under no circumstances will interest be paid by us by reason of any delay in making such exchange.

      The method of delivery of Medis El ordinary shares, the letter of transmittal and all other required documents to the exchange agent, or delivery through the book entry transfer facility, is at the election and risk of the holder. Instead of delivery by mail, it is recommended that you use an overnight or hand delivery service, properly insured. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. Delivery will be deemed made only when actually received by the exchange agent. No letter of transmittal or certificate representing Medis El ordinary shares should be sent to us. You may request your broker, dealer, commercial bank, trust company or nominee to effect the above transactions on your behalf.

      If your Medis El ordinary shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such shares in this exchange offer, you should:

o contact such registered holder promptly and instruct such registered holder to tender on your behalf; or

o prior to your completing and executing the letter of transmittal and delivering your Medis El shares, either make appropriate arrangements to register ownership of such Medis El shares in your name or obtain a properly completed stock power from the registered holder.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. You are advised to allow for sufficient time to make all appropriate arrangements.

      Signatures

      Signatures on a letter of transmittal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal, unless the tendered Medis El ordinary shares are tendered:

o by a registered shareholder who has not completed the box entitled "Special Delivery Instructions" on the letter of transmittal; or

o for the account of an institution listed above that may guarantee a letter of transmittal.

      If the letter of transmittal is signed by a person other than the registered shareholder, such shares must be endorsed or accompanied by a properly completed stock power, properly signed by the registered shareholder.

      If the letter of transmittal or any shares or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

      Automated Tender Offer Program

      American Stock Transfer and Trust Company and DTC have confirmed that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender your ordinary shares. Accordingly, participants in such program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of this exchange offer by causing DTC to transfer the shares to the exchange agent in accordance with DTC's program procedures for transfer. DTC will then send an agent's message, as defined below, to the exchange agent.

      The term "agent's message," as used above, means a message transmitted by DTC, received by the exchange agent prior to the expiration date and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a participant in the DTC program that such participant is tendering Medis El ordinary shares which are the subject of such book entry confirmation, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery, and that the agreement may be enforced against such participant.

      All questions as to the validity, form, eligibility, including time of receipt, and acceptance of tendered Medis El ordinary shares will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all shares not properly tendered or any shares our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular shares. Our interpretation of the terms and conditions of the exchange offer and the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Medis El shares must be cured within such time as we shall determine. Although we intend to notify Medis El shareholders of any defects or irregularities with respect to their respective tenders of Medis El shares, neither we, the exchange agent nor any other person shall incur any liability for failure to give such notification. Tenders of Medis El's ordinary shares will not be deemed to have been made until such defects or irregularities have been cured or waived.

      While we have no present plan to acquire any Medis El shares which are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any Medis El shares that remain outstanding subsequent to the expiration date or to terminate this exchange offer and, to the extent permitted by applicable law, purchase Medis El shares in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of this exchange offer.

Expiration Date; Extension; Amendments

      The expiration date shall be 5:00 p.m., New York City time, on           ,
1999 unless we, in our sole discretion, extend the exchange offer, in which case the expiration date shall be the latest date and time to which we extend this exchange offer.

      We reserve the right, in our sole discretion:

o     to delay accepting any Medis El shares;

o     to extend the exchange offer; or

o to terminate this exchange offer, by giving notice of such delay, extension or termination to the exchange agent.

Any such delay, extension or termination will be followed by our notification to the exchange agent and registered Medis El shareholders of any delay, extension or termination, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If the exchange offer is amended in a manner determined by us to constitute a material change, we will distribute a prospectus supplement with such amendment, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment, applicable securities laws, and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, and subject to applicable law, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Return of Medis El Shares

      If less than 1,692,514 of Medis El's ordinary shares are tendered in this exchange or we do not accept tendered Medis El ordinary shares for any valid reason pursuant to the terms and conditions of this exchange offer, certificates for such tendered shares will be returned without expense to the tendering shareholder, or, in the case of shares tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such shares will be credited to an account maintained with DTC as promptly as practicable.

Book-Entry Transfer

      The exchange agent will make, within two business days after the date of this prospectus, a request to establish an account with respect to Medis El shares at DTC, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Medis El shares by causing DTC to transfer such Medis El shares into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Medis El shares may be effected through book-entry transfer at DTC, the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent on or prior to the expiration date or pursuant to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

      Medis El shareholders who wish to tender their shares and (a) whose shares are not immediately available or (b) who cannot deliver their shares, the letter of transmittal or any other required documents to the exchange agent prior to the expiration date, may nonetheless effect a tender of their ordinary shares if:

o the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the U.S. or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the letter of transmittal;

o prior to the expiration date, the exchange agent receives from any of the above such institutions a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us setting forth the name and address of the shareholder, the certificate number(s) of such shares and the aggregate number of shares tendered, stating that such holder is tendering his or her shares and guaranteeing that, within five business days after the expiration date, the letter of transmittal together with the certificate(s) representing the shares in proper form for transfer or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal, will be deposited by any of the above institutions with the exchange agent, or the exchange agent receives a properly transmitted message from DTC regarding the acknowledgment by such shareholder of certain conditions of tendering; and

o such properly executed letter of transmittal or a properly transmitted agent's message, as well as the certificate(s) representing all tendered shares in proper form for transfer or a book-entry confirmation and all other documents required by the letter of transmittal, are received by the exchange agent within five business days after the expiration date.

      Upon request to the exchange agent, you will be sent a notice of guaranteed delivery if you wish to tender your shares according to the guaranteed delivery procedures set forth above.

Withdrawal Rights

      You may withdraw your tendered Medis El ordinary shares prior to the expiration date of this exchange offer upon submitting to the exchange agent a written notice of withdrawal specifying your name, the number and amount of securities withdrawn and the name or names in which the securities are so registered, if registered in a name other than the tendering security holder.

      The signature(s) on the notice of withdrawal must be guaranteed pursuant to the same guarantee procedures for letters of transmittal as set forth above in "Procedures for Tendering

Medis El Shares," unless such shares have been tendered for the account of an eligible institution listed in such section.

      If Medis El ordinary shares have been tendered pursuant to the procedures for book-entry tender, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn ordinary shares and must otherwise comply with such book-entry transfer facility's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the ordinary shares withdrawn must also be furnished to the exchange agent prior to the physical release of such certificates.

      All questions as to the form and validity, including time of receipt, of any notice of withdrawal will be determined by us, in our sole discretion, which determination shall be final and binding. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any ordinary shares properly withdrawn will be deemed not to have been validly tendered for purposes of this exchange offer. However, withdrawn ordinary shares may be retendered by following one of the procedures described in this prospectus at any time prior to the expiration date.

Acceptance of Medis El Shares and Delivery of Common Stock

      Our common stock issued pursuant to this exchange offer will be delivered to Medis El shareholders who properly tendered their ordinary shares on the earliest practicable date following the expiration date, assuming all conditions to this exchange offer have been satisfied or waived.

Exchange Agent

      American Stock Transfer and Trust Company has been appointed exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery should be directed to American Stock Transfer and Trust Company addressed as follows:

40 Wall Street
New York, NY 10005
Telephone Number: (212) 936-5100
By Facsimile Transmission: (718) 236-4588

Fees and Expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our and our affiliates' officers and regular employees.

      American Stock Transfer and Trust Company, as exchange agent, will receive reasonable and customary compensation for its services and will be indemnified against certain liabilities and expenses in connection with its services, including certain liabilities under the federal securities laws. We will not pay any fees or commissions to any broker or dealer or other persons for soliciting tenders of shares pursuant to this exchange offer. Brokers, dealers, commercial banks and trust companies will be reimbursed by us for reasonable expenses incurred by them in forwarding material to their customers.

      The cash expenses to be incurred in connection with this exchange offer
will be paid by us and are estimated in the aggregate to be approximately $    .
Such expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees and printing costs, among others.

      We will pay all transfer taxes, if any, which are not based on income, applicable to the exchange of Medis El's ordinary shares pursuant to this exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of Medis El's ordinary shares pursuant to this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered shareholder or any other persons, will be payable by the tendering shareholder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering shareholder.

      Participation in this exchange offer is voluntary. Medis El shareholders are urged to consult their financial and tax advisors in making their own decisions on what action to take.

                                 DIVIDEND POLICY

      Neither we nor Medis El have paid dividends on our capital stock to date. Our payment of future dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any such dividends will be within the discretion of our board of directors. Our board presently intends to retain all earnings, if any, for use in our business operations. Accordingly, we do not anticipate declaring any dividends in the foreseeable future.


                         PRICE RANGE OF OUR COMMON STOCK

      We do not have an established public trading market for our securities. We are therefore unable to estimate the price of our stock if and when it is listed on Nasdaq upon which we have applied for listing subject to the successful completion of this exchange offer. Whether we own all or less than all of Medis El's ordinary shares, the historical market for Medis El's ordinary shares may not be indicative of the future market for our common stock.


                    PRICE RANGE OF MEDIS EL'S ORDINARY SHARES

      Medis El's ordinary shares have traded on the Nasdaq SmallCap Market under the symbol MDSLF since the effective date of its initial public offering on December 21, 1993. The closing high and low sales prices of its ordinary shares, as reported by Nasdaq, for the years ended December 31, 1998 and 1997 and for the six months ended June 30, 1999 were as follows:

                     Quarter Ended                    High               Low
                     -------------                    ----               ---
March 31, 1997 .............................      $    8.875        $    5.375
June 30, 1997 ..............................           6.750             5.000
September 30, 1997 .........................           8.150             5.250
December 31, 1997 ..........................           7.000             4.750

March 31, 1998 .............................           9.250             5.000
June 30, 1998 ..............................           9.050             6.563
September 30, 1998 .........................           7.438             3.875
December 31, 1998 ..........................           8.125             3.875

March 31, 1999 .............................           8.000             6.000
June 30, 1999 ..............................           7.500             6.125

      As of June 30,1999, there were 65 record holders and approximately 620 beneficial owners of Medis El's ordinary shares. The closing price of Medis El's ordinary shares on July

27, 1999, the last full trading day before we filed this prospectus, was $7.00 per share.

      The exchange of Medis El's ordinary shares pursuant to this exchange offer will reduce the number of holders of such shares and the number of such shares that might otherwise trade publicly, and, depending upon the number of shares so exchanged, could adversely affect the liquidity and market value of the remaining shares held by the public including ultimately resulting in the delisting of Medis El's ordinary shares from the Nasdaq SmallCap Market.

      Depending upon the number of Medis El shares we acquire pursuant to this exchange offer, following consummation of such offer, Medis El's ordinary shares may no longer meet the requirements of the Nasdaq SmallCap Market for continued listing. For example, published guidelines of the Nasdaq SmallCap Market indicate that the Nasdaq SmallCap Market would consider delisting outstanding shares if, among other things:

o the number of publicly held shares, exclusive of holdings of officers, directors, and members of their immediate families and other concentrated holdings of more than 10 percent of the total shares outstanding should fall below 500,000;

o     the number of round lot holders of shares should fall below 300; or

o the aggregate market value of publicly held shares should fall below $1 million.

      If Nasdaq were to delist Medis El's ordinary shares, the market for such shares would be adversely affected. It is possible that Medis El's ordinary shares would be traded in the over-the-counter market, or through the National Association of Securities Dealers, Inc. OTC Bulletin Board or by other sources. The extent of the public market for Medis El's ordinary shares and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the shares remaining at such time, the interest in maintaining a market in the shares on the part of securities firms, the possible termination of registration of Medis El's ordinary shares under the Exchange Act, as described below, and other factors.

      Medis El's ordinary shares are currently registered under the Exchange Act. We may terminate such registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of Medis El shares. Termination of registration of Medis El's ordinary shares under the Exchange Act would reduce the information required to be furnished by Medis El to its shareholders, the SEC and the public and would make certain provisions of the Exchange Act, such as filing an annual report, no longer applicable. If registration of Medis El's ordinary shares under the Exchange Act were terminated, the shares would no longer be eligible for Nasdaq reporting.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 1999 and as adjusted to give effect to the issuance of 5,174,914 shares of our common stock and the acquisition of the minority interest in Medis El, pursuant to this exchange offer. This table should be read in conjunction with our consolidated financial statements and the notes to such statements and the other financial information included elsewhere in this prospectus.


                                                                                       March 31, 1999
                                                                                ----------------------------
                                                                                   Actual       As Adjusted
                                                                                   ------       -----------
Short term borrowings .......................................................   $    196,000    $    196,000
                                                                                ============    ============
Long term debt-excluding current maturities .................................   $     47,000    $     47,000
Minority interest in subsidiary .............................................      1,250,000              --
Stockholders' equity:
Common Stock, $.01 par value; 9,608,618 shares issued and
    outstanding actual; 14,783,532 shares issued and
    outstanding on an as adjusted basis .....................................         96,000         148,000
Additional paid in capital ..................................................     30,765,000      55,502,000
Accumulated deficit .........................................................    (18,680,000)    (18,680,000)
                                                                                ------------    ------------
    Total stockholders' equity ..............................................     12,181,000      36,970,000
                                                                                ------------    ------------

Total capitalization ........................................................   $ 13,478,000    $ 37,017,000
                                                                                ============    ============

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The selected consolidated statement of operations data for the years ended December 31, 1994 and 1995 and the selected consolidated balance sheet data as of December 31, 1994, 1995 and 1996 have been derived from audited financial statements not included in this prospectus. The selected consolidated statement of operations data for the years ended December 31, 1996, 1997, and 1998 and the selected consolidated balance sheet data as of December 31, 1997 and 1998 have been derived from our audited financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for the three months ended March 31, 1998 and 1999 and the selected consolidated balance sheet data as of March 31, 1999 are derived from unaudited condensed consolidated financial statements included elsewhere in this prospectus that have been prepared on the same basis as the audited consolidated financial statements and in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of our consolidated operating results for such periods and our financial condition as of such date. The historical results are not necessarily indicative of results to be expected for any future period. The data should be read in conjunction with the consolidated financial statements and the notes to such statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

Statement of Operations Data:

                                                                                                        For the three months ended
                                                For the Year Ended December 31,                                   March 31,
                                 --------------------------------------------------------                 -------------------------
                                    1994            1995          1996           1997           1998         1998          1999
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------
Revenues .....................   $        --    $        --    $        --    $        --   $     8,000   $     8,000   $        --
Cost of sales ................            --             --             --             --         3,000         3,000            --
                                                                                            -----------   -----------   -----------
Gross profit .................            --             --             --             --         5,000         5,000            --
Operating expenses
  Research and development
   costs, net ................            --             --             --      1,406,000     1,646,000       355,000       332,000
  Selling, general and
  administrative expenses ....       236,000        231,000        193,000      1,303,000     1,399,000       345,000       380,000
  Amortization of goodwill ...            --             --             --        102,000     2,445,000       611,000       611,000
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------
Total operating expenses .....       236,000        231,000        193,000      2,811,000     5,490,000     1,311,000     1,323,000
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------
Loss from operations .........      (236,000)      (231,000)      (193,000)    (2,811,000)   (5,485,000)   (1,306,000)   (1,323,000)
Other income (expenses)
  Interest and other income ..        53,000         85,000          9,000         64,000        63,000        10,000        28,000
  Interest expense ...........      (499,000)      (535,000)    (1,660,000)      (381,000)     (101,000)      (47,000)       (3,000)
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------
Loss before minority interest       (682,000)      (681,000)    (1,844,000)    (3,128,000)   (5,523,000)   (1,343,000)   (1,298,000)
Equity in net losses of
unconsolidated subsidiaries ..    (1,164,000)      (942,000)      (789,000)            --            --            --            --
Minority interest in loss of
  subsidiaries ...............            --             --             --      1,584,000     1,105,000       258,000       268,000
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------
Net loss .....................   $(1,846,000)   $(1,623,000)   $(2,633,000)   $(1,544,000)  $(4,418,000)  $(1,085,000)  $ 1,030,000)
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------
Basic and diluted net loss per
  share ......................   $     (0.56)   $     (0.47)   $     (0.71)   $     (0.33)  $     (0.52)  $     (0.13)  $     (0.11)
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------
Weighted average shares
  outstanding ................     3,287,530      3,460,000      3,734,129      4,645,232     8,581,774     8,257,613     9,465,649
                                 -----------    -----------    -----------    -----------   -----------   -----------   -----------

Balance Sheet Data:

                                                           As of December 31,
                            ----------------------------------------------------------------------------    As of March 31,
                                 1994            1995            1996            1997          1998             1999
                            ------------    ------------    ------------    ------------    ------------    ------------
Working capital
  (deficiency) ..........   $    663,000    $   (686,000)   $ (1,728,000)   $    266,000    $  3,536,000    $  3,404,000
Total assets ............      5,522,000       3,819,000       3,621,000      14,443,000      14,755,000      14,343,000
Long-term debt, excluding
  current maturities ....      6,473,000       2,000,000       1,000,000         338,000          96,000          47,000
Accumulated deficit .....     (7,536,000)     (9,055,000)    (11,668,000)    (13,232,000)    (17,650,000)    (18,680,000)
Total stockholders'
  equity (deficiency) ...     (1,399,000)     (2,980,000)     (1,645,000)     11,378,000      12,406,000      12,181,000

                SELECTED CONSOLIDATED FINANCIAL DATA OF MEDIS EL

      The selected consolidated statement of operations data for the years ended December 31, 1994 and 1995 and the selected consolidated balance sheet data as of December 31, 1994, 1995 and 1996 have been derived from audited financial statements not included in this prospectus. The selected consolidated statement of operations data for the years ended December 31, 1996, 1997, and 1998 and the selected consolidated balance sheet data as of December 31, 1997 and 1998 have been derived from our audited financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for the three months ended March 31, 1998 and 1999 and the selected consolidated balance sheet data as of March 31, 1999 are derived from unaudited condensed consolidated financial statements included elsewhere in this prospectus that have been prepared on the same basis as the audited financial statements and in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of our operating results for such periods and our financial condition as of such date. The historical results are not necessarily indicative of results to be expected for any future period. The data should be read in conjunction with the financial statements, related notes and other financial information included elsewhere in this report.

Statements of Operations Data:

                                                                                                          For the three months ended
                                                  For the year ended December 31,                                   March 31,
                           ------------------------------------------------------------------------    -----------------------------
                                 1994          1995           1996          1997           1998           1998            1999
                           ------------   ------------   ------------   ------------   ------------    ------------    -------------
Revenues ...............   $     75,000   $    198,000   $     32,000   $         --   $      8,000    $      8,000    $         --
Gross profit ...........         47,000         17,000         21,000             --          5,000           5,000              --
Research and development
   costs, net (1) ......      1,296,000      1,023,000        815,000      1,406,000      1,646,000         355,000    $    332,000
Net loss ...............   $ (2,810,000)  $ (2,240,000)  $ (1,962,000)  $ (2,647,000)  $ (2,967,000)   $   (671,000)   $    722,000)
Net loss per share-basic
   and diluted .........   $      (0.33)  $      (0.26)  $      (0.22)  $      (0.28)  $      (0.31)   $      (0.07)   $      (0.07)
                           ============   ============   ============   ============   ============    ============    ============
Weighted average number
   of shares outstanding      8,642,000      8,650,000      8,790,000      9,325,000      9,624,000       9,542,000      10,055,000
                              =========      =========      =========      =========      =========       =========      ==========

----------
(1) Total research and development costs were offset in part by grants from the Government of Israel for the years 1994-1996.

Balance Sheet Data:

                                                           As of December 31,
                             ---------------------------------------------------------------------------
                                  1994            1995            1996           1997           1998       As of March 31, 1999
                             ------------    ------------    ------------    ------------    ------------  --------------------
Working capital ..........   $  4,782,000    $  2,324,000    $  3,939,000    $  1,209,000    $  3,376,000          $  2,411,000
Long-term debt ...........        451,000         681,000         489,000         293,000          96,000                47,000
Accumulated loss .........     (7,749,000)     (9,988,000)    (11,950,000)    (14,597,000)    (17,564,000)          (18,286,000)
Total shareholders' equity      4,167,000       2,093,000       3,869,000       1,344,000       4,079,000             3,369,000

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Overview

      We serve as agent and distributor of certain technologies owned wholly or in part by Medis El Ltd., an Israeli corporation of which we beneficially own approximately 64%. To date we have devoted all of our efforts and resources to help provide financing and assist in commercializing Medis El's technologies. The financial presentation below is based upon our historical financial statements which include the results of operations of Medis El beginning December 15, 1997. Prior to that date, our investment in Medis El was accounted for using the equity method of accounting. As we have conducted all of our operating activities through Medis El, the presentation reflects primarily the results of operations of Medis El. However, the presentation also includes activities performed by us and are therefore different from the historical financial statements of Medis El.

Results of Operations

      From our inception in April 1992 through March 31, 1999, we have generated a cumulative net loss of $18,680,000. We expect to incur additional operating losses in 1999 and perhaps beyond, principally as a result of our continuing anticipated research and development costs, and due to anticipated limited sales of Medis El's technologies.

      Quarter ended March 31, 1999 compared to quarter ended March 31, 1998

      We sustained a net loss of $1,030,000 during the three months ended March 31, 1999 compared to $1,085,000 during the same period in 1998. The slight decrease can primarily be attributed to slightly lower research and development costs, increased interest income due to higher cash balances and lower interest expense due to lower debt balances during the three months ended March 31, 1999 compared to the same period in 1998.

      We continued to devote substantial resources to research and development activities with respect to Medis El's newly upgraded and research CellScans, stirling cycle linear technologies, toroidal engine and highly conductive electrically polymers and related fuel cell technology. Total net research and development costs for the three months ended March 31, 1999 were $332,000 compared to $355,000 for the three months ended March 31, 1998. The slight decrease in research and development costs is primarily attributable to a non-recurring payment of $200,000 by a large multi-national corporation to Medis El under a technology development agreement entered into with Medis El in December 1998 in which such corporation:

o paid $100,000 to obtain a right of first refusal to obtain exclusive rights to use the stirling cycle and other technology in its field of business; and

o paid $100,000 to assist in the development of the stirling cycle technology for use in its field of business.

Such payments aggregating $200,000 were recorded as a credit to research and development costs for the three months ended March 31, 1999.

      Selling, general and administrative expenses for the three months ended March 31, 1999 were $380,000 compared to $345,000 for the three months ended March 31, 1998. Such expenses for the three months ended March 31, 1999 included depreciation on property and equipment of approximately $52,000, which was primarily attributable to a transfer of Medis El's CellScan inventory to fixed assets in the fourth quarter of 1998 and the first quarter of 1999, which was not incurred for the three months ended March 31, 1998. As of June 30, 1999, reflecting management's decision to use the CellScan to develop and test new applications, we charged the CellScans remaining in fixed assets and other related assets to research and development expense.

      Year ended December 31, 1998 compared to year ended December 31, 1997

      We received additional operating resources during 1998 from an influx of equity capital which greatly improved our financial position. Total shareholders' equity at December 31, 1998 was $12,406,000 compared to $11,378,000 at December 31, 1997, with working capital at $3,536,000 at December 31, 1998 compared to $266,000 at December 31, 1997. We sustained a net loss of $4,418,000 for the year ended December 31, 1998, compared to $1,544,000 for the year ended December 31, 1997, primarily due to the amortization of goodwill amounting to $2,445,000 compared to $102,000 for 1997, which increased total operating expenses for the year to $5,490,000 from $2,811,000 in 1997. Such goodwill was generated upon the acquisition of a minority interest in Medis Inc., our wholly-owned subsidiary. The aggregate purchase price of the minority interest was valued at $13,125,000, generating goodwill approximating $12,227,000 which is being amortized over a five year period.

      We devoted somewhat more resources to research and development activities, incurring research and development costs of $1,646,000 for the year ended December 31, 1998, compared to $1,406,000 for the year ended December 31, 1997. Medis El channeled resources to the development of the CellScan, stirling cycle linear technologies, toroidal engine and fuel cell technology.

      Interest expense decreased to approximately $101,000 for the year ended December 31, 1998 from $381,000 for the year ended December 31, 1997. This decrease was substantially due to the retirement of long term debt in 1998 aggregating approximately $941,000. The holders of $650,000 of such debt exchanged such debt for 325,000 shares of Medis El's common stock held by us.

      Selling, general and administrative expenses for the year ended December 31, 1998 increased slightly to $1,399,000, compared to $1,303,000 for the year ended December 31, 1997.

      Year ended December 31, 1997 compared to year ended December 31, 1996

      We began placing increasing emphasis on the research and development of the stirling cycle linear technology, and, in December 1997, was awarded our first patent for such technology. We sustained a net loss of $1,544,000 for the year ended December 31, 1997, compared to $2,633,000 for the year ended December 31, 1996. This decrease is primarily due to a decrease in interest expense to our long-term debt of approximately $1,279,000. Interest expense in 1996 includes $1,341,000 of non-cash interest which relates to amortization of an in-the-money conversion feature on long-term debt issues in August 1996.

      In 1996, we accounted for Medis El using the equity method of accounting. Therefore, Medis El's research and development costs and selling, general and administrative costs are not reflected as such in our financial statements.

      We devoted substantially more resources to research and development activities for the year ended December 31, 1997 compared to the year ended December 31, 1996, incurring research and development costs of $1,406,000 in 1997. Medis El's research and development costs were $815,000 in 1996. The increase was due principally to new research and development programs in the United States and Israel, as we:

o continued to collaborate with scientists to discover and test new applications for the CellScan;

o     completed development of the argon laser (research) CellScan; and

o began the development of our stirling cycle linear technologies with the expectation that an increasing amount of resources will be devoted to this endeavor.

      Selling, general and administrative expenses for the year ended December 31, 1997 increased sharply to $1,303,000 compared to $193,000 for the year ended December 31, 1996. However, Medis El's selling, general and administrative costs were $1,187,000 in 1996. Our selling, general and administrative costs together with Medis El's costs show a slight decrease in selling, general and administrative costs for 1997.

Liquidity and Capital Resources

      We have historically financed our operations primarily through the proceeds of investor equity financing, long-term bank loans, grants from the Chief Scientist of the Ministry of Industry and Commerce of Israel with respect to the CellScan, initial sales of our products and fees from the granting of exclusive distributorship rights.

      In 1996, $1,267,610 of senior secured subordinated notes were surrendered by the holders of such notes as payment in full for the exercise of 316,902 shares of our common stock underlying warrants. In 1997, $2,314,290 of such notes were surrendered as payment in full for the exercise of 578,573 shares of our common stock underlying warrants. Also in 1997, we issued 60,000 additional shares of our common stock upon the exercise of warrants at an aggregate exercise price of $240,000. In 1998, we issued a total of 1,150,002 shares of our common stock and 358,334 warrants for an aggregate of $4,600,008. In 1999, as of the date of this prospectus, we issued a total of 528,003 shares of our common stock and 176,001 warrants for an aggregate of $2,112,012.

      In 1996, foreign investors purchased 675,000 of Medis El's ordinary shares in private placements for an aggregate of $3,130,000. In January 1998, a foreign investor purchased 300,000 of Medis El's ordinary shares in a private placement for an aggregate of $1,334,000. Also during 1998, we paid to Medis El $4,300,000, representing $2,000,000 of proceeds from the issuance of 400,000 of Medis El's ordinary shares to us and $2,300,000 of final principal and interest payments on a promissory note between Medis El and us. In May 1999, we purchased 318,181 of Medis El's ordinary shares in a private placement for an aggregate of $1,750,000.

      As of March 31, 1999, we had $3,729,000 in cash and cash equivalents. Our working capital and capital requirements at any given time depend upon numerous factors, including, but not limited to, the progress of research and development programs, the status of Medis El's technologies, the results of pre-clinical testing and clinical trials, the timing and costs involved in obtaining regulatory approvals and the level of resources that Medis El devotes to the development of its technologies, patents, marketing and sales capabilities. Another contributing factor is the status of collaborative arrangements with businesses and institutes for research and development.

      As of March 31, 1999, we had long-term bank loans outstanding amounting to $47,000. These loans are guaranteed by the State of Israel and collateralized by a floating lien on all of Medis El's assets. The loans are repayable in New Israeli Shekels, linked to the dollar, and bear interest at the rate of LIBOR plus 2.4% to 2.6% per annum.

      For the year ended December 31, 1998, we used $2,659,000 of available cash on hand in connection with our operating activities, compared to $2,612,000 for the year ended December 31, 1997. The increase was primarily attributable to the increase in the net loss for the year, somewhat offset by the differences in changes in certain working capital components during 1998 and 1997. The increase in the net loss was principally due to a rise in research and development during 1998. For the three months ended March 31, 1999, we used $613,000 of available cash on hand in connection with our operating activities, which is slightly less than $701,000 for the three months ended March 31, 1998.

      For the year ended December 31, 1998, we reported net cash used in investing activities of $617,000, compared to net cash provided by investing activities of $356,000 in 1997. The change was principally attributed to an investment in a short-term deposit in 1998, contrasted with maturity of a short-term deposit in 1997.

      Management expects that our present funds are sufficient to support our present activities for at least 12 months.

Tax Matters

      As of December 31, 1998, for U.S. federal income tax purposes, we had net operating loss carry-forwards of approximately $4,035,000. For Israeli income tax purposes, we had net operating loss carry-forwards of $19,000,000. Since our inception, we have not had any taxable income. Also, we have never been audited by the United States or Israeli tax authorities since our incorporation. Pursuant to United States federal tax regulations, our ability to utilize the United States net operating loss carry-forwards may be limited due to changes in ownership, as defined in the Internal Revenue Code.

Disclosure about Market Risk

      Impact of Inflation and Devaluation on Results of Operations, Liabilities and Assets

      In connection with its currency use, Medis El operates in a mixed environment. Most acquisitions and payroll are paid in local currency. Consideration for virtually all sales is either in dollars or dollar-linked currency. As a result, not all monetary assets and all monetary liabilities are linked to the same base in the same amount at all points in time, which may cause losses in terms of Israeli currency adjusted for the effects of changes in its purchasing power. In order to help minimize such losses, Medis El currently invests its liquid funds in both dollar-linked and Shekel based assets.

      For many years prior to 1986, the Israeli economy was characterized by high rates of inflation and devaluation of the Israeli currency against the United States dollar and other currencies. However, since the institution of the Israeli Economic Program in 1985, inflation, while continuing, has been significantly reduced and the rate of devaluation has been substantially diminished. During 1989 and 1990, the dollar declined in value relative to major world currencies. Because governmental policies in Israel linked exchange rates to a weighted basket of foreign currencies of Israel's major trading partners, the exchange rate between the NIS and the dollar remained relatively stable during this period. However, during 1991, 1992, 1993, 1994, 1995, 1996, 1997 and
1998 Israel effected devaluations of the NIS against the dollar of 11.5%, 21.1%, 8.0%, 1.1%, 3.9%, 3.7%, 8.8% and 17.6% respectively.

      During the three years ended December 31, 1991 and the four years ended December 31, 1996, the rate of inflation in Israel exceeded the rate of devaluation of the NIS against the dollar, but in 1998, 1997 and 1992, the rate of devaluation of the NIS against the dollar exceeded the rate of inflation in Israel.

      Impact of Political and Economic Conditions

      The state of hostility which has existed in varying degrees in Israel since 1948, its unfavorable balance of payments and its history of inflation and currency devaluation, all represent uncertainties which may adversely affect our business.

Year 2000 Compliance

      We are aware of the potential for business disruption due to the Year 2000 problem, and have taken steps to assess and address these issues. We, including Medis El, are in the process of addressing Y2K compliance in our products, systems, accounting software and computer hardware. Management believes that we will be Y2K compliant prior to the Year 2000.

      In order to assess Y2K compliance of our products and systems, we identified those systems which are critical to our operations and the operations of our products. Based on the results of testing to date, we believe that all of our systems and products will be brought into compliance by year end, 1999, either by upgrades or replacement.

      We do not believe that we, including Medis El, will incur material costs in connection with becoming year 2000 compliant nor are there expected to be any limitations in using any of our systems or products.

      The area of Y2K compliance which poses the greatest risk to us and Medis El is our third party vendors, because of our lack of control over their products and operations. In order to assess their compliance, we are in the process of surveying all major vendors. We are in the process of receiving communications from our significant third party vendors and service providers and those that responded have communicated that they are generally on target to become year 2000 compliant in 1999 if they have not already done so. We expect this process to be completed September 1999.

      While management believes that its Y2K compliance program is on plan for assessing and addressing any Y2K issues, full compliance cannot be assured until this effort is complete. In particular, despite our best efforts, we may be unable to establish with certainty the compliance of third party vendors, including those outside the United States. It is possible that non-compliance of a key vendor could have a material, adverse effect on our operations.

      As this program progresses, we will be better able to assess our Y2K status in all of the areas outlined above, and focus our efforts on any Y2K issues which become identified. We have not as of this date drafted a contingency plan to handle problems that might arise should we or our significant third parties vendors and service providers sustain business interruptions caused by year 2000 problems.

                                   BUSINESS

      We were formed in April 1992 for the purpose of founding and financing the activities of Medis El Ltd., an Israeli company, to develop and commercialize a technology known as the CellScan. Medis El was subsequently formed as a result of a joint venture we entered into in July 1992 with Israel Aircraft Industries Ltd., a company wholly owned by the State of Israel and a leader in aerospace technology. Israel Aircraft was the original licensee from the University of Bar-Ilan in Israel of the patents and other intellectual property rights relating to the CellScan. The CellScan and other technology was assigned to Medis El by Israel Aircraft with a view towards commercializing Israel Aircraft's technologies.

      Upon Medis El's formation, Israel Aircraft assigned its license to the CellScan to Medis El. Pursuant to an agreement entered into in August 1992 with Medis El, we became the sole distributor of the CellScan in the United States, its territories and possessions. In July 1998, we became Medis El's exclusive agent in North America for coordinating all licensing arrangements with respect to the stirling cycle system, a technology being developed by Medis El.

      We currently own, through a wholly-owned subsidiary, approximately 64% of Medis El's outstanding ordinary shares. Israel Aircraft directly owns approximately 12% of Medis El's ordinary shares, and the remaining shares are held by various third parties, including Medis El's public shareholders.

      At the time of its initial public offering in 1993, Medis El was principally engaged in the development and clinical testing of the CellScan. Medis El evolved into a multi-product company by 1997, as it sought out and assisted in the development of advanced technologies in a number of unrelated fields. Together with us, Medis El has embarked upon a business strategy to become a greenhouse for the development of highly advanced, innovative, proprietary technology products to license, sell or joint venture with large international corporations.

      Medis El currently owns, in whole or in part, a number of different technologies in various stages of development. Medis El focuses its efforts on the lengthy and expensive process of preparing and submitting patents for its technologies and concurrently applying its in-house technological capabilities to maximize the development of the technologies to a point of exploitation through licensing, sales and joint ventures. Towards this end, Medis El maintains strategic relationships with Israel Aircraft, the University of Bar-Ilan in Israel and other institutions in and outside of Israel to perform scientific research and development with respect to its technologies.

      Medis El completed its initial public offering of its common stock in December 1993 and is currently traded on the Nasdaq SmallCap Market under the symbol MDSLF.

Products and Technology

      Medis El's technologies, which are in varying stages of development, presently include:

      CellScan

      Medis El's primary medical product, the CellScan, is a system for the viewing and testing of cells. The CellScan was originally designed to develop diagnostic tests for cancers and other diseases. Recently, Medis El completed development of a research CellScan which has additional properties to measure cell reaction to stimulation in a research setting. The CellScan measures the intensity and direction of light emitted from cells marked with fluorescent dye and stimulated with an antigen or chemical. The cells are then exposed to a laser light to measure the surface reaction of each cell to the stimulant.

      Current cell scanning techniques involve the use of either a traditional microscope or a "flow" cytometer, which passes each cell by a viewer one at a time. This system is not designed to revisit a particular cell for further study, and a diagnosis is made based upon an average of all the cells viewed. The CellScan, which is a "non-flow" cytometer, allows viewing of thousands of cells in a living state, which provides the ability to revisit each cell. We believe that the CellScan is the first technology available capable of doing this in a timely and cost efficient manner. Instead of having each individual cell monitored and then lost, the cells are arranged on a "cell carrier" which consists of a 4 square millimeter matrix of 10,000 wells, each of which is designed to hold one cell in a semi-immobilized state without injury to the cell or its surface. Each cell is then monitored to detect changes in the intensity and direction of light emanating from the cell which can then be measured and recorded.

      There are three processes involved in monitoring cells using the CellScan:

o Selecting and localizing individual cells within a cell population. Cells from a blood sample are placed in wells on the disposable cell carrier matrix. Because each well is tagged, the cell carrier permits each cell to be tested and retested so that a statistical norm of the intensity and direction of light can be established which is statistically more reliable than an individual reading of the cells; we know of no other presently available equipment capable of such retesting procedures.

o Stimulating the cells. The cells are then stimulated by a specific antigen or chemical developed for such purpose and exposed to beams of laser light at the rate of at least 5,000 times per second to activate a detectable response in each cell's surface.

o Analysis. The detectable response is then analyzed for qualitative and quantitative changes in the intensity and direction of light emanating from each individual cell, which can be measured and recorded.

Development of an effective antigen capable of generating accurate and repeatable results is a difficult and time consuming process. There can be no assurance that Medis El will be able successfully to develop or acquire antigens for any or all of the cancers and diseases which it expects to diagnose using the CellScan.

      The CellScan also permits real time monitoring of ongoing cellular events.

      Upgraded CellScan. Over a period of time, there have been inconsistent results from using the original CellScan for tests to diagnose various cancers at institutions around the world. This culminated in a failure of a CellScan placed at a predecessor of North Shore LIJ Health Systems, Inc. in New York to achieve results achieved elsewhere with the CellScan in tests for the diagnosis of prostate cancer. This was attributed to design flaws in the CellScan technology so that diagnostic results were dependent on the quality of the particular CellScan and the abilities of the personnel using the CellScan. As a result, Medis El redesigned the CellScan substantially to improve its accuracy, repeatability and ease of handling. Tests of the new system for diagnostic and other uses are now ongoing.

      Potential applications of the CellScan which hold out the promise of broad use include aiding in the early detection of certain cancers and other diseases, including breast, prostate and gynecological cancers and tuberculosis and atherosclerosis, and individualized patient chemotherapy. Medis El from time to time seeks to place the CellScan at medical and research institutions around the world in order to develop new applications for the system in additional fields.

      The applicability of the CellScan in diagnosing various cancers and diseases are currently being researched, or there is an intention to research, at the following institutions:

o Rebecca Sief Medical Center. Researchers at the Rebecca Sief Medical Center in Sefad, Israel are currently researching the applicability of the CellScan as it relates to the detection of breast cancer and prostate cancer. An article detailing the Center's research as it relates to prostate cancer reflecting favorable conclusions with respect to the CellScan has been accepted for publication in the Journal of Urology. In addition, researchers are also researching the applicability of the CellScan for the detection of tuberculosis. Broader testing of the CellScan for breast cancer detection at the Center and other Israeli institutions has recently begun.

o Sheba Medical Center and Tel Hashomer Hospital. Researchers at the Sheba Medical Center and Tel Hashomer Hospital in Tel Aviv, Israel are currently researching the applicability of the CellScan as it relates to the detection of atherosclerosis. An article describing the results was accepted for publication in the journal "Clinical Cardiology."

o Shotenstein CellScan Center. The Shotenstein CellScan Center at Bar-Ilan University is researching various applications for the CellScan, which results it shares with Medis El, although it has no obligation to do so. Medis El from time to time provides Bar-Ilan with upgrades to its CellScan at no charge.

o Pasteur Institute. Researchers at the Pasteur Institute in Paris have tested the CellScan in studying cell death as it relates to HIV. Medis El believes that the Pasteur Institute will continue its study upon the placement of an upgraded CellScan at their facilities, which we intend to do.

o North Shore LIJ Health Systems, Inc. Medis El has sent a research CellScan to North Shore LIJ which it intends to use to research the applicability of the CellScan on papilloma, tuberculosis and lyme disease.

Additionally, there are CellScans located in Taiwan, Peru and Argentina which were acquired for diagnostic testing. In the case of institutions in Taiwan and Peru, Medis El is upgrading or planning to upgrade their respective CellScans. We are currently involved in legal proceedings with an Argentinian company with respect to its CellScan. See "Legal Proceedings" for a complete description of such proceedings.

      Research CellScan. Medis El has completed development of a research CellScan which has additional properties, including the use of an argon laser, to measure cell reaction to stimulation. Medis El believes the additional properties of the research CellScan can be applied for use in the areas of developing drugs, vaccines and antigens, which are immune system stimulants, and in the fields of gene therapy and cell research. Gene therapy and targeted drug delivery experiments are currently being carried out at Tel Aviv University's Department of Biochemistry.

      Medis El is now presenting the CellScan to medical device companies and major pharmaceutical companies to jointly market and develop the system.

      Bar-Ilan License of the CellScan. Pursuant to an agreement entered into in October 1991 between Israel Aircraft and Bar-Ilan University in Israel, Bar-Ilan granted to Israel Aircraft a perpetual worldwide license to develop, manufacture, market and sell the CellScan, and to sublicense the right to manufacture and sell the device. The license includes all of Bar-Ilan's rights to the CellScan patents, know-how and inventions, including any subsequently acquired, and all improvements thereto. In August 1992, Israel Aircraft assigned all of its rights under the license to Medis El. Medis El is obligated to pay Bar-Ilan a royalty through 2005 at the rate of 6.5% on proceeds of sales, after deducting sales commissions and other customary charges, and 4.5% on any fees received on account of the grant of territorial rights, and for the ensuing ten years a royalty of 3.5% on all revenues, whether from sales or fees.

      In addition, Medis El is required to make a grant of $100,000 to Bar-Ilan during the first year in which its post-tax profits relating to the CellScan exceed $300,000. Medis El is permitted to assign its rights under the license, but subject to certain restrictions such as paying a portion of the sales proceeds to Bar-Ilan under certain circumstances. The license contains provisions relating to the joint protection of the licensed patent rights and other provisions customary in such instruments.

      Stirling Cycle Linear Technology

      Medis El's stirling cycle linear technology is a patented refrigeration and air conditioning system for use in home and office refrigerators, freezers and air conditioners and automobile air-conditioners. The system consists of a linear compressor and a displacer - or expander - which utilizes an efficient thermodynamic technique known as the "stirling cycle." Medis El believes the technology will provide greater energy efficiency than current refrigeration and air conditioning systems and would lower energy consumption and reduce emissions which may harm the environment.

      The linear compressor is based on, and we believe perfects, the stirling cycle engine, which is a type of engine invented in 1816 and still in use today in various limited applications, some relating to refrigeration and cryogenics. Medis El believes that its stirling system offers an immediate solution to current stirling cycle cooling system problems, such as the use of inferior rotary bearings, compressor dynamic seal-related problems, debris and lubricant contamination and helium leakage. Medis El's compressor uses a cylinder-piston assembly containing a piston moving back and forth on air bearings. Since the piston has only clearing seals and no rotating parts, there is minimal dissipation of energy and consequently little heat loss and wear on the system. Additionally, since the system's displacer uses helium as the working gas, which is a natural gas found in the atmosphere that has no known depleting effect on the ozone layer, it is environmentally friendly. Current refrigeration and cooling systems use freon or a freon compound as refrigerants. These substances contain chlorofluorocarbons, which are commonly believed to deplete the ozone layer and contribute to the "greenhouse effect" and global warming. The greater efficiency and the use of helium over freon or freon compounds will enable manufacturers to meet new elevated environmental standards for refrigeration system efficiency, including the U.S. Department of Energy's announcement that refrigerators produced in 2001 will have to use 30% less electricity than those on the market today, and require a reduction in the use of freon products.

      Medis El intends to market the technology as a whole system but also to offer the linear compressor as a stand-alone unit. This would allow manufacturers to increase energy efficiency without needing to restructure a refrigeration or air conditioning unit, which would be required in order to install the displacer.

      Automobiles. In addition to potential applications in home and office air conditioners and refrigerators, Medis El is offering the stirling cycle technology as a way to improve the efficiency of automobile air conditioner compressors, which Medis El expects will reduce the amount of power required for air conditioning by up to 50%. Medis El expects fuel consumption to be reduced and the car to have more power for other operations. In addition, Medis El believes the stirling cycle technology will benefit electric and hybrid vehicles, which use a combination of fuel cells and traditional fuel such as gasoline, because the system is expected to draw only one-half of the electricity compared to present air conditioning systems. Medis El believes the stirling cycle technology can also be adapted for heating, and is currently planning the development of a heat pump for automobiles that is expected to draw, from electric or hybrid vehicles, one-quarter of the electricity from the fuel cells compared to present heating systems.

      Recent Development. In December 1998, Medis El entered into a technology development agreement with a U.S.-based multi-national company, among other things, to jointly develop the stirling cycle technology for application in such company's line of business. The company has paid to Medis El $100,000 for a right of first refusal to obtain exclusive rights for the sole use of the stirling cycle and other technology in its field of business and an additional $100,000 to assist in the development of the stirling cycle technology for use in its field of business. A prototype of the system is now under development and is being calibrated and tested. If successfully completed, the prototype will be submitted to such company for its analysis pursuant to the agreement. Such company will have up to seven months to evaluate the new prototype's performance and subsequently whether to decide to make wide-scale use of the technology, in its sole discretion. If the company decides to use the technology, it is required to pay to Medis El $500,000 to fund tooling and manufacturing. Medis El would be entitled to a royalty to be agreed upon for each unit manufactured for use by such company.

      Medis El is currently engaged in discussions with other companies in the U.S. and Europe regarding their use of the stirling cycle technologies.

      Fuel Cells; Highly Electrically Conductive Polymers; Catalytic Reagent

      Medis El owns 70% of More Energy Ltd., a company whose founders developed a proprietary fuel cell technology and highly electrically conductive polymers.

      Fuel Cells. Scientists at More Energy are developing fuel cells for cell phones and laptop computers, as well as larger fuel cells which Medis El believes could be used to provide energy for refrigeration or home use. They are being developed with a view to providing significantly more operating time than the batteries or fuel cells currently used for such products. The fuel cells contain electrodes also developed by More Energy which give the fuel cells their efficiency, ability to operate at a lower cost and ability to last longer than currently available fuel cells. Medis El intends to license the technology underlying the electrodes to the automotive industry to ultimately develop a fuel cell for hybrid vehicles.

      The electrodes in turn are made from highly electrically conductive polymers made by More Energy according to a proprietary formula. The electrode's advantages of longevity, malleability, strength and low cost are due to:

o the use of a proprietary catalyst which, when combined with the electrode polymer, creates a film which protects the electrode from harmful impurities in the fuel, resulting in a longer service life for the electrode; and

o the cost of the fuel cell is reduced due to the substantial reduction in the platinum component of the cell, based on Medis El's special technology and know-how for plating the electrode.

      Highly Electrically Conductive Polymers. The polymers have the characteristics of standard polyethylene together with high conductivity found in certain metals. Medis El believes this break-though material will have, in addition to its applications in the fuel cells, stand-alone applications in such fields as anti-static equipment, active matrix polymer displays, plastic-coated electrodes and sensors, magnetic shielding in electrical equipment and other uses.

      New Catalyst. Medis El believes the catalytic agent which combines with the polymers to create the electrodes has additional applications in such fields as electro-synthesis, organic synthesis, producing mineral fertilizer and reforming, cleaning and purifying industrial and automotive gases and exhaust fumes.

      Medis El is preparing patent applications for the catalytic reagent and the electrodes. After patents are filed by September, 1999, Medis El intends to meet with industrial and chemical companies with a view towards jointly developing all of the technologies and their anticipated applications.

      Reciprocating Electrical Machine

      The patented reciprocating electrical machine, when developed, is expected to take the reciprocating motions of energy sources such as wind or sea waves and convert such energies' back-and-forth motion into electricity. The reciprocating machine is based on principles incorporated into the stirling cycle linear technology. Medis El believes that the machine can reduce the cost of generating electricity by up to 30% and would be cleaner and environmentally safer than traditional power sources. Medis El believes this machine to be particularly useful in a country that depends heavily on importing fossil fuels for its energy needs but has access to other energy sources.

      Medis El intends to meet with major utility companies with a view towards jointly developing the technology.

      Direct Current Regulating Device

      Medis El owns options, which it currently intends to exercise, to acquire a 75% interest in a privately held company that owns patents for a technology yet to be developed that switches and regulates direct current, or DC, electricity in ranges of several thousand amperes, which is a base unit of electric current. Medis El believes that, using currently-installed electric wire, the direct current regulating device would enable the transmission of two-thirds more current than the current system and would eliminate the need for alternate current, or AC, power lines, which make up two of the four wires presently used to supply electricity, and the transformers which convert DC to AC. Furthermore, the elimination of transformers would end the electromagnetic emission from electrical power lines thought by some to cause diseases in people living or working in its vicinity. Medis El further believes that the device can be applied to regulate and stabilize the temperature inside electric furnaces during steel melting, which Medis El believes will be more economical and accurate than current regulating devices for such purposes.

      Medis El intends to meet with major utility companies with a view towards jointly developing the technology.

      Toroidal Internal Combustion Engine And Compressor

      In addition to its patents for the direct current regulating device, the same company owns patents and related applications to a toroidal internal combustion engine and compressor. Medis El intends to file additional patents for the toroidal engine which extend the invention beyond the patents currently in existence.

      Toroidal Engine. The toroidal engine is a donut-shaped internal combustion engine at least one-half the size and weight of conventional internal combustion engines found in today's automobiles. Medis El believes the engine will deliver substantially greater mileage per gallon than present internal combustion engines because it will increase engine efficiency by at least thirty percent over a traditional internal combustion engine and has a reasonable expectation that the engine will be more efficient than a diesel engine, yet still use regular gas which will not create the emissions or suffer other problems of using diesel fuel.

      Medis El believes other features of the engine to be:

o an enhanced combustion process which decreases the amount of non-burned fuel;
o     a 20% reduction of pollution; and
o up to a 30% reduction in manufacturing costs compared to conventional internal combustion engines.

      The engine is being developed in Russia by a team of scientists under consulting contracts with Medis El pursuant to Medis El's patents. Medis El expects to have prototypes by December 1999, and intends to meet with automobile companies with a view towards jointly developing the technology.

      Toroidal Compressor. The same scientists are also developing a compressor for use in refrigeration units and other applications based on the same general principles and Medis El patents as the engine. The weight and size of the compressor is expected to be substantially smaller than current state-of-the-art compressors. Medis El believes the compressor would provide greater energy efficiency while still using freon compounds, and is expected to be cheaper to manufacture than existing compressors.

      Device For Extracting Water From the Atmosphere

      Medis El is preparing for a patent application for what it believes could be a low-cost unit for household use that can generate sufficient water from the atmosphere to meet a household's daily needs in even the most arid parts of the world.

Patents

      Medis El relies on certain proprietary technology and seeks to protect its interests through a combination of licensed patents, know-how, trade secrets and security measures, including confidentiality agreements. Medis El's policy is to secure, directly or through licensing arrangements, patent protection for significant innovations to the fullest extent practicable.

      The following sets forth information on United States patents and published applications relating to Medis El's technologies. This list does not include other worldwide patents and filings relating to Medis El's technologies.

"System and Method for Cell Selection" - Covers both a method and an apparatus for selecting cells, including a method of measuring and moving cells and a cell carrier with first and second outer surfaces.

                  #4,729,949 (March 8, 1988)
                  #4,675,065 (June 23, 1987)
                  #5,272,081 (December 21, 1993)

"Manufacture of Microsieves and Resulting Microsieves" - Covers an improvement to known photoresist methods to form a microsieve.

                  #4,772,540 (September 20, 1988)

"Apertured Cell Carrier" - Defines first and second outer surfaces and comprises an ordered array of holes through the holes being in identifiable positions on the carrier and sized to contain individual living cells.

                  #5,506,141 (April 9, 1996)

"Synchronous Twin Reciprocating Piston Apparatus" - Covers a linear compressor designed for refrigeration systems and utilizes a technique known as the stirling cycle, which works on a gas cycle.

                  #5,693,991 (December 2, 1997)

"Displacer Assembly For Stirling Cycle System" - Covers an assembly that converts a pulse from a compressor via a thermodynamic cycle to cold or heat.

                  #5,907,201 (May 25, 1999)

"Synchronous Reciprocating Electric Machines" - Covers a device that converts reciprocating movement of any type into electricity or converts electricity into reciprocating motion.

                  #5,903,069 (May 11, 1999)

"Direct Current Regulating Device" - Covers a gas discharge tube for regulating the flow of high power direct current, and a method for its use.

                  #5,814,943 (September 29, 1998)

"Toroidal Engine" - Covers an internal combustion engine that comprises a toroidal combustion chamber housing within which slides at least one piston.

                  #5,797,366 (August 25, 1998)

      Medis El is the exclusive worldwide licensee of Bar-Ilan's patents, patent applications and any other proprietary rights relating to the CellScan. Bar-Ilan owns two United States patents, covering the structure and method of operation of the Cell Carrier and certain aspects of its manufacture, and in addition has two further pending applications for United States patents. In addition, Bar-Ilan owns, or has applied for, corresponding patents in Europe, Japan, Israel, Canada and various other countries. Patent applications filed in foreign countries are subject to laws, rules and procedures which differ from those of the United States, and even if foreign patent applications issue, some foreign provide significantly less patent protection than the United States.

      The status of patents involves complex legal and factual questions, including the breadth of claims allowed. Accordingly, there can be no assurance that patent applications filed by Medis El, or its subsidiary or companies to be acquired, or in the case of the CellScan system, Medis El or Bar-Ilan University, its licensor, will result in patents being issued or that the patents of, and any patents that may be issued in the future to, Medis El or Bar-Ilan, as the case may be, will afford protection against competitors with similar technology. There can be no assurance that the patents on which Medis El principally relies will not be invalidated or that any issued patent will provide protection that has commercial significance. Litigation may be necessary to protect Medis El's patent position. Such litigation can be costly and time consuming and there can be no assurance that Medis El would be successful if such litigation were instituted. The invalidation of patents owned or licensed to Medis El could have a material adverse effect on Medis El and, consequently, us.

      There can be no assurance that Medis El's patents will provide broad protection against any of its competitors. In addition, no assurances can be given that patents issued to Medis El or its subsidiaries or companies to be acquired or Bar-Ilan will not be infringed upon or designed around by others or that others will not obtain patents that Medis El will need to license or design around. Moreover, to the extent products are covered by third party patents, development and marketing of such products by Medis El could require a license under such patents. If existing or future patents containing broad claims are upheld by the courts, the holders of such patents could require Medis El to obtain licenses from them. If Medis El is found to be infringing third party patents, there can be no assurance that licenses that might be required for Medis El's products would be available on reasonable terms, if at all.

      Know-how and Trade Secrets

      In addition to patent protection, Medis El relies on the laws of unfair competition and trade secrets to protect its licensed or proprietary rights. Medis El attempts to protect its trade secrets and other proprietary information through agreements with its distributors, through confidentiality agreements with employees, consultants, potential joint ventures and licensees and other security measures.

Description of Property

      We presently maintain our executive offices in premises of approximately 4,000 square feet at 805 Third Avenue, New York, New York 10022 under a sublease from the Stanoff Corporation, which is controlled by Robert K. Lifton, our chairman and chief executive officer, and Howard Weingrow, our president. We pay approximately $24,000 for rent per year. The sublease is on a month to month basis.

      Medis El's executive offices, research laboratory and technology center are located at a leased facility of approximately 7,000 square feet in Yehud, Israel. The rental expense for this lease, which has an initial term until November 1999 and two one-year options extending to November 2001 on most of the facility, is approximately US $89,000 per year. Medis El also leases a facility of approximately 3,000 square feet in Jerusalem, Israel for the manufacturing of its CellScan cell carriers. The Jerusalem lease, approximately two-thirds of which has been sublet to a third-party, expires on December 31, 1999 and provides for an annual aggregate rental of approximately US $64,000.

Legal Proceedings

      We are presently party to an action pending in the Supreme Court of the State of New York, County of New York, entitled Cellscan Argentina, S.A. v. Medis El Ltd., et al. In this action, plaintiff claims that we, Medis El and others defrauded it into entering into a 1993 distribution agreement and a related purchase of a CellScan machine. The plaintiff seeks an aggregate of $10,000,000 in compensatory and punitive damages. We have answered the complaint and have counterclaimed against the plaintiff for $3,145,000 arising from plaintiff's failure to purchase additional machines from us, as was required by the distribution agreement at issue. We are vigorously contesting the claims against us and have been advised by our counsel that we have meritorious defenses to the claims. In addition, we intend to pursue our counterclaim against the plaintiff.

      In July 1999, Medis El entered into an agreement with a Peruvian company owning a CellScan. Pursuant to the agreement, in consideration of Medis El upgrading the company's CellScan at cost, the company agreed to relinquish any future claims against Medis El subject to a right to require Medis El to repurchase its CellScan for $100,000 subsequent to the CellScan's upgrade.

      We are not otherwise party to any material litigation, and we are not aware of any threatened litigation that would have a material adverse effect on us or our business.

Economic Conditions in Israel

      Unfavorable Balance of Payments: Israel has an unfavorable balance of payments due principally to defense expenditures which absorb a substantial portion of the Israeli government's budget, excluding debt service. Defense expenditures in 1998 absorbed approximately 15.2% of the State's budget, excluding debt service. As a result, the share of the State's resources available for economic development and other national purposes is limited. Israel's foreign debt has been financed principally by military and economic aid from the United States, personal remittances, sales of bonds primarily in the United States, inter-governmental, institutional and free market loans and contributions from the international Jewish community. Israel has never defaulted on the payment of either principal or interest on any of its indebtedness.

      Israeli Inflation and Currency Devaluation: During the years 1986 to 1998, the Israeli consumer price index increased by an average of approximately 13.7% annually, compared to 445% and 185% in years 1984 and 1985, respectively. During the first five months of 1999, the consumer price index decreased by 0.7%.

      The following table sets forth for the periods indicated certain information with respect to the rate of inflation in Israel, as measured by the consumer price index, the devaluation of the New Israeli Shekel in relation to the dollar and the comparison rate of yearly average inflation in the United States.

                                             1993      1994     1995      1996     1997       1998
                                             ----      ----     ----      ----     ----       ----
Closing U.S. dollar exchange rate (1).....   2.986     3.018    3.135     3.251    3.536      4.160
Average U.S. dollar exchange rate (1).....   2.830     3.011    3.011     3.188    3.449      3.800
Highest U.S. dollar exchange rate (1).....   2.998     3.060    3.175     3.292    3.592      4.367
Lowest U.S. dollar rate (1) ..............   2.718     2.962    2.939     2.080    2.242      3.548

Annual inflation (2) .....................    11.2%     14.5%     8.1%     10.6%     7.0%       8.6%
U.S. devaluation (3) .....................     8.0       1.1      3.9       3.7      8.8       17.6
Annual inflation adjusted for
   devaluation (4) .......................     3.0      13.2      4.0       6.6     (1.6)      (7.7)
U.S. inflation rate (5) ..................     3.0       2.6      2.5       3.3      1.7        1.6

----------
(1) Closing, highest and lowest exchange rate is the rate of the NIS for one dollar as reported by the Bank of Israel. Average exchange rate is the twelve monthly average rates divided by twelve.
(2) Annual inflation is the percentage change in the consumer price index between December of the year indicated and December of the preceding year.
(3) U.S. devaluation is the percentage increase in the value of the dollar in relation to the NIS during the calendar year.
(4) Annual inflation adjusted for devaluation is obtained by dividing the December consumer price index for the year in question by the closing exchange rate, thus first obtaining dollar-adjusted consumer price index and then calculating the yearly percentage changes in this adjusted index.
(5) From consumer price index for all urban consumers, as published by the Bureau of Labor Statistics of the United States Department of Labor.

                                   MANAGEMENT

Executive Officers and Directors

Our executive officers and directors are as follows:


                                              Positions with:
                               --------------------------------------------
Name                   Age     Medis Technologies(1)               Medis El
----                   ---     ---------------------               --------

Robert K. Lifton...... 71   Chairman of the Board, Chief        Chairman of the
                            Executive Officer and Secretary     Board

Howard Weingrow....... 76   President, Treasurer and Director   Director

Zvi Rehavi............ 64   Executive Vice President            Executive Vice
                                                                President

Amos Eiran............ 63   Director                            Director

Jacob S. Weiss........ 46   Director                            Director

Zeev Nahmoni.......... 58   Director                            Director

Shmuel Peretz......... 59   Director                            Director

Key employee:
-------------

Israel Fisher......... 51   Vice President-Finance              Vice President-
                                                                Finance and
                                                                Secretary

----------
(1) Except for Messrs. Lifton and Weingrow, all of our officers and directors are appointed to such positions pending and subject to the successful completion of this exchange offer.

      Robert K. Lifton has been our chairman of the board, chief executive officer and secretary since our inception and chairman of the board of Medis El since October 1993. Prior to that, Mr. Lifton was a director of Medis El since its inception in July 1992. He is principally engaged in managing his own investments through the Stanoff Corporation, of which he is a major shareholder and a principal, and other investment vehicles. Mr. Lifton has recently been named chairman of the advisory board of ActFit.com Inc., a developer of interactive Internet programming, is the chairman of the board and chief executive officer of FirstchoiceMD.com Inc., a startup Internet provider of medical services, is a director of Bank Leumi USA, the co-chairman of the U.S.-Middle East Project of the Council on Foreign Relations, chair of the Public Health Research Institute and serves on the boards of numerous philanthropic organizations. He also is an officer and director of a number of privately held companies. From 1988 to 1994, he was president of the American Jewish Congress and is the founding chairman and chairman emeritus of the Israel Policy Forum. In 1983, he was a founder of Preferred Health Care Ltd. and served as its president. In 1961, he co-founded the Transcontinental Investing Corporation, serving as its president until 1968, when it was listed on the New York Stock Exchange, and then chairman of the board until its merger in 1972. Mr. Lifton was an associate attorney with the law firm of Kaye, Scholer, Fierman, Hays and Handler in 1955 and 1956, after receiving a law degree from Yale Law School and being admitted to the New York Bar, and has taught at Yale and Columbia law schools. Mr. Lifton has written extensively on business and political matters.

      Howard Weingrow has been our president, treasurer and one of our directors since our inception and a director of Medis El since its inception. Mr. Weingrow is principally engaged in managing his own investments through the Stanoff Corporation, of which he is a major shareholder and a principal, and other investment vehicle. Mr. Weingrow has recently joined the advisory boards of Creditcards.com, a registered independent service organization and ActFit.com Inc., a developer of Interactive Internet programming, is the president of FirstchoiceMD.com Inc., a start-up Internet provider of medical service, a trustee of the Children's Medical Fund of Long Island Jewish Hospital and was a member of the board of advisors of the American Jewish Congress. He is the founder of the Weingrow Family Children's Research Laboratory of Long Island Jewish Hospital and the Weingrow Collection of Avant Garde Art and Literature at Hofstra University. He is also a trustee of the James S. Brody Presidential Foundation, the Nassau County Museum of Art and the Children's Medical Fund. He was chairman and a director of Mercury Paging & Communications, Inc. from 1995 until its sale in 1997.

      Zvi Rehavi has been the executive vice-president and General Manager of Medis El since its inception. Mr. Rehavi is also general manager of More Energy Ltd., a subsidiary of Medis El. From 1989 to 1991, he was manager of development and production of Patriot Missile Sensors, a joint venture of Israel Aircraft and Martin Marietta. From 1984 to 1989, he was Israel Aircraft's director of sensors and electro mechanical components. From 1966 to 1974, he was manager, inertial components laboratory at Israel Aircraft. From 1958 to 1966, he served with the Technical Office of the Ministry of Defense of Israel. He has a Master of Engineering Science from the University of Pennsylvania. He was a Ph.D. candidate in Applied Physics at Hebrew University, Jerusalem, and an MBA candidate at the Wharton School.

      Amos Eiran has been one of Medis El's directors since its inception. Mr. Eiran serves as chairman of the Industrial Cooperation Authority, the agency in charge of the buy back and offset program of the State of Israel. Mr. Eiran also serves as director for Clal Insurance Group, an Israeli insurance company. Previously, Mr. Eiran was director general of the Prime Minister's office during Yitzhak Rabin's first term as Prime Minister and Director General and chairman of Mivtahim, the largest pension fund in Israel.

      Jacob S. Weiss has been one of Medis El's directors since October 1993. Mr. Weiss serves as the corporate vice president and general counsel to Israel Aircraft since 1996. Prior to that, he was deputy general counsel-international division of Israel Aircraft. Mr. Weiss is a director of Fibersense, Inc., a designer, developer and manufacturer of fiberoptic gyroscopes, a director of Ellipso Inc., which was granted an FCC license to establish and operate a low earth orbit mobile communications network and a director of West Indian Space, a venture established to market and sell services from high resolution earth observation satellites.

      Zeev Nahmoni has been of Medis El's directors from August 1994 to March 1996 and from October 1996 to present. Mr. Nahmoni is the vice president and general manager of the Electronics Group of Israel Aircraft since 1997 and the Deputy General Manager of the Electronics Group of Israel Aircraft from 1995 to 1997. Prior to that, he was the general manager of the Tamam Division of the Electronics Group of Israel Aircraft from 1992 to 1995. Mr. Nahmoni is also a director of West Indian Space.

      Shmuel Peretz has been one of Medis El's directors since its inception. Mr. Peretz is currently the president of Israel Aircraft Europe and has served in such capacity since 1997. From 1988 to 1996, he was the corporate vice president-finance of Israel Aircraft.

      Israel Fisher has been the vice president-finance and secretary of Medis El since its inception. Mr. Fisher is also vice president-finance of More Energy Ltd., a subsidiary of Medis El. From 1980 to 1992, he served as the deputy manager of Israel Aircraft for financial planning and credit management. From 1987 to 1990, he served as the deputy finance manager of the Tamam Plant of the Electronics Division of Israel Aircraft. He has a MBA from the University of Tel Aviv and two BA degrees from Bar-Ilan University: one in accounting and the other in Economics and Businesses Administration.

      In addition to the above, Messrs. Lifton, Weingrow, Eiran, Weiss and Nahmoni are directors of Medis Inc., our wholly owned subsidiary.

      Our board of directors intends to create a compensation committee and an audit committee upon the completion of this exchange offer. Each committee will consist of two or more independent directors. The compensation committee will review our compensation policies and administer our stock option plan. The audit committee will review the scope of our audit, the engagement of our independent auditors and their audit reports.

Summary Compensation Table

      The following table sets forth information with respect to compensation earned by Robert K. Lifton, our chief executive officer, and Zvi Rehavi, our only other executive officer who earns in excess of $100,000.

                                                 Annual compensation              Long-term compensation awards
                                           ----------------------------------     ------------------------------
                                                                                                     Securities
                                                                 Other annual      Restricted        underlying
   Name And Principal Position      Year    Salary      Bonus    compensation     stock award(s)    options/SARs
   ---------------------------      ----    ------      -----    ------------     --------------    ------------
Robert K. Lifton (1) ............   1998   $100,000       --         --                 --             50,000
      Chief Executive Officer

Zvi Rehavi(2)....................
      Executive Vice President      1998   $109,000   $ 25,000   $ 60,600(3)            --            107,500


----------
(1) Mr. Lifton's annual compensation was paid by Medis Inc., our wholly owned subsidiary, with funds paid to Medis Inc. in quarterly installments by Medis El for services rendered. As of January 1, 1999, Medis El began paying such funds directly to us.
(2) Mr. Rehavi's annual compensation is for services rendered to Medis El and is paid by Medis El.

(3) Includes a monthly apartment allowance aggregating $12,000 per annum, a $15,000 payment per annum for an educational fund and a contribution of $15,600 per annum by Medis El to a key person life insurance policy whereby upon termination of employment, Mr. Rehavi shall receive a lump sum distribution based upon the number of years of premium payout. Medis El is the death beneficiary of such policy.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                         Number of securities   Percent of total options/
                             underlying             SARs granted to
                            option/SARs               employees               Exercise of base
      Name                   granted (#)             in fiscal year             price ($/Sh)             Expiration date
----------------------   --------------------   -------------------------     ----------------           ---------------
Robert Lifton ........        50,000(2)                  25.5%                     $7.20                     7/01/02

Zvi Rehavi ...........        50,000(2)                  25.5%                     $7.20                     7/01/02
                              30,000(2)                  15.3%                     $6.00                    11/04/02
                              27,500                     14.0%                     $7.42                     2/14/00

----------

(1) Such grants represent options/SARs to purchase Medis El's ordinary shares. We did not issue any option/SARs in the fiscal year ended December 31, 1998.

(2) Such options are not exercisable within 60 days of the date of this prospectus.

Employment Agreements

      In June, 1999, Medis El entered into a one year employment agreement with Zvi Rehavi, Medis El's executive vice president, retroactive to October 1, 1998, which provides for an annual base salary of $120,000. The employment agreement provides for the payment of severance equal to one-half Mr. Rehavi's annual salary in the event of termination other than for "cause." The agreement may be terminated by either party upon 180 days prior notice to the other.

1999 Stock Option Plan

      We adopted our 1999 stock option plan on July 13, 1999. We have reserved 1,000,000 shares of common stock with respect to which options and stock appreciation rights may be granted under the plan. The purpose of the plan is to promote our interests and the interests of our stockholders by strengthening our ability to attract and retain competent employees, to make service on our board more attractive to present and prospective non-employee directors and to provide a means to encourage stock ownership and proprietary interest in Medis Technologies by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts our financial growth largely depends.

      The plan may be administered by either the entire board or a committee consisting of two or more members of our board, each of whom is a non-employee director. The plan is currently administered by a stock option committee of our board consisting of two non-employee directors.

      Incentive stock options may be granted only to our and our subsidiaries' officers and key employees. Nonqualified stock options and stock appreciation rights may be granted to our officers, employees, directors, agents and consultants. In determining the eligibility of an individual for grants under the plan, as well as in determining the number of shares to be optioned to any individual, the stock option committee takes into account the position and responsibilities of the individual being considered, the nature and value to us of his or her service or accomplishments, his or her present or potential contribution to our success or the success of our subsidiaries, the number and terms of options and stock appreciation rights already held by an individual and such other factors as the stock option committee may deem relevant.

      The plan provides for the granting of incentive stock options to purchase our common stock at not less than the fair market value on the date of the option grant and the granting of nonqualified options and stock appreciation rights with any exercise price. Stock appreciation rights granted in tandem with an option have the same exercise price as the related option. The plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which incentive stock options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the option will be treated as a nonqualified option. In addition, if an optionee owns more than 10% of the total voting power of all of our capital stock at the time the individual is granted an incentive stock options the option price per share cannot be less than 110% of the fair market value per share and the term of the incentive stock options cannot exceed five years. No option or stock appreciation rights may be granted under the plan after June 30, 2009, and no option or stock appreciation rights may be outstanding for more than ten years after its grant.

      Upon the exercise of an option, the holder must make payment of the full exercise price. Such payment may be made in cash, check or, under certain circumstances, in shares of our common stock, or any combination thereof. Stock appreciation rights, which give the holder the privilege of surrendering such rights for the appreciation in the common stock between the time of the grant and the surrender, may be settled, in the discretion of our board or committee, as the case may be, in cash, common stock, or in any combination thereof. The exercise of an stock appreciation rights granted in tandem with an option cancels the option to which it relates with respect to the same number of shares as to which the stock appreciation rights was exercised. The exercise of an option cancels any related stock appreciation rights with respect to the same number of shares as to which the option was exercised. Generally, options and stock appreciation rights may be exercised while the recipient is performing services for us and within three months after termination of such services.

      The plan may be terminated at any time by our board, which may also amend the plan, except that without stockholder approval, it may not increase the number of shares subject to the plan or change the class of persons eligible to receive options under the plan.

      To date, no options have been granted under the plan, however, each of the current holders of options under Medis El's stock option plan has been granted an option to purchase a number of our shares based upon the same exchange rate as this exchange offer. Each of the grants is conditioned upon the closing of this exchange offer and such option holder's agreement to forfeit his or her existing Medis El options.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding ownership of our common stock as of June 30, 1999 by:

o     each beneficial owner of five percent or more of our common stock;

o each of our directors and executive officers and our director and executive officer nominees; and

o all of our directors and executive officers and our director and executive officer nominees as a group.

Unless otherwise noted, the address of each holder of five percent or more of our common stock is our corporate address.

                                                    Amount
                                                  Beneficially         Ownership                              Ownership
                                                  Owned Prior         Percentage   Amount Beneficially    Percentage After
         Name and Address                           to the           Prior to the     Owned After               the
       of Beneficial Owner                        Exchange(1)          Exchange     the Exchange(1)(2)        Exchange(2)
       -------------------                        -----------          --------     ------------------        -----------
Israel Aircraft Industries Ltd. (3) ...            3,700,457              37.1          5,412,957                 35.7
Robert K. Lifton (4) ..................            1,544,951              15.1          1,812,633 (5)             11.3
Howard Weingrow (6) ...................            1,428,283              14.0          1,566,363 (5)             10.1
CVF, LLC (7) ..........................              966,668               9.5            966,668                  6.3
Zvi Rehavi ............................                   --                --             75,350 (8)                *
Amos Eiran ............................                   --                --             20,550 (9)                *
Jacob S. Weiss(10) ....................                   --                --              3,425                    *
Zeev Nahmoni(11) ......................                   --                --              1,370                    *
Shmuel Peretz(12) .....................                   --                --                 --                   --
All directors and executive officers as
a group - (7 persons) (13) ............            2,539,898              24.5          2,977,855                 19.0

----------

*     Less than 1%
(1) Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person, but not those held by any other person, and which are exercisable within such 60 day period, have been exercised.
(2) Assumes all Medis El ordinary shares not beneficially owned by us are tendered in the exchange.
(3) Includes 25,000 shares of our common stock underlying warrants held by Israel Aircraft, which are currently exercisable. Israel Aircraft's address is Ben Gurion International Airport, Tel Aviv 70100, Israel.
(4) Includes 176,615 shares of our common stock underlying warrants held by Mr. Lifton, which are currently exercisable, and an aggregate of 433,336 shares of our common stock and common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Does not include an aggregate of 338,000 shares of our common stock held in trust of which Mr. Lifton is a trustee.
(5) Includes options to acquire 15,000 of Medis El's ordinary shares, which are currently exercisable, which will be exchanged for options to acquire our common stock at an exchange ratio of 1.37:1.0 subsequent to the completion of this offering.
(6) Includes 147,448 shares of our common stock underlying warrants held by Mr. Weingrow, which are currently exercisable, and an aggregate of 433,336 shares of our common stock and common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow.
(7) Includes 241,667 shares of our common stock underlying warrants held by CVF, LLC, which are currently exercisable. CVF's address is 222 North LaSalle Street, Chicago, IL 60601.
(8) Includes options to acquire 50,000 of Medis El's ordinary shares, which are currently exercisable, which will be exchanged for options to acquire our common stock at an exchange ratio of 1.37:1.0 subsequent to the completion of this offering.
(9) Represents option to acquire 15,000 of Medis El's ordinary shares, which are currently exercisable, which will be exchanged for options to acquire our common stock at an exchange ratio of 1.37:1.0 subsequent to the completion of this offering.
(10) Does not include shares held by Israel Aircraft Industries, of which Mr. Weiss is corporate vice president and general counsel.
(11) Does not include shares held by Israel Aircraft Industries, of which Mr. Nahmoni is a vice president.
(12) Does not include shares held by Israel Aircraft Industries, of which Mr. Peretz is the president of one of its subsidiaries.
(13) Includes our director and executive officer nominees and an aggregate of 433,336 shares of our common stock and common stock underlying warrants held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow.

                              CERTAIN TRANSACTIONS

      On December 15, 1997, we acquired from Israel Aircraft all of its shares of Medis Inc., representing 40% of such company, in exchange for 3,600,457 of our shares. Medis Inc. is now our wholly-owned subsidiary and the holder of all of Medis El's shares beneficially owned by us. In connection with the acquisition, certain of our stockholders entered into a shareholders agreement with Israel Aircraft providing for certain management and control matters. The shareholders agreement will terminate in accordance with its terms upon consummation of the exchange offer.

      We used $2,000,000 of proceeds from a private placement on June 30, 1998 to repay Medis El pursuant to a promissory note entered into between us and Medis Inc. in December 1993, which had been assigned to Medis El through a capital contribution.

      In December 1998, we made the final $300,000 interest payment under the promissory note to Medis El which had been repaid in June 1998. Such payment was made with funds invested by the Stanoff Corporation, which is controlled by Robert K. Lifton, our chairman and chief executive officer, and Howard L. Weingrow, our president. The Stanoff Corporation received 25,000 units, consisting of 75,000 shares of our common stock and 25,000 warrants to purchase 25,000 shares of our common stock at an exercise price of $5.00 per share, for such investment. Also in December 1998, we purchased from Medis El in a private placement 400,000 of Medis El's ordinary shares for an aggregate of $2,000,000.

      On May 19, 1999, we purchased from Medis El in a private placement 318,181 of Medis El's ordinary shares for an aggregate of $1,750,000.

      In May 1999, Israel Aircraft purchased from us in a private placement 25,000 units, consisting of 75,000 shares of our common stock and 25,000 warrants to purchase 25,000 shares of our common stock at an exercise price of $5.00 per share, for an aggregate of $300,000.

      On June 28, 1999 we transferred 718,181 shares of Medis El owned by us to Medis Inc., our wholly-owned subsidiary.

      In June 1999, Medis El entered into a one year employment agreement with Zvi Rehavi, its executive vice president, which was effective retroactive to October 1, 1998. Under the agreement, he will receive $120,000 as base salary.

      Robert K. Lifton, receives an annual salary of $100,000 from Medis Inc., our wholly-owned subsidiary, which amount is paid by Medis El for services rendered.

      Distribution and Agency Agreements

      Pursuant to an agreement between us and Medis El dated August 1992, we became the sole distributor of the CellScan in the United States, its territories and possessions. In July 1998, we became the exclusive agent to Medis El in coordinating all licensing arrangements in North

America with respect to Medis El's stirling cycle technology. Medis El's board has recommended for the vote of its shareholders an amendment to the 1998 agreement whereby all Medis El technologies would be subject to such agreement except the CellScan, for which our original 1992 distribution agreement with Medis El would still apply. Medis El's shareholders have not voted on such recommendation at this date and there is no guarantee that, when voted on, the shareholders will approve such recommendation. We intend to vote in favor of such recommendation subsequent to the successful completion of this exchange offer.

      Other responsibilities under the 1998 agency agreement include:

o finding potential licensees and cooperating with Medis El to demonstrate its stirling cycle linear technologies;
o     preparing licensing agreements between Medis El and third parties;
o overseeing legal proceedings between Medis El and third parties arising out of or in connection with such licensing arrangements; and
o managing the collection of royalties payable by such third parties to Medis El.

In exchange for these and other services, we are entitled to receive a fee equal to 10% of all royalties payable to Medis El under each license agreement for the first ten years of each such agreement and 5% of the royalties under each such agreement thereafter.

      Except for affiliates of which we are 100% owners, all ongoing and future transactions between us and our affiliates, including Medis El, will be on terms no less favorable than can be obtained from unaffiliated parties and will be approved by a majority of our independent and disinterested directors.

                           CONCURRENT SECURITIES OFFER

      An additional 11,122,716 shares of our common stock and shares of our common stock underlying warrants have been registered pursuant to a registration statement filed under the Securities Act of 1933, of which this prospectus forms a part, for sale by the holders of such securities. Sales of such common stock or the common stock underlying warrants, if exercised, or even the potential of such sales could have an adverse effect on the market price of our common stock. The warrants will not be tradeable upon the closing of this offering.

      Except as set forth below there are no material relationships between any of the selling security holders and us or Medis El, nor have any such material relationships existed within the past three years.

      o Robert K. Lifton, our chairman, chief executive officer and secretary, and the beneficial owner of 935,000 shares of our common stock and the holder of 176,615 of our warrants, is the chairman and a shareholder of Medis El;
      o Howard L. Weingrow, our president, treasurer and a director, and the beneficial owner of 847,499 shares of our common stock and 147,448 warrants, is a director and a shareholder of Medis El;
      o The Stanoff Corporation, of which Messrs. Lifton and Weingrow are principals and stockholders, is the beneficial owner of 325,002 shares of our common stock and 108,334 warrants;
      o Israel Aircraft Industries, which is the beneficial owner of 3,675,457 shares of our common stock and 25,000 warrants, is the original licensee of the CellScan technology and is a major shareholder of Medis El. certain officers of Israel Aircraft are members of our board of directors and Medis Inc.'s board of directors; and

      o Various other of our selling securityholders are shareholders of Medis El.

      The sale of the securities by our selling security holders may be effected from time to time in transactions, which may include blocked transactions by or for the account of the selling securityholders, in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

      Selling security holders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the selling security holders or through broker-dealers who make purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise, which compensation as to what particular broker-dealer may exceed customary commissions.

      Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the selling security holders securities may now simultaneously engage in market making activities with respect to any of our securities for a period of at least two and possibly nine business days prior to the commencement of such distribution. In addition each selling security holder desiring to sell such securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including without limitations regulations and which provisions may limit the timing of the purchases and sales of shares of our securities of such selling security holders.

      The selling security holders and broker-dealers, if any, acting in connection with such sales may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the security might be deemed to be underwriting discounts and commissions under the Securities Act.

                          DESCRIPTION OF OUR SECURITIES

General

      Our authorized capitalization consists of 25,000,000 shares of common stock, par value $.01 per share, and 10,000 shares of preferred stock, par value $.01 per share. As of the date of this prospectus, 9,935,618 shares of our common stock and warrants to purchase 1,187,098 shares of our common stock are outstanding, held of record by 61 persons. In addition, we will have outstanding options to purchase 356,337 shares of our common stock subsequent to the completion of this exchange offer, upon the exchange of all outstanding Medis El options for options granted under our 1999 stock option plan. No shares of preferred stock are currently outstanding.

Common Stock

      Each stockholder of record is entitled to one vote for each share of our common stock owned by that stockholder on all matters properly submitted to the stockholders for their vote. Our Certificate of Incorporation does not provide for cumulative voting for the election of our directors, with the result that stockholders owning or controlling more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to the dividend rights of holders of preferred stock, if any, holders of common stock are entitled to receive dividends when, as and if declared by our board out of funds legally available for this purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive on a pro rata basis any assets remaining available for distribution after payment of our liabilities and after provision has been made for payment of liquidation preferences to all holders of preferred stock. Holders of common stock have no conversion or redemption provisions or preemptive or other subscription rights. The outstanding shares of common stock are, and when issued as set forth in this prospectus, will be, fully paid and nonassessable.

Preferred Stock

      Upon the successful completion of this exchange offer, our Certificate of Incorporation authorizes us to issue 10,000 shares of so-called "blank check" preferred stock having rights senior to our common stock. Our board of directors is authorized, without further stockholder approval, to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series.

      The issuance of preferred stock may have the effect of delaying or preventing a change of control of Medis Technologies. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the voting power or other rights of the holders of common stock. We currently have no plans to issue any shares of preferred stock.

Warrants

      Each warrant entitles the holder of record to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment in certain circumstances, at any time until the warrants expire at 5:00 p.m., New York City time, on June 30, 2002.

      The exercise price and number of shares of common stock issuable on exercise of the warrants are subject to adjustment upon the occurrence of certain events such as stock dividends, or if we recapitalize, reorganize, merge with another company or consolidate. Furthermore, the warrants are subject to adjustment upon the issuance of common stock at a price below the warrants' exercise price.

      We have the right, in our sole discretion, to extend the expiration date of the warrants upon prompt written notice to the warrantholders of any such extension.

      Warrantholders may exercise their respective warrants, in whole or in part, by surrendering the warrant with the duly executed subscription form on or prior to the warrants' expiration date at our corporate office in New York, New York, accompanied by full payment of the exercise price, for the number of warrants being exercised. Warrantholders do not have the rights or privileges of holders of common stock.

      No fractional shares will be issued upon exercise of the warrants nor shall we be required to make any cash or other adjustments in respect of such fraction of a share to which the warrantholder would otherwise be entitled.

      We refer you to the form of warrant agreement, which has been filed as an exhibit to the Registration Statement on Form S-1 of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

                      DESCRIPTION OF MEDIS EL'S SECURITIES

      Medis El's authorized capital consists of 30,000,000 ordinary shares, of which 10,423,981 shares are currently outstanding.

      All of Medis El's issued and outstanding shares are validly issued, fully paid and non-assessable. The shares do not have preemptive rights. Neither Medis El's Articles of Association nor the laws of the State of Israel restrict in any way the ownership or voting of shares by non-residents of Israel.


                      COMPARISON OF SHAREHOLDER'S RIGHTS

      The following is a summary of the rights of our stockholders and Medis El's shareholders. The rights of Medis El's shareholders are governed by the Companies Ordinance of the State of Israel, Medis El's Articles of Association and its Memorandum of Association. Upon the successful completion of this exchange offer, Medis El's shareholders who properly tendered their ordinary shares will become our stockholders, and their rights will be governed principally by the General Corporation Law of the State of Delaware and our charter and by-laws. This summary does not purport to identify all of the differences that may be material to Medis El's shareholders and is subject to the detailed provisions of the relevant laws and governing instruments.

Dividends

      As a Medis El Shareholder:

      Under Medis El's articles, all of Medis El's shares have the right to take a uniform rate of the divisible profits of Medis El. Medis El has the right to issue shares with different dividend rights, but has no current intention to do so.

      As Our Stockholder:

      Under the Delaware code, a corporation may pay dividends out of surplus, defined as the excess of net assets over capital. If no such surplus exists, dividends maybe paid out of its net profits for the fiscal year, provided that dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets. Our charter allows for the payment of such dividends as may be declared by our board of directors. Our By-Laws are silent as to the payment of dividends.

      Neither we nor Medis El currently pay dividends to our respective shareholders.

Voting Rights

      As Our Stockholder and as a Medis El Shareholder:

      Each of our shares of common stock and Medis El's ordinary shares is entitled to one vote on matters submitted to a vote of shareholders. Neither our nor Medis El's shareholders have cumulative voting rights in the election of directors.

Directors-Number of Directors; Vacancies

      As a Medis El Shareholder:

      Under the Companies Ordinance, a public company must have at least two directors. Medis El's articles specify that its board size shall be determined by ordinary resolution of its shareholders. The current number of directors is six. If a place on the board of directors is not filled or becomes vacant, the remaining members of the board of directors are entitled to act for all purposes, so long as their number does not fall below a quorum. If the number of members falls below a quorum, the board of directors will not be entitled to act except in emergency matters and for the purpose of appointing additional directors.

      As Our Stockholder:

      Our charter and By-Laws provide that our board size shall be determined by our board. The current size of our board of directors is two, however, we have nominated four additional members to our board of directors subject to the successful completion of this exchange offer. Vacant director positions may be filled by a majority of our directors then in office, even though less than a quorum.

      In addition, at the time of filling any vacant director position, if our directors then in office constitute less than a majority of the board, the Delaware Court of Chancery may, upon application of shareholders holding at least ten percent of shares outstanding, summarily order an election to be held to fill any such vacant director positions, or to replace the directors chosen by the directors then in office.

      When one or more directors resign from our board, a majority of directors then in office, including those who have so resigned, may vote to fill the vacancy.

Directors-Classification

      As a Medis El Shareholder:

      Medis El has no staggered terms of office. Each of Medis El's directors is elected to serve until the annual meeting proceeding the general meeting at which such director was elected, or until his or her earlier removal.

      As Our Stockholder:

      We have no staggered terms of office. Each of our directors is elected to serve until the annual meeting proceeding the annual meeting at which such director was elected, or until his or her earlier removal.

Directors-Removal

      As a Medis El Shareholder:

      Medis El's articles provide that a director or the entire Medis El board may be removed with or without cause by the holders of a majority of Medis El's ordinary shares represented at a general meeting in person or by proxy.

      As Our Stockholder:

      Our By-Laws provide that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors.

Directors-Nominations

      As a Medis El Shareholder:

      Medis El's articles and memorandum are silent on the nomination procedure.

      As Our Stockholder:

      Our By-Laws provide that nominations for directors may be made only by or at the direction of the our board of directors or by a shareholder entitled to vote for the election of directors at a shareholders' meeting. Written notice of such shareholder's intent to make a director nomination must be received by our secretary in a manner and within the time period specified in our By-Laws.

Limitation on Directors Liability; Indemnification of Officers and Directors

      As a Medis El Shareholder:

      The Companies Ordinance permits a company's articles of association to provide that:

o a company may obtain an insurance policy for an executive officer or similar position without regard to the corporate title with respect to liabilities incurred by such person as a result of a breach of his duty of care or fiduciary duty to the company to the extent that he acted in good faith and reasonably believed that the act would not prejudice the company, as well as for monetary liabilities charged against him as a result of an act or omission that he committed in connection with his serving as an officeholder of a company; and

o a company may indemnify an office holder for monetary liability incurred pursuant to a judgment from an action brought against him by a third party, or as a result of a criminal charge of which he was acquitted.

o     a company may not indemnify an office holder as a result of the following:

o a breach of fiduciary duty, except for a breach of fiduciary duty to the company while acting in good faith and having reasonable cause to assume that such act would not prejudice the interests of the company;

o a willful breach of the duty of care or reckless disregard for the circumstances or the consequences of a breach of the duty of care;

o     an intentional, unlawful act to realize a personal gain; or

o     a fine imposed for an offense.

      Medis El's articles provide for the insurance and indemnification as described above, and carries such insurance. Additionally, Israel Aircraft has agreed to indemnify Mr. Rehavi, Medis El's executive vice president, and Mr. Israel Fisher, Medis El's vice president-finance, for any claims arising out of Medis El's initial public offering in 1993.

      As Our Stockholder:

      Section 102 of the Delaware code allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to a corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for:

o any breach of the director's duty of loyalty to the corporation or its stockholders;

o acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law;

o intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemption; or

o any transaction from which the director derives an improper personal benefit.

      Section 145 of the Delaware code permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to:

o any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

o any derivative action or suit on behalf of such corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interest of such corporation.

      In the event that a person is adjudged to be liable to the corporation in a derivative suit, the Delaware code prohibits indemnification unless either the Delaware Court of Chancery or the court in which such derivative suit was brought determines that such person is entitled to indemnification for those expenses which such court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory.

      Our charter provides that we shall indemnify our directors to the maximum extent permitted by the Delaware code. Our charter provides that we may, at the discretion of our board of directors, indemnify our officers and employees.

Call of Special Meetings

      As a Medis El Stockholder:

      Under Section 109 of the Companies Ordinance, an extraordinary general meeting of shareholders must be called by the board of directors upon a request of the shareholders holding at least one-tenth of the paid-up capital of the company carrying voting rights at general meetings. Under Medis El's articles, an extraordinary general meeting of the shareholders may be called by its board of directors upon a valid vote of the board of directors.

      As Our Stockholder:

      Under Section 211 of the Delaware code, special meetings of stockholders may be called by the board of directors or by such other person or persons authorized to do so by the corporation's certificate of incorporation or By-Laws. Under our By-Laws, a special meeting of shareholders may be called only by our chairman of the board or our president or by our president or secretary at the request in writing of our board of directors.

Action of Shareholders Without a Meeting

      As a Medis El Shareholder:

      Neither the Companies Ordinance nor Medis El's articles or memorandum address the issue of shareholders action without a meeting. However, under section 110 of the Ordinance, in the event that shareholders holding at least one-tenth of the paid-up capital of a company have asked the directors of such company to call a general meeting and the directors did not do so within 21 days from the date of such request, such shareholders, or shareholders holding more than 50% of the voting rights of such shareholders, may call a general meeting.

      As Our Stockholder:

      The Delaware code permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise, which ours does not provide.

Shareholder Proposals

      As a Medis El Shareholder:

      Neither the Companies Ordinance nor Medis El's articles or memorandum address the issue of shareholder proposals.

      As Our Stockholder:

      Our By-Laws provide that, to be timely, our secretary must receive written notice at our principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of our annual meeting of stockholders. Such notice must set forth (a) in the case of nominations for election or re-election as a director, such information relating to such person that is required to be disclosed pursuant to the Exchange Act, (b) in the case of any other business the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made and (c) the name and address of the stockholder and any such beneficial owner, if any, and the class and number of shares of our stock owned beneficially and of record by such stockholder and such beneficial owner.

Amendment to Charter; By-Laws

      As a Medis El Shareholder:

      Under the Companies Ordinance, an Israeli company may not amend its memorandum of association, except to the extent allowed under the explicit instructions in the Companies Ordinance, or under other limited circumstances in accordance with Israeli law.

      Under the Companies Ordinance, an Israeli company may, subject to its memorandum of association, amend or supplement its articles of association by "Special Resolution." A "Special Resolution" requires the approval, at a general meeting with a quorum present, of seventy-five percent of the shareholders present and voting in person or by proxy with regard to which notice which includes the specific intention of proposing a special resolution has been given, at least 21 days prior to the date of the meeting.

      As Our Stockholder:

      Under the Delaware code, the charter of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock then entitled to vote. The Delaware code also permits a corporation to make provision in its certificate of incorporation requiring a greater proportion of the voting power to approve a specified amendment. Any amendment to the charter of a corporation that adversely affects a particular class or series of stock requires the separate approval of the holders of the affected class or series of stock.

      Under our charter, our board of directors is expressly authorized to make, alter, amend, change, add or repeal our By-Laws. If such action is to be taken by shareholders, the affirmative vote of not less than 66 2/3% of the total votes eligible to be cast by shareholders is required.

Conflicts of Interest

      As a Medis El Shareholder:

      Under the Companies Ordinance, certain "unusual transactions" of a company, defined as transactions not in the ordinary course of business, not on market terms or apt to substantially affect the corporation, in which an office holder of the company has a "personal interest" must be approved by the company's audit committee and its board of directors and, for certain events, its shareholders. Furthermore, any transaction in which an office holder of a company has a personal interest must be approved by the board of directors of that company.

      Medis El's articles provide that no director or officer shall be disqualified by virtue of his office from holding any office or place of profit in Medis El or in any company which Medis El holds shares of or contracts with. Any such arrangement or contract requires Medis El's approval, which may be approved, provided that the director or officer involved acts in good faith and the arrangement or contract does not prejudice Medis El's interests. No director or officer shall be liable to account to Medis El for any profit arising from any such office or place of profit or realized by any such contract or arrangement solely due to such interest. The nature of the interest, as well as any material fact or document, must be disclosed by him at the meeting of the board of directors at which the contract or arrangement is first considered, if his interest then exists, or, no later than the first meeting of the board of directors after the acquisition of his interest.

      As Our Stockholder:

      Our By-Laws provide that no contract entered into between us and one or more of our directors or officers or between us and any other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present or participates in a meeting of the board or committee which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if:

o the director or officer's relationship or interest in the contract or transaction is disclosed or known to our board of directors, and the disinterested directors authorize the contract or transaction in good faith;

o the material facts as to the director or officer's relationship or interest in the contract or transaction are disclosed or known to our shareholders then entitled to vote, and the contract is approved in good faith by the vote of our shareholders; or

o the contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified by our board of directors or by our shareholders.

Business Combinations; Antitakeover Effects

      As a Medis El Shareholder:

      Under the Companies Ordinance, settlements and arrangements between a company and any class of its shareholders, or any class of its creditors, involving certain types of mergers, reorganizations, sales of assets and dissolutions require:

o the approval of the majority of shareholders present and voting in person or by proxy, who together own 75% of the value represented in the vote, at an extraordinary meeting of shareholders; and

o     the sanction of the Israeli District Court.

      Once so approved and sanctioned, all shareholders of the relevant class are bound by the arrangement.

      As Our Stockholder:

      Section 203 of the Delaware code generally prohibits a publicly held corporation from engaging in a "business combination" with an "interested stockholder" for three years after the date the person becomes an interested shareholder. Neither our charter nor bylaws contains any provisions which modify
Section 203 of the Delaware code.

      Our charter and By-Laws contain a number of provisions which may be deemed to have potential anti-takeover effects.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of certain U.S. income tax consequences of the exchange offer. This summary may not apply to certain classes of persons, including, without limitation, foreign persons, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired shares pursuant to the exercise of employee stock options or rights or otherwise as compensation and persons who hold shares as part of a straddle or conversion transaction. This summary is based upon laws, regulations rulings and decisions, all of which are subject to change (possibly with retroactive effect), and no ruling has been or will be requested from the Internal Revenue Service on the tax consequences of the exchange offer.

      Our attorney's, Cooperman Levitt Winikoff Lester & Newman, P.C., have advised us that, in their opinion, an exchange of Medis El shares for our common stock pursuant to the exchange offer will be treated for federal income tax purposes as an exchange pursuant to Section 368(a)(1)(B) of the Code only if Medis Inc., our wholly-owned subsidiary, owns 80% or more of Medis El's stock after the transaction and:

      o no gain or loss will be recognized by a holder of Medis El shares upon the exchange in the exchange offer of such Medis El shares solely for our Common Stock, except with respect to the receipt of cash in lieu of fractional shares of common stock;

      o the aggregate adjusted tax basis of shares of our common stock received in the exchange offer by a holder of Medis El shares (including fractional shares of our common stock deemed received and redeemed as described below) will be the same as the aggregate adjusted tax basis of the Medis El shares exchanged therefor;

      o the holding period of shares of our common stock received in the exchange offer by a holder of Medis El shares (including fractional shares of our common stock deemed received and redeemed as described below) will include the holding period of the Medis El shares exchanged therefor, provided such shares were held as capital assets;

      o a holder of Medis El shares who receives cash in lieu of fractional shares of our common stock will be treated as having received such fractional shares and then as having received such cash in redemption of such fractional shares; and

      o no gain or loss will be recognized by us or Medis El as a result of the exchange offer.

      Under Section 302 of the Code, provided such fractional shares would have constituted a capital asset in the hands of such holder and provided such deemed redemption is "substantially disproportionate" with respect to such holder or is "not essentially equivalent to a dividend" after giving effect to the constructive ownership rules of the Code, the holder will generally recognize capital gain or loss equal to the difference between the amount of cash received and the holder's adjusted tax basis in such fractional shares. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period in the fractional shares is more than one year.

      The positions stated above are those of the Company's tax advisors. Unlike a ruling from the Service, the opinion of the our tax advisors is not binding on the Service, and there can be no assurance that the Service will not take a position contrary to one or more positions reflected herein or that the positions reflected herein will be upheld if challenged by the Service.

      This summary does not address state, local or foreign tax consequences of the exchange offer. Consequently, each holder should consult such holder's own tax advisor as to the specific tax consequences of the exchange offer to such holder. We are not including any Israeli tax effects in this prospectus. To the extent you are Medis El shareholder and an Israeli citizen or an Israeli company, please consult your tax advisor or counsel for the tax effects of this exchange applicable to you.

                                  LEGAL MATTERS

      The validity of our securities will be passed upon on our behalf by Cooperman Levitt Winikoff Lester & Newman, P.C., New York, New York.

                                     EXPERTS

      Our consolidated financial statements as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 included in this prospectus and the registration statement of which this prospectus is a part have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their reports, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Medis El Ltd. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 have been audited by Fahn, Kanne & Co., independent auditors, as indicated in their reports and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed with the SEC a Registration Statement on Form S-1 which includes exhibits, schedules and amendments, pursuant to the Securities Act of 1933 with respect to this offering of our securities. This Prospectus is part of the Form S-1 but does not contain all the information in the Form S-1. We refer you to the Form S-1 for further information about us, our securities and this exchange offer. Statements in this prospectus about documents filed as exhibits to the Form S-1 are summaries of these documents, and each of these statements is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. The Form S-1 can be inspected and copied at the SEC's Public Reference Room at:

      Room 1024, Judiciary Plaza,
      450 Fifth Street, N.W.,
      Washington, D.C. 20549-1004,

and at the SEC regional offices located at:

      7 World Trade Center,
      Suite 1300,
      New York, New York 10048,

and

      Northwest Atrium Center,
      500 West Madison Street, 14th Floor,

      Chicago, Illinois 60661.

      The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

      Medis El files annual and other reports pursuant to the Securities Exchange Act of 1934. Such reports and other information filed by Medis El can be inspected and copied at the above-listed addresses at prescribed rates.

      We will file, no later than the date of commencement of the exchange offer, a statement on Schedule 14D-1 pursuant to Rule 14d-3 under the Exchange Act which contains certain information about the exchange offer. The Schedule and any amendments to the Schedule can be inspected and copied as set forth above.

      We intend to furnish to each of our stockholders annual reports containing audited financial statements. We will also furnish to each of our stockholders such other reports, including proxy statements, as may be required by law.

                                      INDEX

                                                                                     Page
                                                                                     ----
Medis Technologies Ltd. Financial Statements

Report of Independent Certified Public Accountants                                   F-3

Financial Statements

      Consolidated Balance Sheets                                                    F-4

      Consolidated Statements of Operations                                          F-5

      Consolidated Statement of Stockholders' Equity                                 F-6

      Consolidated Statements of Cash Flows                                       F-7 - F-8

      Notes to Consolidated Financial Statements                                  F-9 - F-31

Unaudited Pro Forma Consolidated Financial Statements

      Introduction                                                                   F-32

      Unaudited Pro Forma Consolidated Balance Sheet - March 31, 1999                F-33

      Note to Unaudited Pro Forma Consolidated Balance Sheet                         F-34

      Unaudited Pro Forma Consolidated Statement of Operations - March 31, 1999      F-35

      Note to Unaudited Pro Forma Consolidated Statement of Operations               F-36

      Unaudited Pro Forma Consolidated Statement of Operations - December 31, 1998   F-37

      Note to Unaudited Pro Forma Consolidated Statement of Operations               F-38

                                      INDEX

                                                                             Page
                                                                             ----
Medis El Ltd. Financial Statements

Unaudited Condensed Interim Consolidated Financial Statements

      Condensed Consolidated Balance Sheets as of December 31, 1998
          and March 31, 1999                                                 F-39

      Condensed Consolidated Statements of Operations for the three months
          ended March 31, 1998 and 1999                                      F-40

      Condensed Consolidated Statement of Shareholders' Equity for the
          three months ended March 31, 1999                                  F-41

      Consolidated Statements of Cash Flow for the three months ended
          March 31, 1998 and 1999                                            F-42

      Notes to Condensed Consolidated Interim Financial Statements        F-43 - F-44

Year-end Financial Statements

Independent Auditors' Report to the Shareholders of Medis El Ltd.            F-45

      Financial Statements

         Consolidated Balance Sheets                                         F-46

         Consolidated Statements of Operations                               F-47

         Consolidated Statements of Changes in Shareholders' Equity          F-48

         Consolidated Statements of Cash Flows                               F-49

         Notes to Consolidated Financial Statements                       F-50 - F-62

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
  Medis Technologies Ltd.

We have audited the accompanying consolidated balance sheets of Medis Technologies Ltd. and Subsidiaries (formerly Cell Diagnostics, Inc. and Subsidiaries) (a Delaware corporation) as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note B, the Company restated its 1996 and 1997 financial statements to reflect, in 1996, the "in-the-money" conversion factor on long-term debt, and, in 1997, the acquisition of the minority interest share of Medis Inc.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Medis Technologies Ltd. and Subsidiaries as of December 31, 1997 and 1998, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

New York, New York
June 11, 1999 (except for Notes J-5 and M, as to which the date is July 26, 1999)

                    Medis Technologies Ltd. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                                              December 31,
                                                     ----------------------------      March 31,
                                                          1997           1998            1999
                                                     ------------    ------------    ------------
                                                                                     (unaudited)
                         ASSETS
Current assets
    Cash and cash equivalents                        $    772,000    $  3,155,000    $  3,729,000
    Short-term deposits                                                   500,000
    Accounts receivable                                    87,000          66,000          86,000
    Inventory                                             947,000         405,000         255,000
    Prepaid expenses                                       46,000          89,000         136,000
                                                     ------------    ------------    ------------

         Total current assets                           1,852,000       4,215,000       4,206,000

Property and equipment, net                               456,000         860,000       1,068,000
Goodwill, net                                          12,125,000       9,680,000       9,069,000
                                                     ------------    ------------    ------------

                                                     $ 14,433,000    $ 14,755,000    $ 14,343,000
                                                     ============    ============    ============

                      LIABILITIES AND
                   STOCKHOLDERS' EQUITY

Current liabilities
    Current portion of long-term debt                $    903,000    $    204,000    $    196,000
    Accounts payable                                      155,000         113,000         232,000
    Accrued expenses                                      305,000         362,000         374,000
    Accrued interest                                      223,000              --              --
                                                     ------------    ------------    ------------

         Total current liabilities                      1,586,000         679,000         802,000

Long-term debt, excluding current maturities              338,000          96,000          47,000

Other long-term liabilities                                28,000          61,000          63,000
                                                     ------------    ------------    ------------

                                                        1,952,000         836,000         912,000

Minority interest in subsidiary                         1,103,000       1,513,000       1,250,000

Commitments and contingencies

Stockholders' equity (deficiency)
    Preferred stock, $.01 par value; 10,000 shares
      authorized; none issued
    Common stock, $.01 par value; 12,000,000
      shares authorized; 8,257,613,
      9,407,615 and 9,608,618 shares
      issued and outstanding, at December 31,
      1997 and 1998 and March 31, 1999,
      respectively                                         83,000          94,000          96,000
    Additional paid-in capital                         24,527,000      29,962,000      30,765,000
    Accumulated deficit                               (13,232,000)    (17,650,000)    (18,680,000)
                                                     ------------    ------------    ------------

                                                       11,378,000      12,406,000      12,181,000
                                                     ------------    ------------    ------------

                                                     $ 14,433,000    $ 14,755,000    $ 14,343,000
                                                     ============    ============    ============

The accompanying notes are an integral part of these statements.

                    Medis Technologies Ltd. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                           Three months ended
                                                      Year ended December 31,                  March 31,
                                          -----------------------------------------    --------------------------
                                               1996           1997           1998           1998           1999
                                          -----------    -----------    -----------    -----------    -----------
                                                                                              (unaudited)
Revenue                                   $        --    $        --    $     8,000    $     8,000    $        --

Cost of sales                                      --             --          3,000          3,000             --
                                          -----------    -----------    -----------    -----------    -----------

           Gross profit                            --             --          5,000          5,000             --

Operating expenses
    Research and development costs, net            --      1,406,000      1,646,000        355,000        332,000
    Selling, general and administrative
        expenses                              193,000      1,303,000      1,399,000        345,000        380,000

    Amortization of goodwill                       --        102,000      2,445,000        611,000        611,000
                                          -----------    -----------    -----------    -----------    -----------

         Total operating expenses             193,000      2,811,000      5,490,000      1,311,000      1,323,000
                                          -----------    -----------    -----------    -----------    -----------

         Loss from operations                (193,000)    (2,811,000)    (5,485,000)    (1,306,000)    (1,323,000)

Other income (expenses)
    Interest and other income                   9,000         64,000         63,000         10,000         28,000
    Interest expense                       (1,660,000)      (381,000)      (101,000)       (47,000)        (3,000)
                                          -----------    -----------    -----------    -----------    -----------

                                           (1,651,000)      (317,000)       (38,000)       (37,000)        25,000
                                          -----------    -----------    -----------    -----------    -----------

         Loss before minority interest     (1,844,000)    (3,128,000)    (5,523,000)    (1,343,000)    (1,298,000)

Equity in net losses of unconsolidated
    subsidiaries                             (789,000)            --             --             --             --

Minority interest in loss of subsidiary            --      1,584,000      1,105,000        258,000        268,000
                                          -----------    -----------    -----------    -----------    -----------

         NET LOSS                         $(2,633,000)   $(1,544,000)   $(4,418,000)   $(1,085,000)   $(1,030,000)
                                          ===========    ===========    ===========    ===========    ===========

Basic and diluted net loss per share      $      (.71)   $      (.33)   $      (.52)   $      (.13)   $      (.11)
                                          ===========    ===========    ===========    ===========    ===========

Weighted-average shares outstanding         3,734,129      4,645,232      8,581,774      8,257,613      9,465,649
                                          ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of these statements.

                    Medis Technologies Ltd. and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                Common Stock              Additional                      Cumulative       Total
                                         ----------------------------      paid-in       Accumulated     translation   stockholders'
                                           Shares           Dollars        capital         deficit       adjustment       equity
                                         ------------    ------------    ------------    ------------   ------------   ------------
Balance at January 1, 1996                  3,460,000    $     35,000    $  6,102,000    $ (9,055,000)  $    (62,000)  $ (2,980,000)
Net loss                                           --              --              --      (2,633,000)        62,000     (2,571,000)
Issuance of common stock in lieu of
   interest on subordinated notes             175,308           2,000         349,000              --             --        351,000
Issuance of common stock due to
   exercise of warrants                       316,902           3,000       1,264,000              --             --      1,267,000
Issuance of Medis El common stock                  --              --         947,000              --             --        947,000
Allocation of proceeds of convertible
   debt to additional paid-in capital              --              --       1,341,000              --             --      1,341,000
                                         ------------    ------------    ------------    ------------   ------------   ------------

Balance at December 31, 1996                3,952,210          40,000      10,003,000     (11,688,000)            --     (1,645,000)

Net loss                                           --              --              --      (1,544,000)            --     (1,544,000)
Issuance of common stock in lieu of
   interest on subordinated notes              66,373           1,000          32,000              --             --         33,000
Issuance of common stock due to
   exercise of warrants                       638,573           6,000       2,548,000              --             --      2,554,000
Minority share of capital contribution             --              --      (1,145,000)             --             --     (1,145,000)
Acquisition of minority interest in
   Medis Inc.                               3,600,457          36,000      13,089,000              --             --     13,125,000
                                         ------------    ------------    ------------    ------------   ------------   ------------

Balance at December 31, 1997                8,257,613          83,000      24,527,000     (13,232,000)            --     11,378,000

Net loss                                                                                   (4,418,000)                   (4,418,000)
Issuance of common stock                    1,150,002          11,000       4,589,000                                     4,600,000
Compensation expense                               --              --           9,000              --             --          9,000
Increase attributable to changes in
   Medis El shares outstanding                     --              --       1,549,000              --             --      1,549,000
Minority share of MTL's
   investment in Medis El                          --              --        (712,000)             --             --       (712,000)
                                         ------------    ------------    ------------    ------------   ------------   ------------

Balance at December 31, 1998                9,407,615    $     94,000      29,962,000     (17,650,000)            --     12,406,000

Net loss                                           --              --              --      (1,030,000)            --     (1,030,000)
Issuance of common stock                      201,003           2,000         803,000              --             --        805,000
                                         ------------    ------------    ------------    ------------   ------------   ------------

Balance at March 31, 1999
   (unaudited)                              9,608,618    $     96,000    $ 30,765,000    $(18,680,000)  $         --   $ 12,181,000
                                         ============    ============    ============    ============   ============   ============

The accompanying notes are an integral part of this statement.

                    Medis Technologies Ltd. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                Three months ended
                                                         Year ended December 31,                    March 31,
                                               -----------------------------------------    --------------------------
                                                   1996           1997           1998           1998           1999
                                               -----------    -----------    -----------    -----------    -----------
                                                                                                   (unaudited)
Cash flows from operating activities
   Net loss                                    $(2,633,000)   $(1,544,000)   $(4,418,000)   $(1,085,000)   $(1,030,000)
   Adjustments to reconcile net loss to net
   cash used in operating activities
       Equity in net loss of unconsolidated
         subsidiaries                              789,000             --             --             --             --
       Non-cash interest                         1,341,000             --             --             --             --
       Depreciation and amortization                57,000        117,000        132,000         29,000         85,000
       Amortization of goodwill                         --        102,000      2,445,000        611,000        611,000
       Changes in accrued severance payable             --                        33,000         25,000          2,000
       Losses of minority interest                      --     (1,584,000)    (1,105,000)      (258,000)      (268,000)
       Loss on sale of securities
       available-for-sale                               --         22,000             --             --             --
       Compensation expense                             --             --         61,000             --         36,000
       Write-off of foreign currency translation        --             --             --             --             --
         adjustment                                 22,000             --             --             --             --
       Loss from sale of property and
       equipment                                        --             --         10,000             --             --
       Changes in operating assets and
         liabilities                                    --             --             --             --             --
         Accounts receivable                            --         29,000         21,000         21,000        (20,000)
         Inventory                                      --        (78,000)       113,000          4,000        (47,000)
         Prepaid expenses                               --          9,000        (43,000)        (8,000)       (47,000)
         Other assets                               30,000             --             --             --             --
         Due to unconsolidated subsidiaries       (500,000)            --             --             --             --
         Due to  Bar-Ilan                         (250,000)            --             --             --             --
         Accounts payable                               --         93,000        (42,000)       (93,000)        53,000
         Accrued interest and other expenses      (181,000)       222,000        134,000         53,000         12,000
                                               -----------    -----------    -----------    -----------    -----------

           Net cash used in operating
           activities                           (1,325,000)    (2,612,000)    (2,659,000)      (701,000)      (613,000)
                                               -----------    -----------    -----------    -----------    -----------

Cash flows from investing activities
   Capital expenditures                                 --       (124,000)      (134,000)       (18,000)       (60,000)
   Sale of securities and short-term
   investments                                          --        479,000             --             --        500,000
   Proceeds from sale of property, plant and
   equipment                                            --          1,000         17,000             --             --

   Purchases of short-term investments                  --             --       (500,000)            --             --
                                               -----------    -----------    -----------    -----------    -----------

           Net cash (used in) provided by
               investing activities                     --        356,000       (617,000)       (18,000)       440,000
                                               -----------    -----------    -----------    -----------    -----------

Cash flows from financing activities
   Repayment of subordinated notes payable              --       (130,000)            --             --             --
   Repayment of long-term debt                          --       (196,000)      (342,000)       (49,000)       (49,000)
   Proceeds from long-term debt                    650,000        240,000         45,000         45,000             --
   Proceeds from issuance of common stock
   - Medis El                                           --             --      1,350,000      1,334,000             --
   Proceeds from issuance of common stock          351,000         33,000      4,600,000             --        804,000
   Proceeds from increase in short-term
   credit                                               --         60,000          6,000             --         (8,000)
                                               -----------    -----------    -----------    -----------    -----------

           Net cash provided by financing
           activities                            1,001,000          7,000      5,659,000      1,330,000        747,000
                                               -----------    -----------    -----------    -----------    -----------

           NET INCREASE (DECREASE) IN
               CASH AND CASH EQUIVALENTS          (324,000)    (2,249,000)     2,383,000        611,000        574,000

Cash and cash equivalents at beginning of
period                                             373,000      3,021,000        772,000        772,000      3,155,000
                                               -----------    -----------    -----------    -----------    -----------

Cash and cash equivalents at end of period     $    49,000    $   772,000    $ 3,155,000    $ 1,383,000    $ 3,729,000
                                               ===========    ===========    ===========    ===========    ===========

                    Medis Technologies Ltd. and Subsidiaries

                                                                                                   Three months ended
                                                           Year ended December 31,                      March 31,
                                                     ---------------------------------------   -------------------------
                                                        1996          1997          1998          1998          1999
                                                     -----------   -----------   -----------   -----------   -----------
                                                                                                      (unaudited)
Supplemental disclosures of cash flow information:
    Cash paid during the period for
       Interest                                      $   297,000   $   220,000   $   305,000   $        --   $        --
       Income taxes                                        6,000         1,000         4,000         3,400         3,200
    Noncash investing and financing activities:
       Decrease in long-term debt through
       the issuance
         of common stock                             $ 1,268,000   $ 2,314,000   $   650,000   $        --   $        --

       Acquisition of minority interest in
         Medis Inc. (see Note C)                     $        --   $13,125,000   $        --   $        --   $        --

       Decrease in inventory through
       increase in
         Fixed assets                                $        --   $        --   $   429,000   $        --   $   197,000

       Non-cash purchases of fixed assets                     --            --            --            --   $    36,000

The accompanying notes are an integral part of these statements.

                    Medis Technologies Ltd. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1997 and 1998

NOTE A - NATURE OF BUSINESS

      Medis Technologies Ltd. (formerly Cell Diagnostics Inc.) ("MTL") is a holding company which, through its majority-owned subsidiary, Medis El Ltd. ("Medis El"), an Israeli corporation, was formed to engage in the development, clinical testing and marketing of the CellScan, a machine that was originally designed to develop diagnostic tests for cancers and other diseases. By 1997, Medis El evolved into a multi-product company as it sought out and assisted in the development of advanced technologies in a number of unrelated fields. Medis El currently owns, in whole or in part, a number of different technologies in various stages of development. Medis El's strategy is to become a greenhouse for the development of technology products to license, sell, or enter into joint ventures with large corporations. In addition to the CellScan, Medis El's technologies include the Stirling Cycle Linear System, Fuel Cells, the Toroidal Internal Combustion Engine, and the Reciprocating Electric Machine.

      CDS Distributor, Inc. ("CDS"), a Delaware corporation and a wholly-owned subsidiary of MTL, has the exclusive right to distribute the CellScan in the United States for a period expiring twelve years after FDA approval of the product. CDS also has agency rights for certain other technologies developed by Medis El. See Note J-1 and J-2 for further discussion of these distribution and agency rights.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

      1.    Principles of Consolidation

            The consolidated financial statements include the accounts of MTL and its wholly-owned and majority-owned subsidiaries (collectively, the "Company"). All intercompany transactions and balances have been eliminated. Minority interest represents the minority shareholders' proportionate share in the equity or income of Medis El. The minority shareholders of Medis El include Israel Aircraft Industries Ltd. ("IAI"), which is also a shareholder of MTL, certain other shareholders of MTL, and owners of shares that are traded on the NASDAQ Small Cap Market.

            During the year ended December 31, 1996, MTL had accounted for its investment in Medis Inc. (and therefore Medis El) under the equity method of accounting (see Note C).

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE B (continued)

      2.    Cash and Cash Equivalents

            Cash and cash equivalents consist of cash, certificates of deposit, money market funds and highly liquid investments with a maturity of three months or less when purchased. As of December 31, 1997 and 1998, cash and cash equivalents included $114,000 and $105,000, respectively, of balances denominated in Israeli currency (NIS).

      3.    Inventory

            Inventory, consisting primarily of finished goods, is valued at the lower of cost or market. Cost is determined on a first-in, first-out basis.

      4.    Research and Development Costs

            Research and development costs are charged to operations as incurred. Grants received by Medis El from the State of Israel are offset against research and development costs.

      5.    Revenue Recognition

            Revenue from sales is recognized upon delivery of product to the customer.

      6.    Warranty Costs

            The Company grants a one-year warranty on products sold and provides for estimated warranty costs.

      7.    Use of Estimates

            In preparing the Company's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE B (continued)

      8.    Fair Value of Financial Instruments

            Based on borrowing rates currently available to the Company for bank loans with similar terms and maturities, the fair value of the Company's long-term debt at December 31, 1997 and 1998, approximates the carrying value. Furthermore, the carrying value of all other financial instruments potentially subject to valuation risk (principally consisting of cash and cash equivalents) also approximates fair value.

      9.    Translation of Foreign Currencies

            The financial statements of the Company and its subsidaries have been prepared in U.S. dollars, as the dollar is the Company's functional currency.

            Non-dollar transactions and balances were remeasured into dollars in accordance with Statement of Financial Accounting Standards No. 52 ("SFAS No. 52"), "Foreign Currency Translation."

      10.   Property and Equipment

            Property and equipment are stated at cost (net of investment grants). Depreciation is provided on the straight-line basis over the estimated useful lives of such assets. Leasehold improvements are amortized over the lives of the respective leases or useful lives of the improvements, whichever is shorter.

            The annual depreciation rates are as follows:

                                                              Annual rates
                                                              ------------

            Machinery and equipment                             10% - 33%
            Computers                                            20 - 33
            Furniture and office equipment                       7 - 15
            Vehicles                                              15%

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE B (continued)

      11.   Stock-based Compensation

            The Company has elected to follow Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees", and related interpretations in accounting for its employee stock options. Under APB No. 25, when the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

      12.   Goodwill

            Goodwill, representing the excess of the fair value of the minority interest in Medis Inc. as of the date of acquisition (December 15, 1997) over the book value of the assets acquired as of that date, is being amortized on a straight-line basis over five years. When events and circumstances so indicate, all long-term assets, including goodwill, are assessed for recoverability based upon cash flow forecasts and fair value of the assets. No impairment losses have been recognized in any of the periods presented.

      13.   Interim Financial Statements (Unaudited)

            Information in the accompanying condensed consolidated financial statements for the three months ended March 31, 1998 and 1999 is unaudited.

            The condensed consolidated financial statements as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, such condensed financial statements do not include all of the information and footnote disclosures required by generally accepted accounting principles.

            In the opinion of the Company's management, the March 31, 1998 and 1999 unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of such consolidated financial statements. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the entire year.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE B (continued)

      14.   Net Loss Per Share

            The Company computes net loss per share in accordance with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share." Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted-average number of common and common equivalent shares outstanding during the period. However, as the Company generated net losses in all periods presented, common equivalent shares, composed of incremental common shares issuable upon the exercise of warrants, are not reflected in diluted net loss per share because such shares are antidilutive.

      15.   Other Comprehensive Income

            Effective January 1, 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Other comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. To date, the Company has not had any material transactions that are required to be reported as other comprehensive income.

      16.   Recently Issued Accounting Pronouncements

            In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131 ("SFAS No. 131"), "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The disclosures prescribed in SFAS No. 131 are effective for the year ended December 31, 1998. The Company has determined that it does not have any separately reportable business segments.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE B (continued)

            In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("SFAS No. 133"), "Accounting for Derivative Instruments and Hedging Activities," which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. SFAS No. 133 as amended by SFAS 137 is effective for fiscal years beginning after June 15, 2000. Although the Company has not fully assessed the implications of SFAS No. 133, the Company does not believe that the adoption of this statement will have a material impact on the Company's financial position or results of operations.

      17.   Resatement of 1996 and 1997 Financial Statements

            The Company has restated its 1996 and 1997 financial statements.

            The effect of the 1996 restatement was to increase net loss by $1,341,000 or $.36 per share. This change recorded amortization of the "in-the-money" conversion factor on long-term debt issued in August 1996. The full amortization was recorded in 1996 as the conversion feature became exercisable beginning in November 1996.

            The effect of the 1997 restatement was to reflect the aforementioned transaction initially recorded in 1996, and to record goodwill in connection with the Company's acquisition of the minority interest in Medis Inc. The effect of the restatement was to increase net loss by $102,000 or $.02 per share. (See Note C).

NOTE C - MINORITY INTEREST AND ACQUISITION OF MINORITY INTEREST

      For the period from January 1, 1996 through December 15, 1997, MTL owned 60% of Medis Inc. while IAI owned 40% of Medis Inc. Through a shareholders' agreement in effect during that time, control of Medis Inc. was shared as the board of directors of Medis Inc. and Medis El each consisted of six directors, of which three were designated by MTL and three were designated by IAI. As neither party had control of Medis Inc., MTL had accounted for its investment in Medis Inc. (and therefore Medis
      El) under the equity method of accounting.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE C (continued)

      As of December 15, 1997, MTL acquired IAI's 40% interest in Medis Inc., for aggregate consideration of 3,600,457 shares of MTL stock. As this was an acquisition of a minority interest, the Company accounted for this transaction using purchase accounting. The purchase price was valued based on the value of Medis Inc.'s investment in Medis El, using the quoted market price of Medis El shares as of December 15, 1997. The aggregate purchase price was valued at $13,125,000 , which generated goodwill approximating $12,227,000. Such goodwill is being amortized over a five-year period. The operations of Medis El are included in results of operations of the Company from the date of acquisition.

      At December 31, 1997 and 1998, the Company reported minority interest in the balance sheet of $1,584,000 and $1,105,000, respectively. For financial reporting purposes, the assets, liabilities, and earnings of Medis El are consolidated in MTL's financial statements, and the minority investors' interest in Medis El has been recorded as "Minority interest" in the balance sheet.

      At December 31, 1997, MTL owned 100% of the common stock of Medis Inc., which in turn owned 6,250,000 shares, or 67.02%, of Medis El. The minority shareholders (including public shareholders) owned 32.98% of Medis El's common stock.

      At December 31, 1998, MTL owned 100% of the common stock of Medis Inc., which in turn owned 5,925,000 shares, or 58.87%, of Medis El. Additionally, MTL owned 400,000 shares of Medis El, or an additional 3.97%. The minority shareholders (including public shareholders) owned 37.16% of Medis El's common stock.

      The following unaudited pro forma consolidated results of operations for the year ended December 31, 1997 assumes that the acquisition of the minority interest of Medis Inc. had occurred on January 1, 1997. The pro forma data is for informational purposes only and may not necessarily reflect results of operations as if the acquisition had occurred on January 1, 1997.

      Revenues                                                $        --
                                                              ===========

      Net loss                                                $ 4,598,000
                                                              ===========

      Basic and diluted
          loss per share                                      $      (.57)
                                                              ===========

      Shares used in calculation of basic
          and diluted loss per share                            8,077,997
                                                              ===========

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE D - INVENTORIES

      Inventories at December 31, 1997 and March 31, 1998 include eight CellScan machines. All of such machines were designated by management as held for sale.

      Inventories at December 31, 1998 include three CellScan machines that management designated as held for sale because the Company made certain improvements to such machines and believed that it would be able to sell such machines. There can be no assurance that such machines will actually be sold during the next twelve months. The remaining five machines were included in property and equipment as they were intended to be used as a marketing tool to demonstrate and promote the CellScan technology.

      During the three months ended March 31, 1999, the Company reclassified three CellScans with a total cost of $197,000 from inventory to property and equipment. This treatment, which resulted in all of the Company's CellScans being classified as property and equipment, is consistent with the Company's use of all its CellScans as a marketing tool to demonstrate and promote the CellScan technology. Depreciation expense on the Company's CellScans during the three months ended March 31, 1999, which was charged to selling, general and administrative expense, amounted to $52,000.

      Reference is made to Note M.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE E - PROPERTY AND EQUIPMENT

      Property and equipment consists of the following:

                                                         December 31,
                                                 -------------------------
                                                     1997           1998
                                                 ----------     ----------
      Machinery and equipment                    $  341,000     $  776,000
      Computers                                     150,000        174,000
      Furniture and office equipment                 80,000         84,000
      Vehicles                                      146,000        154,000
      Leasehold improvements                        114,000        156,000
                                                 ----------     ----------

                                                    831,000      1,344,000

      Less accumulated depreciation                 375,000        484,000
                                                 ----------     ----------

      Property and equipment - net               $  456,000     $  860,000
                                                 ==========     ==========

      Machinery and equipment at December 31, 1998 includes five CellScan machines (see Note D).

NOTE F - GOODWILL

      Goodwill consists of the following at December 31:

                                                  1997             1998
                                              -----------      -----------

      Goodwill                                $12,227,000      $12,227,000
      Accumulated amortization                    102,000        2,547,000
                                              -----------      -----------

                                              $12,125,000      $ 9,680,000
                                              ===========      ===========

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE G - LONG-TERM DEBT

      Long-term debt consists of the following at December 31:

                                                    1997           1998
                                               -----------    -----------

      Bank debt - Israel                       $   491,000    $   300,000
      Subordinated notes payable                    45,000             --
      Bank loan                                     55,000             --
      Senior exchangeable subordinated notes       650,000             --
                                               -----------    -----------

                                                 1,241,000        300,000

      Less current portion                        (903,000)      (204,000)
                                               -----------    -----------

                                               $   338,000    $    96,000
                                               ===========    ===========

      Bank Debt - Israel

      Bank Debt - Israel represents Medis El's borrowings of bank loans that are linked to the dollar, which bear interest at the LIBOR plus 2.4% to 2.6% per annum and are guaranteed by the State of Israel. Such loans are collateralized by all of the assets of Medis El.

      Subordinated Notes

      The subordinated notes were issued as part of the initial stock offerings to MTL shareholders in July 1992 and November 1993. As of December 31, 1997, approximately $45,000 of such subordinated notes were outstanding which were repaid in June 1998.

      Senior Exchangeable Subordinated Notes

      In August 1996, the Company issued $650,000 of outstanding senior exchangeable subordinated notes to certain of its stockholders. The notes bore interest at a rate of prime plus 2% payable semiannually. The notes were exchangeable, beginning in November 1996, for shares of Medis El at $2 per share. Since the market price of Medis El stock was greater than the conversion price on the date of issuance, the Company restated its 1996 financial statements to reflect additional interest expense for $1,341,000 to amortize the "in-the-money" conversion factor. (See Note B-17.)

      In March 1998, the holders of the senior exchangeable subordinated notes exchanged such notes for 325,000 shares of Medis El common stock that were held by MTL's wholly-owned subsidiary, Medis, Inc.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE G (continued)

      Bank Loan

      At December 31, 1997, the Company had a bank loan outstanding for $55,000. An additional $45,000 was borrowed in January 1998. The total outstanding balance of $100,000 was repaid in June 1998. Such loan bore interest at the prime rate.

      The aggregate maturities of long-term debt are as follows:

             Year ended December 31,
               1999                                               $204,000
               2000                                                 86,000
               2001                                                  7,000
               2002                                                  3,000
                                                                  --------
                                                                  $300,000
                                                                  ========

NOTE H - STOCKHOLDERS' EQUITY

      1.    Medis Technologies Ltd.

            In March 1998, the Company offered its existing shareholders the opportunity to acquire 216,667 units at a price of $12 per unit, each unit consisting of three shares of MTL common stock and one warrant to purchase one share of MTL common stock at an exercise price of $5.00 per share. In June 1998, 181,426 units were issued to existing shareholders for approximately $2,177,000. The proceeds were used to repay a $2,000,000 subordinated note due to Medis El, and the outstanding subordinated notes and bank loan.

            In November 1998, the Company offered an additional 176,908 units with the same terms and conditions as the units mentioned above. The proceeds of this offering were approximately $2,123,000. These proceeds were used to purchase an additional 400,000 shares of Medis El for $2,000,000 and to pay interest of $300,000 due on the note which had already been paid. In December 1998, the Company sold an additional 25,000 units with the same terms and conditions as mentioned above. The aggregate proceeds were $300,000.

            In March 1998, as consideration for providing guarantees on Company debt, the Company granted a total of 100,000 warrants to purchase 100,000 shares of the Company's common stock exercisable at $5.00 per share to two officers.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE H (continued)

            Additionally, during 1998, 50,000 warrants were issued to a nonemployee consultant.

            The Company recorded approximately $9,000 of compensation expense relating to the above grants, which represented management's estimate of the fair value of such warrants.

      2.    Medis Technologies Ltd. Warrants

            MTL warrants outstanding are summarized below:

                                                                 Weighted-
                                                                 average
                                                                 exercise
                                                   Shares         price
                                                 ---------     -----------
            Balance at January 1, 1996           1,460,000     $3.00-$5.00

            Exercised                             (316,902)    $   4.00
            Cancelled                                   --
                                                 ---------

            Balance at December 31, 1996         1,143,098     $3.00-$5.00

            Exercised                             (638,573)    $   4.00
            Cancelled                              (15,000)    $3.00-$5.00
                                                 ---------

            Balance at December 31, 1997           489,525     $   5.00

            Granted                                521,572     $   5.00
            Exercised                                   --
            Cancelled                                   --
                                                 ---------

            Balance at December 31, 1998         1,011,097     $   5.00
                                                 =========

      3.    Medis El

            In January 1998, Medis El sold 300,000 shares in a private placement, to an existing shareholder for aggregate net proceeds of $1,334,000. The Company recorded a gain on the issuance of these shares of approximately $796,000, which is reflected as additional paid-in capital.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE H (continued)

      4.    Medis El Share Option Plan

            In October 1993, the Board of Directors of Medis El adopted a share option plan (the "Share Option Plan") pursuant to which 500,000 shares were reserved for issuance upon the exercise of options to be granted to key employees and consultants of Medis El. The Share Option Plan is administered by the Board of Directors, which designates the quantities, dates and prices of the options granted. Unless otherwise determined by the Board of Directors, the exercise price of options will be the market price of the Ordinary Shares on the date of grant.

            Options granted under the Share Option Plan will expire after a four-year period, but will be exercisable only after the second anniversary of the grant date and then only if the option holder is still an employee or consultant of Medis El. The options are exercisable in full, two years after the date of grant. On January 21, 1998, the Board of Directors extended the expiration date of the options issued on February 14, 1994, for an additional one-year period until February 14, 1999. The extension pertains only to options held by persons who were in the employ of Medis El on the date the extension was adopted.

            On March 19, 1996, the Board of Directors of Medis El granted options to purchase Medis El's shares under the share option plan adopted in October 1993 (see details of issuance below). Pursuant to the grant, employees, directors, and a consultant of Medis El received 164,100 options (of which 60,000 were granted to directors and 3,300 were granted to a consultant) which are convertible into shares on a one-to-one ratio at the market price on the date of the grant ($0.5625).

            On May 3, 1998, the Board of Directors of Medis El granted options to purchase Medis El's shares under the Share Option Plan adopted in October 1993 (see details of issuance below). Pursuant to the grant, certain employees, a director, and a consultant of Medis El received 119,000 options (of which 50,000 were granted to a director) which are convertible into shares on a one-to-one ratio at $7.20, which was 80% of the market price on the date of the grant ($9.00).

            On November 4, 1998, the Board of Directors of Medis El granted options to purchase Medis El's shares under the Share Option Plan adopted in October 1993 (see details of issuance below). Pursuant to the grant, the executive vice-president of Medis El received 30,000 options which are convertible into shares on a one-to-one ratio at $6.00. The market price on the date of the grant was $7.188.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE H (continued)

      The following table summarizes Medis El's option plan activity for the three years ended December 31, 1998:

                                                                 Weighted-
                                                   Number        average
                                                     of          exercise
                                                   Shares         price
                                                   -------     -----------
            Balance at January 1, 1996              87,950     $   7.42

            Granted                                164,100         0.56
            Cancelled                               (7,300)        0.56
                                                   -------

            Balance at December 31, 1996           244,750         3.03

            Cancelled                               (9,000)        0.56
                                                   -------

            Balance at December 31, 1997           235,750         3.12

            Granted                                196,400         7.07
            Exercised                              (29,650)        0.66
            Cancelled                              (87,950)        7.42
                                                   -------

            Balance at December 31, 1998           314,550         4.61
                                                   =======

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE H (continued)

      Outstanding Share Option Plan activity is summarized as follows:

                                                                                      Number of options
                                 Exercise                                     -----------------------------------
                Issue date          price   Issued   Exercised   Cancelled    Outstanding            Expires
            -----------------   ---------  -------   ---------   ---------    -----------      ------------------
            February 14, 1994   $ 7.42     143,150                (143,150)                    February 14, 1998
            August 30, 1996       0.5625    89,700     (26,650)    (14,900)    48,150(1)       August 30, 2000
            November 28, 1996     0.5625    11,100      (2,500)     (1,400)     7,200          November 28, 2000
            December 2, 1996      0.5625    63,300                             63,300(2)       December 2, 2000
            February 14, 1998     7.42      47,400        (500)                46,900(1)       February 14, 1999
            July 1, 1998          7.20     105,000                            105,000(3)       July 1, 2002
            November 5, 1998      7.20      14,000                             14,000          November 5, 2002
            November 4, 1998      6.00      30,000                             30,000(4)       November 4, 2002

            (1) Including to the executive vice president of Medis El - 27,500 options
            (2)   Including to directors of Medis El - 60,000 options
            (3) Including to officers and directors of Medis El - 100,000 options
            (4)   All issued to the executive vice president of Medis El

            Compensation costs charged to operations which Medis El records for options granted to non-employees were $23,000 in 1998.

      4.    Effect of SFAS No. 123 on Medis El Share Options

            Pro forma information regarding net income and earnings per share is required by SFAS No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for Medis El's stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes Option Valuation model with the following weighted-average assumptions for 1996 and 1998:

                                                  Medis El          Medis El
                                                   options           options
                                                    1996              1998
                                                 ------------       ---------
            Dividend yield                          0%                0%
            Risk-free interest rate                 6.67%             5.00%
            Volatility factor                       0.31              0.10
            Expected life in years
                after vesting period                2                 1 - 2

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE H (continued)

            The Black-Scholes option valuation model was developed for use in estimating the fair value of the traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because Medis El's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion, existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

            For purposes of pro forma disclosure, the estimated fair value of the options is amortized as an expense over the options' vesting period. The Company's pro forma information is as follows:

                                                          Year ended December 31,
                                             ------------------------------------------
                                                 1996           1997           1998
                                             -----------    -----------    -----------
            Loss for the year as reported    $(2,633,000)   $(1,544,000)   $(4,418,000)
            Pro forma loss                    (2,677,000)    (1,785,000)    (4,592,000)
            Weighted-average fair value of
                Medis El options granted
                during the year              $      7.13                   $      1.89

            The total compensation expense for employees included in the pro forma information for 1996, 1997 and 1998 is $44,000, $144,000 and
            $174,000, respectively.

NOTE I - COMMITMENTS AND CONTINGENCIES

      1. CellScan License - Medis El acquired the rights to the CellScan in August 1992 by assignment from IAI of a license from Bar Ilan University to IAI. Medis El paid IAI $1,000,000 in consideration of the assignment of the license and for certain tooling and equipment. The license is a perpetual worldwide license to develop, manufacture and sell the CellScan, and to sublicense the right to manufacture and sell the device. The license includes all rights to the University's CellScan patents,

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE I (continued)

            know-how and inventions including any subsequently acquired, and all improvements thereto. Medis El is obligated to pay the University a royalty for a twenty-year period beginning in 1995. For the first ten years, the royalty is at the rate of 6.5% of proceeds of sales (after deducting sales commissions and other customary charges) and 4.5% on any fees received from granting territorial rights. The royalty for the second ten-year period is 3.5% on all revenues. In addition to such royalty payments, the Company is required to grant $100,000 to the University during the first year that the Company's after-tax profits exceed $300,000. No royalties were required to be paid during the three years ended December 31, 1998.

      2. Other Royalties - In consideration of grants by the State of Israel, Medis El is obligated to pay royalties of 3% of sales of products developed with funds provided by the State of Israel until the dollar-linked amount equal to the grant payments received by Medis El is repaid in full. All grants received from the State of Israel related to the CellScan technology. Total grants received as of December 31, 1998 aggregate $2,576,000. No royalties were required to be paid during the three years ended December 31, 1998.

      3. Lease Commitments - MTL's office space is provided to MTL for an annual rental fee of approximately $24,000, by a company which is controlled by the Chairman of the Board and the President of MTL.

            Medis El has two leases for office space, laboratory and manufacturing facilities. One lease terminates on December 31, 1999, and provides for annual aggregate rental payments of approximately $64,000. The second lease, which has an initial term through November 1999, with two one-year options to extend the lease through November 2001, provides for annual aggregate rentals of approximately $89,000.

      4. Litigation - An action was filed in 1998, in the Supreme Court of the State of New York, entitled CellScan Argentina SA v. Medis El Ltd., et al. where the plaintiff claims that Medis El defrauded it into entering into a 1993 distribution agreement and in its attendant purchase of a Cell-Scan machine. The plaintiff seeks $10,000,000 in damages including punitive damages. The

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE I (continued)

            Company has answered the complaint and has filed counterclaims against the plaintiff for $3,145,000 arising from the plaintiff's failure to purchase additional machines from the Company, as was required by the distribution agreement. The Company intends to vigorously defend its position and pursue its counterclaims. Reference is made to Note M-8.

      5. Other Agreements - In December 1998, Medis El entered into a Technology Development Agreement with a large multinational corporation pursuant to which such corporation paid Medis El in January 1999, $100,000 for a right of first refusal to obtain exclusive rights to use the stirling cycle and other technology in its field of business and an additional $100,000 to assist in the development of the stirling cycle technology for use in its field of business, which the Company recorded as a credit to research and development expense in the first quarter of 1999.

NOTE J - RELATED PARTY TRANSACTIONS

      1. CellScan Distribution Agreement - Medis El and CDS have entered into an agreement, whereby CDS has the sole distribution rights to the CellScan in the United States continuing for a period of twelve years after FDA approval of the product, but is subject to termination in the event that certain annual performance criteria are not met. CDS is obligated to pay the first $1,500,000 of costs to obtain FDA approval, Medis El is obligated to pay the next $500,000 and is obligated to loan CDS the next $500,000 which will be repaid only if CellScan receives FDA approval. In the event that the distribution agreement is transferred by CDS to a third party for consideration, Medis El will be entitled to receive a pro rata portion of such consideration (based on the share it bore of all FDA costs) to the extent required to repay the loan it granted to the distributor, referred to above.

      2. Exclusive Agency Agreements - In July 1998, Medis El entered into an Exclusive Agency Agreement with CDS. Under such agreement, CDS would coordinate all licensing arrangements between the Company and third parties within North America in respect of the Company's linear technologies. In exchange, CDS would be entitled to receive a fee equal to 10% of all royalties payable to the Company under the specific license agreements for the first ten years of such agreement and 5% of the royalties thereafter.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE J (continued)

            Additionally, on October 26, 1998, the Board of Directors authorized Medis El to enter into an Exclusive Agency Agreement with CDS with respect to Medis El's other technologies. The agreement would be on terms similar to the agreement for linear technologies described above, and is subject to approval at a general meeting of the shareholders of Medis El. In January 1999, Medis El paid CDS $20,000, which represented the royalty due to CDS for negotiating the agreement with the large multinational corporation mentioned in
            Note I-5.

      3. Other Related Party Transactions - Medis El is required to utilize IAI as its initial outside manufacturing source for products to be manufactured by Medis El which IAI is capable of producing at competitive prices and, if IAI is unable to satisfy Medis El's requirement at such prices, Medis El is required to seek other Israeli sources. Only after exhausting these two options, may Medis El then have recourse to non-Israeli sources.

      4. Insurance - Medis El is presently included as an additional insured party on IAI's product and third party liability insurance policy.

      5. Employment Agreement - Medis El had a one-year employment agreement with its executive vice president, which terminated on September 30, 1998. Under the agreement, he received an annual base salary of approximately $109,000. In June 1999, the Company and the executive vice president signed a one-year employment agreement, which became effective on October 1, 1998, which provides the executive vice president an annual base salary of $120,000.

      6. Board Members - Medis Inc. has a Board of Directors consisting of six members, three of which are designated by MTL and three by IAI. Medis El has a Board currently composed of six Directors, three of which are designated by MTL and three by IAI. One of the founding stockholders of MTL is the Chairman of the Board of Medis El, the Chairman of the Board, Chief Executive Officer, and Secretary of MTL and President and Chief Executive Officer of Medis Inc. He receives an annual salary of $100,000 paid by Medis El. The other founding shareholder is a Director of Medis El, Vice President of Medis Inc. and President, Treasurer and a Director of MTL.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE K - INCOME TAXES

            The following represents the components of the Company's pre-tax losses for each of the three years in the period ended December 31, 1998.

                                     Year ended December 31,
                          -----------------------------------------
                               1996           1997           1998
                          -----------    -----------    -----------
            Domestic      $(1,844,000)   $  (481,000)   $(2,556,000)
            Foreign          (789,000)    (1,063,000)    (1,862,000)
                          -----------    -----------    -----------

                          $(2,633,000)   $(1,544,000)   $(4,418,000)
                          ===========    ===========    ===========

      The Company files a consolidated Federal income tax return, which includes MTL, Medis Inc., and CDS. At December 31, 1998, the Company has a net operating loss ("NOL") carryforward for United States Federal income tax purposes of approximately $4,035,000, expiring as follows:

            2007                                              $  210,000
            2008                                                 897,000
            2009                                                 684,000
            2010                                                 657,000
            2011                                               1,115,000
            2012                                                 370,000
            2013                                                 102,000
                                                              ----------

                                                              $4,035,000
                                                              ==========

      Pursuant to United States Federal income tax regulations, the Company's ability to utilize this NOL may be limited due to changes in ownership, as defined in the Internal Revenue Code, which may include the acquisition of the minority interest in Medis Inc. as discussed in Note C.

      The Company, through Medis El, has net operating losses, for Israeli tax purposes, aggregating approximately $19,000,000, which, pursuant to Israeli tax law, do not expire.

      Deferred income tax assets arising from NOL carryforwards have been reduced to zero through a valuation allowance. The Company continually reviews the adequacy of the valuation allowance and will recognize deferred tax assets only if a reassessment indicates that it is more likely than not that the benefits will be realized.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE K (continued)

      Medis El is an Israeli corporation and is subject to income taxes under the relevant Israeli tax law. Medis El has been issued a certificate of approval as an "Approved Enterprise," which allows Medis El to have lower tax rates under Israeli tax law. Such rates include a corporate tax on income at a rate of 20% and a tax rate on distributed dividends of 15%. These benefits may be in force through at least 2006.

      No tax expense has been recorded in the financial statements of the Company, as the Company has a loss in the current year, in each tax-paying jurisdiction.

      Temporary differences that give rise to deferred tax assets are as follows

                                                                     December 31,
                                                               --------------------------
                                                                   1997           1998
                                                               -----------    -----------
            Net operating loss carryforwards - United States   $ 1,649,000    $ 1,691,000
            Net operating loss carryforwards - other             6,277,000      6,839,000
            Other                                                 (350,000)      (544,000)
                                                               -----------    -----------

                                                                 7,576,000      7,986,000

            Valuation allowance                                 (7,576,000)    (7,986,000)
                                                               -----------    -----------

                     Deferred tax assets, net of valuation
                        Allowance                              $        --    $        --
                                                               ===========    ===========

      A reconciliation of the income tax benefit computed at the United States Federal statutory rate to the amounts provided in the financial statements is as follows:

            Income tax benefit computed at Federal statutory rate   $(668,000)
            Effect of foreign income taxes                            258,000
            Change in valuation allowance                             410,000
                                                                    ---------

                                                                    $      --
                                                                    =========

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE L - LIQUIDITY

      Since inception, the Company has incurred operating losses and has used cash in its operations. Accordingly, the Company has relied on financing activities, principally the sale of its stock, to fund its research and development activities. The Company believes this dependence will continue unless it is able to successfully develop and market its technologies. However, there can be no assurance that the Company will be able to continue to obtain financing or successfully develop and market its technology.

NOTE M - SUBSEQUENT EVENTS

      1. In February and March 1999, the Company issued an additional 67,001 units with the same terms as those issued in 1998. Proceeds from such sale aggregated approximately $804,000. In May 1999, the Company issued 100,000 units, of which 25,000 were to IAI. Proceeds from such sale aggregated $1,200,000. The purpose of the aforementioned transactions was to generate additional cash to purchase shares of Medis El in order to fund the research and development activities of Medis El and for the Company's working capital.

      2. On May 19, 1999, the Company purchased an additional 318,181 shares of Medis El for $1,750,000.

      3. On June 8, 1999, the Company extended the expiration date of its outstanding warrants which had previously expired on January 1, 2000, June 30, 2000 and December 31, 2000 through June 30, 2002.

      4. The Company intends to file a Registration Statement with the Securities and Exchange Commission to register all of its outstanding shares and shares underlying warrants and to register additional shares (to a maximum of 5,174,914) to be issued in exchange for outstanding shares of Medis El that are tendered. Such transaction is subject to the terms discussed in the Registration Statement. The Company intends to issue 1.37 of its shares for each share of Medis El that is tendered.

      5. In 1999, Medis El issued an additional 51,150 shares upon exercise of stock options by employees.

      6. On June 30, 1999, the Company charged the eight CellScan machines that were included in property and equipment with a net book value of $522,000 to research and development expense. On the same date, the Company also charged its inventory of cell carriers and antigens with an aggregate cost of $168,000, used in connection with CellScan diagnosis and research, to research and development expense. This treatment reflects management's decision to use the CellScan in developing and testing new applications.

                    Medis Technologies Ltd. and Subsidiaries

                           December 31, 1997 and 1998

NOTE M (continued)

      7. In 1999, the Board of Directors of Medis El extended options scheduled to expire on February 14, 1999 for those persons still in the employ of Medis El (43,600 options) for another year to February 14, 2000.

      8. In July 1999, Medis El reached an agreement with the Peruvian company which owns a CellScan machine, whereby, in consideration of Medis El upgrading the CellScan system at its cost, the owner of the CellScan relinquished any future claims against Medis El except the right to require Medis El to repurchase the CellScan system for $100,000.

      9. On July 13, 1999, the Company's Board of Directors approved the 1999 Stock Option Plan, and reserved 1,000,000 shares of common stock for issuance as stock options or stock appreciation rights pursuant to the plan. No options or stock appreciation rights have been granted pursuant to the plan.

                                    * * * * *

                    Medis Technologies Ltd. and Subsidiaries

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                      March 31, 1999 and December 31, 1998

      The following unaudited pro forma consolidated balance sheet as of March 31, 1999 gives effect to the exchange offer proposed by this Registration Statement, as if it had occurred on March 31, 1999. The following unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the three months ended March 31, 1999, give effect to the exchange offer proposed by this Registration Statement, as if it had occurred at the beginning of each year presented. The exchange offer proposed by this registration statement represents the Company's acquisition of the shares held by minority shareholders of Medis El.

      The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma consolidated financial statements and the notes thereto should be read in conjunction with the consolidated financial statements and the notes thereto. The unaudited pro forma financial information does not purport to represent the financial condition or results of operations of the Company after such transaction nor does it purport to project the financial condition or results of operations of the Company as of any future date or for any future period.

                    Medis Technologies Ltd. and Subsidiaries

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 March 31, 1999

                                                                           Pro forma
                                                          Actual           adjustments       Pro forma
                                                     ---------------     ---------------    ------------
                       ASSETS
Current assets:
   Cash and cash equivalents                         $     3,729,000                        $  3,729,000
   Accounts receivable                                        86,000                              86,000
   Inventory                                                 255,000                             255,000
   Prepaid expenses                                          136,000                             136,000
                                                     ---------------                        ------------

   Total current assets                                    4,206,000                           4,206,000

PROPERTY AND EQUIPMENT, net                                1,068,000                           1,068,000

GOODWILL, net                                              9,069,000     $    23,539,000(a)   32,608,000
                                                     ---------------     ---------------    ------------

                                                     $    14,343,000     $    23,539,000    $ 37,882,000
                                                     ===============     ===============    ============

           LIABILITIES AND STOCKHOLDERS'
              EQUITY

Current liabilities
   Current portion of long-term debt                 $       196,000                        $    196,000
   Accounts payable                                          232,000                             232,000
   Accrued expenses and other current liabilities            374,000                             374,000
                                                     ---------------                        ------------

   Total current liabilities                                 802,000                             802,000

LONG-TERM DEBT                                                47,000                              47,000

OTHER LONG-TERM LIABILITIES                                   63,000                              63,000
                                                     ---------------                        ------------

   Total  liabilities                                        912,000                             912,000

MINORITY INTEREST IN SUBSIDIARY                            1,250,000     $    (1,250,000)(a)          --

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
    Common stock                                              96,000              52,000(a)      148,000
    Additional paid in capital                            30,765,000          24,737,000(a)   55,502,000
    Accumulated deficit                                  (18,680,000)                 --     (18,680,000)
                                                     ---------------     ---------------    ------------

    Total stockholders' equity                            12,181,000          24,789,000      36,970,000
                                                     ---------------     ---------------    ------------

                                                     $    14,343,000     $    23,539,000    $ 37,882,000
                                                     ===============     ===============    ============

                    Medis Technologies Ltd. And Subsidiaries

             NOTE TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 March 31, 1999

(a) Adjustment to reflect the excess of purchase price over assets acquired upon completion of this exchange offer. Such adjustment was calculated assuming that 3,777,310 shares of Medis El are tendered in the exchange offer. The assumed market price for such shares was the quoted market price of Medis El shares on March 31, 1999 of $6.5625. The excess of purchase price over net assets acquired is considered goodwill and the Company intends to amortize this goodwill over a five-year period. The adjustment also eliminates the minority interest of Medis El, as it is assumed to be settled upon completion of this transaction.

                    Medis Technologies Ltd. and Subsidiaries

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        Three months ended March 31, 1999

                                                                Pro forma
                                                   Actual       Adjustments     Pro forma
                                                -----------     -----------     -----------
  Sales

  Cost of sales

  Gross profit

 Operating expenses
    Research and development costs, net        $   332,000                     $   332,000
    Selling general and administrative
      expenses                                     380,000                         380,000
    Amortization expense                           611,000     $ 1,177,000 (a)   1,788,000
                                               -----------     -----------     -----------

    Total operating expenses                     1,323,000       1,177,000       2,500,000
                                               -----------     -----------     -----------

    Loss from operations                        (1,323,000)     (1,177,000)     (2,500,000)

Other income (expenses)
   Interest and other income                        28,000              --          28,000
   Interest expense                                 (3,000)             --          (3,000)
                                               -----------     -----------     -----------

                                                    25,000                          25,000
                                               -----------                     -----------

    Loss before minority interest               (1,298,000)     (1,177,000)     (2,475,000)

Minority interest in losses of subsidiaries        268,000        (268,000)(a)          --
                                               -----------     -----------     -----------

  NET LOSS                                     $(1,030,000)    $(1,445,000)    $(2,475,000)
                                               ===========     ===========     ===========

                    Medis Technologies Ltd. and Subsidiaries

                    NOTE TO UNAUDITED PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS

                        Three months ended March 31, 1999

(a) Adjustment to reflect the amortization of the excess of purchase price over assets acquired upon completion of this exchange offer. Such amortization was calculated on an assumed excess of purchase price over assets acquired of $23,539,000, assuming that 3,777,310 shares of Medis El are tendered at an assumed market price at March 31, 1999 of $6.5625. The amortization for the three months ended March 31, 1999, was calculated assuming that the amortization period is five years. Additionally, the minority shareholders' share of the net loss of Medis El is eliminated since, as of the beginning of the year, there are no minority shareholders.

                    Medis Technologies Ltd. and Subsidiaries

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1998

                                                                   Pro Forma
                                                   Actual         Adjustments       Pro Forma
                                               -------------     -------------     ------------
Sales                                          $       8,000                       $      8,000

Cost of sales                                          3,000                              3,000
                                               -------------                       ------------

Gross profit                                           5,000                              5,000

Operating expenses
    Research and development costs, net            1,646,000                          1,646,000
    Selling, general and administrative
      expenses                                     1,399,000                          1,399,000
    Amortization of goodwill                       2,445,000     $   4,708,000(a)     7,153,000
                                               -------------     -------------     ------------

      Total operating expenses                     5,490,000         4,708,000       10,198,000
                                               -------------     -------------     ------------

      Loss from operations                        (5,485,000)       (4,708,000)     (10,193,000)

Other income (expenses)
   Interest and other income                          63,000                             63,000
   Interest expense                                 (101,000)                          (101,000)
                                               -------------     -------------     ------------

                                                     (38,000)                           (38,000)
                                               -------------     -------------     ------------

 Loss before minority interest                    (5,523,000)       (4,708,000)     (10,231,000)

Minority interest in losses of subsidiaries        1,105,000        (1,105,000)(a)
                                               -------------     -------------     ------------

      NET LOSS                                 $  (4,418,000)    $  (5,813,000)    $(10,231,000)
                                               =============     =============     ============

                    Medis Technologies Ltd. and Subsidiaries

        NOTE TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1998

(a) Adjustment to reflect the amortization of the excess of purchase price over assets acquired upon completion of this exchange offer. Such amortization was calculated on an assumed excess of purchase price over assets acquired of $23,539,000, assuming that 3,777,310 shares of Medis El are tendered at an assumed market price at March 31, 1999 of $6.5625. The current year amortization was calculated assuming that the amortization period is five years. Additionally, the minority shareholders' share of the net loss of Medis El is eliminated since, as of the beginning of the year, there are no minority shareholders.

                                  Medis El Ltd.

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                         December 31,    March 31,
                                                             1998         1999
                                                         ----------     ----------
                                                          (audited)     (unaudited)
                          ASSETS
CURRENT ASSETS
     Cash and cash equivalents                           $    2,960     $    2,737
     Short-term deposits                                        500             --
     Accounts receivable - other                                 66             86
     Inventory                                                  405            255
     Prepaid expenses                                            89            136
                                                         ----------     ----------

              Total current assets                            4,020          3,214
                                                         ----------     ----------

PROPERTY AND EQUIPMENT
     Cost                                                     1,344          1,637
     Less accumulated depreciation                             (484)          (569)
                                                         ----------     ----------

                                                                860          1,068
                                                         ----------     ----------

                                                         $    4,880     $    4,282
                                                         ==========     ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
     Short-term credit                                   $      204     $      196
     Trade payables                                             113            233
     Accrued expenses and other liabilities                     327            374
                                                         ----------     ----------

              Total current liabilities                         644            803
                                                         ----------     ----------

LONG-TERM LIABILITIES
     Long-term debt                                              96             47
     Accrued severance pay                                       61             63
                                                         ----------     ----------

                                                                157            110

SHAREHOLDERS' EQUITY
     Share capital                                              352            352
     Additional paid-in capital                              21,462         21,442
     Accumulated loss                                       (17,564)       (18,286)
     Cumulative translation adjustments                          27             27
     Deferred compensation under employee
         stock option plan and other                           (198)          (166)
                                                         ----------     ----------

              Total shareholders' equity                      4,079          3,369
                                                         ----------     ----------

                                                         $    4,880     $    4,282
                                                         ==========     ==========

   The accompanying notes are an integral part of these financial statements

                                  Medis El Ltd.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         (in thousands, except net loss
                               per share amounts )

                          Three months ended March 31,

                                                          1998           1999
                                                        --------       --------
                                                             (unaudited)

Sales                                                   $      8       $     --

Cost of sales                                                  3             --
                                                        --------       --------

Gross profit                                                   5             --

Research and development costs, net                          355            332
                                                        --------       --------

                                                            (350)          (332)

Selling, general and administrative expenses                 325            414
                                                        --------       --------

Operating loss                                              (675)          (746)

Financial income, net                                          4             24
                                                        --------       --------

                                                            (671)          (722)

Other expenses                                                --             --
                                                        --------       --------

Net loss                                                $   (671)      $   (722)
                                                        ========       ========

Net loss per share - basic and diluted                  $  (0.07)      $  (0.07)
                                                        ========       ========

Weighted - average number of shares outstanding         $  9,542       $ 10,055
                                                        ========       ========

   The accompanying notes are an integral part of these financial statements

                                  Medis El Ltd.

            CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                  Three months ended March 31, 1999 (unaudited)
                                 (in thousands)

                                                                                                Deferred
                                                     Additional                  Cumulative   Compensation      Total
                                           Share       paid-in     Accumulated   translation    ESOP and     shareholders'
                                          capital      capital        loss       adjustments     other           equity
                                        ----------   ----------    ----------    -----------  ------------   -------------
Balance at December 31, 1998            $      352   $   21,462    $  (17,564)   $       27     $     (198)   $    4,079

Changes during the three-month period
    ended March 31, 1999 (unaudited)

       Issuance of shares                       --            1            --            --             --             1
       Additional paid-in capital               --          (21)           --            --             --           (21)
       Net loss                                 --           --          (722)           --             --          (722)
       Grant of stock options                   --           --            --            --             32            32
                                        ----------   ----------    ----------    ----------     ----------    ----------

Balance at March 31, 1999               $      352   $   21,442    $  (18,286)   $       27     $     (166)   $    3,369
                                        ==========   ==========    ==========    ==========     ==========    ==========

   The accompanying notes are an integral part of these financial statements

                                  Medis El Ltd.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                          Three months ended March 31,

                                                                        1998       1999
                                                                     -------    -------
                                                                         (unaudited)
Cash flows from operating activities
     Net loss                                                        $  (671)   $  (722)
     Adjustments to reconcile loss to net
        cash used in operating activities
           Depreciation and amortization                                  29        117
           Changes in accrued severance pay                               25          2
           Loss from sale of property and equipment                       --         --
           Changes in assets and liabilities
               Decrease (increase) in other accounts receivable
                    and prepaid expenses                                  13        (67)
               Decrease (increase) in inventory                            4        (47)
               Increase (decrease) in accounts payable                  (101)       131
                                                                     -------    -------

               Net cash used in operating activities                    (701)      (586)

Cash flows from investing activities
     Purchase of property and equipment                                  (18)       (60)
     Proceeds from sales of property and equipment                        --         --
     Investment in short-term deposits                                    --         --
     Proceeds from realization of short-term deposits                     --        500
                                                                     -------    -------

              Net cash provided by (used in) investing activities        (18)       440
                                                                     -------    -------

Cash flows from financing activities
     Short-term credit                                                    --         (8)
     Proceeds from issuance of shares                                  1,334          1
     Additional paid-in capital                                           --        (21)
     Repayments on long-term debt                                        (49)       (49)
                                                                     -------    -------

              Net cash provided by (used in) financing activities      1,285        (77)
                                                                     -------    -------

              Net increase (decrease) in cash and cash equivalents       566       (223)
Cash and cash equivalents at beginning of period                         787      2,960
                                                                     -------    -------

Cash and cash equivalents at end of period                           $ 1,353    $ 2,737
                                                                     =======    =======

     Grant of stock options                                          $    --    $    --
                                                                     =======    =======
     Reclassification of inventory                                   $    --    $   197
                                                                     =======    =======

     Purchase of property and equipment                              $    --    $    36
                                                                     =======    =======

   The accompanying notes are an integral part of these financial statements

                                  Medis El Ltd.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1997 and 1998

NOTE 1 - GENERAL

      Information in the accompanying condensed consolidated financial statements for the three months ended March 31, 1998 and 1999 is unaudited.

      The condensed consolidated financial statements as of March 31, 1999 and for the three months ended March 31, 1998 and 1999 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and the rules and regulations promulgated by the Securities and Exchange Commission. Accordingly, such condensed financial statements do not include all of the information and footnote disclosures required by generally accepted accounting principles.

      In the opinion of the Company's management, the March 31, 1998 and 1999 unaudited interim condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of such consolidated financial statements. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the entire year. The interim statements should be read in conjunction with the Company's annual financial statements as of December 31, 1998 and for the year then ended, together with their accompanying notes.

NOTE 2 - SIGNIFICANT MATTERS

      During the first quarter of 1999, a U.S.-based multinational corporation paid to the Company $100,000 for a right of first refusal to obtain exclusive rights to use the stirling cycle and other technology in its field of business and an additional $100,000 to assist in the development of the stirling cycle technology for use in its field of business, which the Company recorded as a credit to research and development expense. This payment was made pursuant to a technology development agreement the Company entered into with the corporation in December 1998 to, among other things, jointly develop the stirling cycle system for application in such corporation's line of business. Pursuant to the Company's agency agreement with CDS Distributor, Inc. ("CDS"), a wholly-owned subsidiary of Medis Technologies Ltd. - a major shareholder of the Company, it paid to CDS $20,000, in connection with the above-described payment.

                                  Medis El Ltd.

                           December 31, 1997 and 1998

NOTE 2 (continued)

      During the three months ended March 31, 1999, the Company reclassified three CellScans with a total cost of $197,000 from inventory to property and equipment. This treatment, which results in all of the Company's CellScans being classified as property and equipment, is consistent with the Company's use of its CellScans as a marketing tool to demonstrate and promote the CellScan technology. Depreciation expense on the Company's CellScans during the three months ended March 31, 1999, which was charged to selling, general and administrative expense, amounted to $52,000.

NOTE 3 - SUBSEQUENT EVENTS

      1. On May 19, 1999, the Company issued to Medis Technologies Ltd. 318,181 of its ordinary shares for an aggregate of $1,750,000.

      2. In 1999, the Company issued an additional 51,150 shares upon exercise of stock options by employees.

      3. On June 30, 1999, the Company charged the eight CellScan machines that were included in property and equipment with a net book value of $522,000 to research and development expense. On the same date, the Company also charged its inventory of cell carriers and antigens with an aggregate cost of $168,000, used in connection with CellScan diagnosis and research, to research and development expense. This treatment reflects management's decision to use the CellScan in developing and testing new applications.

      4. In 1999, the Board of Directors of the Company extended options scheduled to expire on February 14, 1999 for those persons still in the employ of Medis El (43,600 options) for another year to February 14, 2000.

      5. In July 1999, the Company reached an agreement with the Peruvian company which owns a CellScan machine whereby in consideration of the Company upgrading the CellScan system at its cost, the owner of the CellScan relinquished any future claims against the Company except the right to require the Company to repurchase the CellScan system for $100,000.

                INDEPENDENT AUDITORS' REPORT TO THE SHAREHOLDERS
                                       OF
                                  MEDIS EL LTD.

We have audited the consolidated balance sheets of "Medis El Ltd." and its subsidiary (the "Company") as of December 31, 1998 and 1997 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditors' Regulations (Mode of Performance), 1973, which auditing standards are substantially identical to generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement, whether accidental or intentional. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations, its changes in shareholders' equity and its cash flows for each of the three years in the period ended December 31, 1998, in accordance with generally accepted accounting principles in Israel and in the United States (as applicable to these financial statements, such accounting principles are, in all material respects, substantially identical).

                                                    Fahn, Kanne & Co.
                                            Certified Public Accountants (Isr.)

Tel-Aviv, Israel
March 29, 1999

                                  MEDIS EL LTD.

                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)

                                                                      December 31,    December 31,
                                                                         1997            1998
                                                                       ----------     ------------
                                 ASSETS
Current Assets:
   Cash and cash equivalents (Note 3)                                    $    787       $  2,960
   Short-term deposits                                                         --            500
   Accounts receivable - Other (Note 4)                                        87             66
   Inventory                                                                  947            405
   Prepaid expenses                                                            46             89
                                                                         --------       --------
            Total current assets                                            1,867          4,020
                                                                         --------       --------

Property and Equipment (Note 5):
   Cost                                                                       831          1,344
   Less - accumulated depreciation                                           (375)          (484)
                                                                         --------       --------
                                                                              456            860
                                                                         --------       --------

                                                                         --------       --------
                                                                         $  2,323       $  4,880
                                                                         ========       ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
   Short-term credit                                                     $    198       $    204
   Trade payables                                                             155            113
   Accrued expenses and other liabilities (Note 6)                            305            327
                                                                         --------       --------
            Total current liabilities                                         658            644
                                                                         --------       --------

Long-Term Liabilities:
   Long-term debt (Note 7)                                                    293             96
   Accrued severance pay (Note 8)                                              28             61
                                                                         --------       --------

                                                                              321            157
                                                                         --------       --------

Contingent Liabilities and Commitments (Note 9)

Shareholders' Equity:
   Share capital  (Note 10):
      Authorized - 30,000,000 ordinary shares of NIS 0.1 par value,
      Issued and outstanding - 10,054,650 shares                              334            352
   Additional paid-in capital                                              15,580         21,462
   Accumulated loss                                                       (14,597)       (17,564)
   Cumulative translation adjustments                                          27             27
   Deferred compensation under employee stock option plan and other            --           (198)
                                                                         --------       --------
            Total shareholders' equity                                      1,344          4,079
                                                                         --------       --------

                                                                         --------       --------
                                                                         $  2,323       $  4,880
                                                                         ========       ========

    The accompanying notes are an integral part of the financial statements.

                                  MEDIS EL LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (In Thousands, Except Net Loss Per Share Amounts)

                                                                   Year Ended December 31
                                                            -----------------------------------
                                                             1996          1997          1998
                                                            -------       -------       -------
Sales                                                       $    32       $    --       $     8

Cost of sales                                                    11            --             3
                                                            -------       -------       -------
Gross profit                                                     21            --             5

Research and development costs, net (Note 11)                   815         1,406         1,646
                                                            -------       -------       -------
                                                               (794)       (1,406)       (1,641)

Selling, general and administrative expenses (Note 12)        1,187         1,269         1,350
                                                            -------       -------       -------
Operating loss                                               (1,981)       (2,675)       (2,991)

Financial income, net                                            20            28            34
                                                            -------       -------       -------
                                                             (1,961)       (2,647)       (2,957)

Other expenses                                                   (1)           --           (10)
                                                            -------       -------       -------

    Net Loss                                                $(1,962)      $(2,647)      $(2,967)
                                                            =======       =======       =======

Net loss per share - basic and diluted                      $ (0.22)      $ (0.28)      $ (0.31)
                                                            =======       =======       =======

Weighted average number of shares outstanding                 8,790         9,325         9,624
                                                            =======       =======       =======

    The accompanying notes are an integral part of the financial statements.

                                  MEDIS EL LTD.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (In Thousands)

                                                                                                           Deferred
                                                            Additional                      Cumulative   Compensation     Total
                                                Share         Paid-in      Accumulated     Translation     ESOP and    Shareholders'
                                               Capital        Capital         Loss         Adjustments      Other         Equity
                                              --------       --------       --------        --------       --------     --------
Balance at January 1, 1996                         313         11,741         (9,988)             27             --        2,093

Changes During the Year Ended
    December 31, 1996

Issuance of shares (*)                              21          3,109             --              --             --        3,130
Additional paid-in capital                          --            608             --              --             --          608
Net loss                                            --             --         (1,962)             --             --       (1,962)
                                              --------       --------       --------        --------       --------     --------
Balance at December 31, 1996                       334         15,458        (11,950)             27             --        3,869

Changes During the Year Ended
    December 31, 1997

Additional paid-in capital                          --            122             --              --             --          122
Net loss                                            --             --         (2,647)             --             --       (2,647)
                                              --------       --------       --------        --------       --------     --------
Balance at December 31, 1997                       334         15,580        (14,597)             27             --        1,344

Changes During the Year Ended
    December 31, 1998

Issuance of shares (*)                              18          3,332             --              --             --        3,350
Additional paid-in capital                          --          2,300             --              --             --        2,300
Net loss                                            --             --         (2,967)             --                      (2,967)
Grant of  stock options                             --            250             --              --           (198)          52
                                              --------       --------       --------        --------       --------     --------
Balance at December 31, 1998                  $    352       $ 21,462       $(17,564)       $     27       $   (198)    $  4,079
                                              ========       ========       ========        ========       ========     ========

(*) Net of share issue expenses of $20,000 and $133,000 in 1998 and1996, respectively

    The accompanying notes are an integral part of the financial statements.

                                  MEDIS EL LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                       Year Ended December 31
                                                                -----------------------------------
                                                                   1996          1997          1998
                                                                -------       -------       -------
Cash Flows from Operating Activities:
    Net loss                                                    $(1,962)      $(2,647)      $(2,967)
    Adjustments to reconcile loss to net cash used in
      operating activities:

      Depreciation and amortization                                 106           101           184
      Changes in accrued severance pay                               (1)           13            33
      Erosion of securities and short-term deposits                  (5)           22            --
      Loss from sale of property and equipment                        1            --            10
     Changes in assets and liabilities:
      Decrease in trade accounts receivable                          23             8            --
      Decrease (increase) in other accounts receivable and
       prepaid expenses                                             171            30           (22)
      Decrease (increase) in inventory                               16           (78)          113
      Increase (decrease) in accounts payable                      (325)           83           (20)
                                                                -------       -------       -------
Net cash used in operating activities                            (1,976)       (2,468)       (2,669)
                                                                -------       -------       -------

Cash Flows from Investing Activities:
    Purchase of property and equipment                             (137)         (124)         (134)
    Proceeds from sales of property and equipment                    62             1            17
    Investment in securities and short-term deposits               (496)           --          (500)
    Proceeds from realization of securities and short-term
      deposits                                                       --           479            --
                                                                -------       -------       -------
Net cash provided by (used in) investing activities                (571)          356          (617)
                                                                -------       -------       -------

Cash Flows from Financing Activities:
    Short-term credit                                                (5)            1             6
    Proceeds from issuance of shares                              3,130            --         3,350
    Additional paid-in capital                                      608           122         2,300
    Repayment of  long-term debt                                   (153)         (192)         (197)
                                                                -------       -------       -------
Net cash provided by (used in) financing activities               3,580           (69)        5,459
                                                                -------       -------       -------

Net increase (decrease) in cash and cash equivalents              1,033        (2,181)        2,173
Cash and cash equivalents at beginning of year                    1,935         2,968           787
                                                                -------       -------       -------
Cash and cash equivalents at end of year                        $ 2,968       $   787       $ 2,960
                                                                =======       =======       =======

Non-Cash Transactions:
    Grant of stock options                                      $    --       $    --       $   250
    Reclassification of inventory                               $    --       $    --       $   429
                                                                =======       =======       =======

    The accompanying notes are an integral part of the financial statements.

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 1 - General

Medis El Ltd. (the "Company") was incorporated in July 1992 and is engaged in the development, clinical testing and marketing of the CellScan System, a diagnostic system designed for screening and detecting diseases by means of a blood test. The System is designed to provide a new way to study cells, offering the opportunity for early detection of cancer, AIDS, infectious diseases and autoimmune diseases. CellScan Systems are utilized for basic research in cell biology and for the detection of cancer, such as breast, colon, lung and prostate, as well as personalized chemotherapy. The Company, through the placement of the CellScan System at several medical institutions around the world, is seeking to develop new applications for the CellScan System in additional fields, such as AIDS detection, follow-up and preventive therapy and the development of diagnostic tests in the field of infectious and autoimmune diseases.

The Company is also engaged in developing and marketing its other technologies, which include: The Stirling Cycle Technologies, The Toroidal Internal Combustion Engine, The Fuel Cells, The Reciprocating Electric Machine, and The Neuritor.

Year 2000 Compliance

Many computer systems which express dates using only the last two digits of the year may malfunction due to the date change to the Year 2000. The risk to the business relates not only to the Company's computer system, but also to some degree to those of the customers and suppliers of the Company.

The Company has performed a review of its Year 2000 compliance relative to its products and systems. No limitation is expected in using any of its products or systems. However, there can be no assurance that the Company's products and systems contain all of the necessary code changes. Moreover, the Company cannot predict the consequences of the failure of its customers or suppliers to adopt year 2000 compliant software or to comply with installations for Year 2000 solutions in a timely and accurate manner.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A.    ACCOUNTING PRINCIPLES

      The financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") in Israel. Such Israeli accounting principles, as applicable to these financial statements, are, in all material respects, the same as accounting principles generally accepted in the United States.

B.    USE OF ESTIMATES

      The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C.    PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of Medis El Ltd. and its subsidiary, More Energy Ltd., of which Medis El owns 70%. Consolidation was made based on the financial statements of the subsidiary, after elimination of intercompany balances.

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Cont.)

D.    FINANCIAL STATEMENTS IN U.S. DOLLARS

      1. These financial statements have been prepared in U.S. Dollars ("the dollar") because the functional currency of the Company is the dollar. The dollar is the currency of the primary economic environment in which the operations of the Company are conducted. Most of the sales of the Company are generated outside of Israel, in dollars. The remainder of Company sales, which are generated in Israel, are linked to the dollar. In addition, the Company manages its operations in dollars.

            Certain of the dollar amounts in the financial statements may represent the dollar equivalent of other currencies, including the New Israeli Shekel ("NIS"), which may not be exchangeable for dollars.

      2. Transactions and balances denominated in dollars are presented at their dollar amounts. Non-dollar transactions and balances are remeasured into dollars in accordance with the principles set forth in the Statement of Financial Accounting Standards ("FAS") No. 52, "Foreign Currency Translation", of the Financial Accounting Standards Board of the United States.

            Accordingly, items have been remeasured as follows:

            o Monetary items - at the current exchange rate at each balance sheet date;

            o     Nonmonetary items - at historical exchange rates;

            o Income and expense items - at exchange rates current as of the date of recognition of those items (excluding depreciation and other items deriving from nonmonetary items).

            o Exchange gains and loses from the aforementioned remeasurements (which are immaterial for each year) are reflected in the statements of income.

E.    TRANSLATION OF FOREIGN CURRENCIES

      Balances denominated in foreign currencies are translated at exchange rates prevailing at the balance sheet date. Exchange rates between the NIS and the U.S. dollar at December 31, 1998 and 1997 were NIS 4.16 = $ 1.00 and NIS 3.536 = $ 1.00, respectively.

F.    CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of cash, money-market funds and certificates of deposit with a maturity of three months or less.

G.    INVENTORY

      Inventory is presented at the lower of cost or market value. Cost is determined on the "first-in, first-out" basis.

H.    PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost, net of investment grants received in respect thereof. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives on the straight-line basis. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter. The annual depreciation rates are as follows:

                                                              Annual Rates (%)
                                                              ----------------
            Machinery and equipment                             10 - 20
            Computers                                           20 - 33
            Furniture and office equipment                      7 - 15
            Vehicles                                              15

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (Cont.)

I.    REVENUE RECOGNITION

      Revenue from sales is recognized upon delivery of the product to the customer.

J.    WARRANTY COSTS

      The Company grants a one-year warranty on products sold and provides for estimated warranty costs.

K.    RESEARCH AND DEVELOPMENT COSTS

      Research and development costs are charged to operations as incurred.

      Grants received from the State of Israel for research and development are offset against the Company's research and development costs.

L.    EARNINGS PER SHARE

      Earnings per share are computed based on the weighted average number of shares outstanding during each period. Stock options have been excluded from the calculation of diluted loss per share as their effect would have been anti-dilutive.

M.    STOCK-BASED COMPENSATION

      The Company has elected to follow the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB-25"), in accounting for its employee stock option plans. Under APB-25, when the exercise price of the Company's employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recognized.

NOTE 3 - CASH AND CASH EQUIVALENTS

                                                   December 31,     December 31,
                                                       1997             1998
                                                    -----------      -----------

In Israeli currency (NIS)                               $  114            $  105

In U.S. dollars                                            673             2,855
                                                        ------            ------
                                                        $  787            $2,960
                                                        ======            ======

NOTE 4 - ACCOUNTS RECEIVABLE - OTHER

                                                   December 31,     December 31,
                                                       1997             1998
                                                    -----------      -----------

Government institutions                                 $   59            $   15

Sundry                                                      28                51
                                                        ------            ------
                                                        $   87            $   66
                                                        ======            ======

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 5 - PROPERTY AND EQUIPMENT

                                                      December 31,     December 31,
                                                          1997              1998
                                                        ------            ------
Cost (*)
Machinery and equipment                                 $  341            $  776
Computers                                                  150               174
Furniture and office equipment                              80                84
Vehicles                                                   146               154
Leasehold improvements                                     114               156
                                                        ------            ------
                                                        $  831            $1,344
                                                        ======            ======

(*) Net of investment grants                            $   93            $   89
                                                        ======            ======

Accumulated Depreciation
Machinery and equipment                                 $  131            $  168
Computers                                                  107               135
Furniture and office equipment                              33                40
Vehicles                                                    32                33
Leasehold improvements                                      72               108
                                                        ------            ------
                                                        $  375            $  484
                                                        ======            ======

NOTE 6 - ACCRUED EXPENSES AND OTHER LIABILITIES

                                                      December 31,     December 31,
                                                          1997              1998
                                                        ------            ------
Employees and related liabilities                       $  136            $  160
Accrued expenses                                           169               167
                                                        ------            ------
                                                        $  305            $  327
                                                        ======            ======

      Includes amounts in NIS                           $  168            $  203
                                                        ======            ======

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 7 - LONG-TERM DEBT

A. The long-term debt is comprised of bank loans linked to the dollar, bearing interest equal to the London Inter-Bank Offered Rate (LIBOR) plus 2.4% to 2.6% per annum and guaranteed by the State of Israel.

      The aggregate maturities after the balance sheet date are as follows:

      Year Ended December 31,
      -----------------------
        1999, current liability                                $ 196
                                                               -----
        2000                                                      86

        2001                                                       7

        2002                                                       3
                                                               -----
                                                                  96
                                                               -----

                                                               -----
                                                               $ 292
                                                               =====

B. To collateralize the loans which the Company received from the bank, the Company gave a floating lien on all its assets.

NOTE 8 - ACCRUED SEVERANCE PAY

The Company's liability for severance pay, pursuant to Israeli law, is fully provided for through managers' insurance policies and by an accrual which reflects the unfunded portion. The amounts maintained with insurance companies are not under the control of the Company and, therefore, are not included in the financial statements.

NOTE 9 - CONTINGENT LIABILITIES AND COMMITMENTS

A. The Company acquired the rights to the CellScan in August 1992 by assignment from Israel Aircraft Industries Ltd. ("IAI" - a related party, see note 14A) to the Company of a license from Bar Ilan University (the "University") to IAI. The Company paid IAI $1,000,000 in consideration of the assignment of the license and for certain tooling and equipment. The license is a perpetual worldwide license to develop, manufacture, market and sell the CellScan, and to sub-license the right to manufacture and sell the device. The license includes all rights to the University's CellScan patents, know-how and inventions, including any subsequently acquired, and all improvements thereto. Beginning in 1995, the Company is obliged to pay the University a royalty for a 20-year period. For the first ten years, the royalty is at the rate of 6.5% on proceeds of sales (after deducting sales commissions and other customary charges) and 4.5% on any fees received on account of the grant of territorial rights. The royalty in the ensuing ten years is 3.5% on all revenues, whether from sales or fees. In addition to such royalty payments, the Company is to make a further grant of $100,000 to the University for the first year in which the Company's post-tax profits exceed $300,000.

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 9 - CONTINGENT LIABILITIES AND COMMITMENTS (cont.)

B. The Company acquired the rights to the Neuritor in August 1992 by assignment from IAI to the Company of a license from Imexco General Ltd. ("Imexco"), for which assignment the Company paid $500,000. An additional sum of $125,000 was paid in December 1995. In 1996, the Company relinquished its exclusive right to market the Neuritor in consideration of relief of its obligation to pay minimum royalties. The Company has to pay Imexco royalties at rates ranging from 2% to 7% of the revenue generated by the sale of the Neuritor.

C. In consideration of grants by the State of Israel, the Company is obligated to pay royalties of 3% of sales of products developed with funds provided by the State of Israel until the dollar-linked amount equal to the grant payments received by the Company is repaid in full. This amount, as of December 31, 1998, is approximately $2,576,000.

D. The Company is committed under two leases for office space, laboratory and manufacturing facilities. Its corporate headquarters and principal facility lease terminates on December 31, 1999 and provides for an annual aggregate rental of approximately $64,000. Its Technology center facility lease, which has an initial term until November 1999 and two one-year options extending to November 2001 on most of the facility, provides for an annual aggregate rental of approximately $89,000.

E.    For commitments to related parties, see Note 14.

F. There is an action newly pending in the Supreme Court of the State of New York, County of New York, entitled CellScan Argentina, S.A v. Medis El Ltd., et al. In this action, plaintiff claims that the Company defrauded it into entering into a 1993 distribution agreement with the Company and in its attendant purchase of a CellScan machine. Plaintiff seeks $10 million, which amount includes punitive damages. The Company has answered the complaint and has counterclaimed against the plaintiff for $3,145,000 arising from plaintiff's failure to purchase additional machines from the Company, as was required by the distribution agreement at issue. The Company intends to defend its position and pursue its counterclaim vigorously. Although the Company's independent counsel cannot opine about the outcome of this litigation, as there has been no discovery or substantive motion practice, counsel has advised the Company that it believes that the Company has meritorious defenses to the claim. The Company did not make any provision in the Financial Statements for the said claim.

G. In December 1998, the Company entered into a Technology Development Agreement with a large multi-national corporation (hereinafter - "the corporation") pursuant to which the corporation paid the Company, after the balance sheet date, $100,000 for a right of first refusal to obtain exclusive rights in its particular field for certain of

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - CONTINGENT LIABILITIES AND COMMITMENTS (cont.)

the Company's technologies including the Stirling Cycle Linear system and $100,000 for the development for the Stirling Cycle Linear system. After acceptance of the technology, In order to qualify to maintain its exclusivity for the Stirling Cycle Linear system for a period of 10 years after first commercialization, the corporation will pay the Company an additional $500,000 towards the cost of tooling for production.

NOTE 10- SHARE CAPITAL

A. NUMBER OF SHARES

                                              Authorized          Issued and Outstanding
                                      ------------------------    ----------------------
                                        December     December     December    December
                                        31, 1997     31, 1998     31, 1997    31, 1998
                                       ----------   ----------    ---------  ----------
Ordinary Shares of NIS  0.1 each       30,000,000   30,000,000    9,325,000  10,054,650
                                       ==========   ==========    =========  ==========

      Subsequent to the balance sheet date, the Company issued additional shares (see Note 14F).

B.    SHARE OPTION PLAN

      In October 1993, the Board of Directors of the Company adopted a share option plan (the "Share Option Plan") pursuant to which 500,000 shares were reserved for issuance upon the exercise of options to be granted to key employees and consultants of the Company. The Share Option Plan is administered by the Board of Directors, which designates the quantities, dates and prices of the options granted. Unless otherwise determined by the Company's Board of Directors, the exercise price of options will be the market price of the Ordinary Shares on the date of grant.

      Options under the Share Option Plan will be for a four year period, but will be exercisable only after the second anniversary of the grant date and then only if the option holder is still an employee or consultant of the Company. The options are exercisable in full, two years after the date of grant. The grantee is responsible for all personal tax consequences of the grant and the exercise thereof. The Company believes that no tax consequences will result to the Company in connection with such grant or exercise. On January 21, 1998, the Board of Directors extended the expiration date of the options issued on February 14, 1994 for an additional one-year period until February 14, 1999. The extension pertains only to options held by persons who were in the employ of the company on the date the extension was adopted.

      On March 19, 1996, the Board of Directors of the Company granted options to purchase the Company's shares under the share option plan adopted in October 1993 (see details of issuance in D. below). Pursuant to the grant, employees, directors, and a consultant of the Company received 164,100 options (of which 60,000 were granted to directors and 3,300 were granted to a consultant) which are convertible into shares on a one to one ratio at the market price on the date of the grant ($0.5625).

      On May 3, 1998, the Board of Directors of the Company granted options to purchase the Company's shares under the share option plan adopted in October 1993 (see details of issuance in D. below). Pursuant to the grant, certain employees, a director, and a consultant of the Company received 119,000 options (of which 50,000 were granted to a director) which are convertible into shares on a one to one ratio at $7.20, which was 80% of the market price on the date of the grant ($9.00).

      On November 4, 1998, the Board of Directors of the Company granted options to purchase the Company's shares under the share option plan adopted in October 1993 (see details of issuance in D. below). Pursuant to the grant, the executive vice-president of the Company received 30,000 options which are convertible into shares on a one to one ratio at $6.00. The market price on the date of the grant was $7.188.

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- SHARE CAPITAL (cont.)

C. The following table summarizes option plan activity for the three years ended December 31, 1998:

                                                                   Weighted
                                                                    Average
                                           Number of Options    Exercise Price
                                           -----------------    --------------

Balance at January 1, 1996                        87,950             7.42

 Changes During the Year Ended
        December 31, 1996

Granted                                          164,100             0.56

Cancelled                                         (7,300)            0.56
                                                 -------

Balance at December 31, 1996                     244,750             3.03

 Changes During the Year Ended
        December 31, 1997

Cancelled                                         (9,000)            0.56
                                                 -------

Balance at December 31, 1997                     235,750             3.12

 Changes During the Year Ended
        December 31, 1998

Granted                                          196,400             7.07

Exercised                                        (29,650)            0.66

Cancelled                                        (87,950)            7.42
                                                 -------

Balance at December 31, 1998                     314,550             4.61
                                                 =======

D. Outstanding Share Option Plan activity (see B. and C. above) is summarized as follows:

                                                                                                Number of Options
                                                                                      ------------------------------------
          Issue Date        Exercise Price   Issued       Exercised      Cancelled    Outstanding           Expires
      -----------------     --------------   ------       ---------      ---------    -----------      -------------------
      February 14, 1994      $    7.42       143,150             --       (143,150)            --      February 14, 1998

      August 30, 1996        $  0.5625        89,700        (26,650)       (14,900)        48,150(1)   August 30, 2000

      November 28, 1996      $  0.5625        11,100         (2,500)        (1,400)         7,200      November 28, 2000

      December 2, 1996       $  0.5625        63,300             --             --         63,300(2)   December 2, 2000

      February 14, 1998      $    7.42        47,400           (500)            --         46,900(1)   February 14, 1999

      July 1, 1998           $    7.20       105,000             --             --        105,000(3)   July 1, 2002

      November 5, 1998       $    7.20        14,000             --             --         14,000      November 5, 2002

      November 4, 1998       $    6.00        30,000             --             --         30,000(4)   November 4, 2002

      (1) Including to the executive vice president of the Company - 27,500 options.
      (2)   Including to directors of the Company - 60,000 options.
      (3) Including to the executive vice president of the Company - 50,000 options.

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- SHARE CAPITAL (cont.)

      (4)   All issued to the executive vice president of the Company

      Compensation costs charged to operations which the Company records for options granted to non-employees were $23,000 in 1998.

E. Pro-forma information regarding net income and earnings per share is required by SFAS No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes Option Valuation model with the following weighted-average assumptions for 1996 and 1998:

                                                   1996             1998
                                                 -------          -------
      Dividend yield                                   0%               0%
      Risk-free interest rate                       6.67%            5.00%
      Volatility factor                             0.31             0.10
      Expected life in years
      after vesting period                             2              1-2

      The Black-Scholes option valuation model was developed for use in estimating the fair value of the traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

      For purposes of pro-forma disclosure, the estimated fair value of the options is amortized as an expense over the options' vesting period. The Company's pro-forma information is as follows:

                                                                    Year ended December 31,
                                                             1996            1997            1998
                                                          ---------       ---------       ---------
                                                          (In thousands, except per share amounts)
                                                          ----------------------------------------
      Loss for the year as reported                       $  (1,962)      $  (2,647)      $  (2,967)
      Pro-forma loss                                      $  (2,072)      $  (3,006)      $  (3,244)
      Loss per share as reported                          $   (0.22)      $   (0.28)      $   (0.31)
      Pro-forma loss per share                            $   (0.24)      $   (0.32)      $   (0.34)
      Weighted average fair value of options granted
      during the year                                     $    7.13              --       $    1.89

      The total compensation expense for employees included in the pro-forma information for 1996, 1997 and 1998 is $110,000, $359,000 and $277,000,
      respectively.

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 11- RESEARCH AND DEVELOPMENT COSTS, NET

                                                                        Year ended December 31,
                                                                   ----------------------------------
                                                                    1996          1997         1998
                                                                   -------       -------      -------
      Salaries, materials, sub-contractors and other expenses      $   838       $ 1,333      $ 1,545
      Depreciation expense                                              80            73          101
                                                                   -------       -------      -------
                                                                       918         1,406        1,646
      Government grants                                               (103)           --           --
                                                                   -------       -------      -------
                                                                   $   815       $ 1,406      $ 1,646
                                                                   =======       =======      =======

      Distribution by field of research:

      Medical                                                      $   815       $ 1,328      $ 1,173
      Stirling Cycle Technologies                                       --            78          354
      Other                                                             --            --          119
                                                                   -------       -------      -------
                                                                   $   815       $ 1,406      $ 1,646
                                                                   =======       =======      =======

NOTE 12 - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                                        Year ended December 31,
                                                                   ----------------------------------
                                                                    1996          1997         1998
                                                                   -------       -------      -------
      Selling expenses                                             $   147       $   146      $   146
      General and administrative expenses                            1,014         1,095        1,174
      Depreciation expense                                              26            28           30
                                                                   -------       -------      -------
                                                                   $ 1,187       $ 1,269      $ 1,350
                                                                   =======       =======      =======

                                  MEDIS EL LTD.

                        NOTES TO THE FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 13 - INCOME TAXES

A. Under the Income Tax Law (Adjustment for Inflation), 1985, income for tax purposes is measured in terms of earnings in NIS, adjusted for the increase in the Israeli CPI.

B. Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the "Law") are summarized as follows:

      The Company has been issued a certificate of approval as an "Approved Enterprise" under the Law.

      In accordance with the above Law, the Company elected the "combined path", pursuant to which the Company has the right to receive a government guaranteed bank loan of 66% of the amount of the approved investment (see
      Note 7). In addition, the Company has the right to receive a grant of 25% of the approved investment, in which case the loan will be reduced by the amount of the grant. As of the balance sheet date, the Company has received grants in the amount of $97,000, of which $89,000 remains after the sale of vehicles in respect of which investment grants were received.

      The tax liability in respect of the Company's income deriving from its Approved Enterprise activities is calculated as follows:

      1.    For a ten-year period, company tax at a rate of 20% of income.

      2.    Tax on dividends distributed at a rate of 15% (instead of 25%).

      These tax benefits can be utilized at least through 2006.

C. A reconciliation of the theoretical tax expense, assuming all income was taxed at the regular rate applicable to an Israeli corporation, and the actual tax expense is as follows:

                                                                        Year ended December 31,
                                                                   ----------------------------------
                                                                    1996          1997         1998
                                                                   -------       -------      -------
      Theoretical tax benefit on losses (*)                        $   706       $   952      $ 1,068

      Non-deductible expenses                                           (4)           (6)          (5)

      Tax adjustments in respect of inflation in
      Israel and other items                                            40           (58)        (189)
                                                                   -------       -------      -------

                                                                       742           888          874

      Valuation allowance                                             (742)         (888)        (874)
                                                                   -------       -------      -------
      Reported income tax expense                                  $    --       $    --      $    --
                                                                   =======       =======      =======

      (*) Applicable tax rate                                           36%           36%          36%
                                                                   =======       =======      =======

D. The Company has not been audited by the Israeli tax authorities since its incorporation.

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         (Tabular amounts in thousands)

NOTE 13 - INCOME TAXES (cont.)

E. Temporary differences giving rise to deferred tax assets and liabilities are as follows:

                                                         December 31,     December 31,
                                                            1997              1998
                                                         ------------     ------------
      Net operating loss carryforward                      $ 6,277          $ 6,839
      Temporary differences, net                              (350)            (544)
                                                           -------          -------
      Total                                                  5,927            6,295
      Valuation allowance                                   (5,927)          (6,295)
                                                           -------          -------
      Deferred tax assets, net of valuation allowance      $    --          $    --
                                                           =======          =======

NOTE 14 - TRANSACTIONS WITH RELATED PARTIES

A. The Company is controlled directly and indirectly (via Cell Diagnostics Inc. ("CDI") and its wholly owned subsidiary Medis Inc.), by a group of Investors, which includes Company board members Robert K. Lifton and Howard Weingrow and Israel Aircraft Industries Ltd. ("IAI"), a government corporation.

B. The following transactions with related parties are included in the financial statements:

                                                                        Year ended December 31,
                                                                   ----------------------------------
                                                                    1996          1997         1998
                                                                   -------       -------      -------
      Expenses                                                     $    25       $    32      $    32

      Participation of a related party in Company expenses              (3)           --           --

      Reimbursement to related parties                             $   145       $   164      $   161

C. The Company's CellScan distribution agreement for the United States with a subsidiary of CDI is for a period expiring 12 years after FDA approval of the product, but is subject to termination in the event that certain yearly performance criteria are not met. The distributor is obligated to fund the effort to obtain FDA approval in accordance with the following schedule:

      1.    First $1,500,000 - to be paid by the distributor.

      2.    Next $500,000 - to be paid by the Company.

      3. Next $500,000 - to be loaned by the Company to the distributor but to be repaid to the Company only if the CellScan receives FDA approval.

      In the event that the distribution agreement is transferred by CDI to a third party for consideration, the Company will be entitled to receive a pro rata portion of such consideration (based on the share it bore of all FDA costs) to the extent required to repay the loan it granted to the distributor, referred to in item 3 above.

      In July 1998, the Company entered into an Exclusive Agency Agreement with CDS Distributors Inc. or its affiliate ("CDS"). CDS Distributors Inc. is a subsidiary of CDI - a principal beneficial shareholder of the Company. Under such agreement, CDS would coordinate all licensing arrangements between the Company and third parties within

                                  MEDIS EL LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - TRANSACTIONS WITH RELATED PARTIES (cont.)

      North America in respect of the Company's linear technologies. In exchange, CDS would be entitled to receive a fee equal to 10% of all royalties payable to the Company under the specific license agreements for the first ten years of such agreement and 5% of the royalties thereafter. The agreement is subject to approval at a general meeting of the shareholders of the Company.

      Additionally, on October 26, 1998, the Board of Directors authorized the company to enter into an Exclusive Agency Agreement with CDS Distributors Inc. in respect of the Company's other technologies. The agreement would be on terms similar to the agreement for linear technologies described above, and would be subject to approval at a general meeting of the shareholders of the Company.

D. The Company is required to utilize IAI as its initial outside manufacturing source for products which IAI is capable of producing at competitive prices and, if IAI is unable to satisfy the Company's requirement at such prices, the Company is required to seek other Israeli sources. Only after exhausting these two options, may the Company then have recourse to non-Israeli sources.

E. The Company pays $150,000 per year to Medis Inc. for services rendered to the Company, $100,000 of which is used to pay a salary to Robert K. Lifton (Chairman of the Board of Directors of the Company) as President and Chief Executive Officer of Medis Inc. Amos Eiran, a Director of the Company, acts as a consultant to the Company for which he receives approximately $1,400 per month.

F. In accordance with the amended shareholders agreement, CDI issued a secured promissory note to Medis Inc., which note was assigned to the Company as a capital contribution. During 1997, the Company and CDI entered into agreements to amend certain terms of the note. The note, which had an original principal amount of $2,500,000, bore interest at the same rate as the Company's loan guaranteed by the State of Israel. The note was amended to provide for payment of the remaining principal balance of $2,000,000 in four installments of $500,000, with the first two of such installments being payable on July 1, 1998 and the remaining two installments being payable on each of January 1, 1999 and July 1, 1999. During the second quarter of 1997, CDI paid the Company interest on the note in the amount of $122,000 for the period from April 1, 1997 through December 31, 1997. All other interest on the note was payable with the final installment on July 1, 1999. On June 30, 1998, CDI repaid the entire principal balance of the CDI Note in the amount of $2,000,000. In connection with the aforementioned acquisition by CDI of all of the shares of Medis Inc. owned by IAI, Messrs. Lifton and Weingrow guaranteed to the Company, on a non-recourse basis, that the remaining obligations of CDI under the CDI Note, specifically $300,000 of accrued interest, would be repaid in full by December 31, 1998. The interest was paid in full on December 31, 1998.

G. The Company issued to CDI, in December 1998, 400,000 of its ordinary shares at a net price of $5 per share. The Board considered that the issuance of shares at $5 per share - which was 20% below the most recent closing price of $6.25 - to be advantageous to the Company.

H. The Company is presently included as an additional insured party on IAI's product and third party liability insurance policy.

I. The Company's one-year employment agreement with its executive vice president, terminated on September 30, 1998. Under the agreement, he received approximately $109,000 as a base salary for the year.

NOTE 15 - FINANCIAL INSTURMENTS

Financial instruments, as part of general business, mainly include cash and cash equivalents, accounts receivable, deposits, short-term credit, trade and other accounts payable, other current liabilities and long-term liabilities. The fair value of the above instruments is not materially different from the values at which they are presented in the financial statements. The average interest rates in respect of the Company's long-term liabilities are not materially different from the interest rates offered, as of balance sheet date on similar Company liabilities.

================================================================================

                             Medis Technologies Ltd.

                                 Exchange Offer
                                       for
                                3,777,310 shares
                                 of Common Stock
                                       of
                                  Medis El Ltd.

                               -------------------

                                   PROSPECTUS

                               -------------------

                                          , 1999

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

--------------------------------------------------------------------------------

Until          , 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

      The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities nor does it seek offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

                             ---------------------

                   Subject to Completion, dated July 28, 1999

PROSPECTUS

                             MEDIS TECHNOLOGIES LTD.

                                 ---------------

      This is an offer to sell 11,122,716 shares of the common stock, par value $.01, of Medis Technologies Ltd., held by certain of our shareholders. The shares include 9,935,618 shares of our common stock and 1,187,098 shares of our common stock underlying outstanding warrants currently held by our securityholders.

      Our selling securityholders may sell their respective securities offered by this prospectus from time to time in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders.

      The selling securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, with respect to the securities offered, and any profits realized or commission received may be deemed underwriting compensation. We have agreed to indemnify the selling securityholders against certain liabilities, including liabilities under the Securities Act.

      We will not receive any of the proceeds from the sale of securities by the selling securityholders, however, we will receive gross proceeds of up to $5,935,490 if the selling securityholders exercise their warrants.

      On July 28, 1999, we filed a registration statement under the Securities Act with the Securities and Exchange Commission relating to an exchange offer in which we will exchange 1.37 of our shares of common stock for each Medis El Ltd. ordinary share properly tendered.

                                 ---------------

For a discussion of the risks that you should consider before purchasing our shares of common stock, please read the risk factors beginning on page xx.

                                 ---------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for any person to tell you otherwise.

      We intend to have our common stock listed on the Nasdaq SmallCap Market under the symbol MDTL upon the consummation of the exchange offer discussed above.

                                 ---------------

                                         , 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Summary ....................................................................
Risk Factors ...............................................................
Dividend Policy ............................................................
Price Range of Our Common Stock ............................................
Capitalization .............................................................
Selected Consolidated Financial Data .......................................
Management's Discussion and Analysis
 of Financial Condition and Results of Operations ..........................
Business ...................................................................
Management .................................................................
Principal Stockholders .....................................................
Selling Securityholders ....................................................
Plan of Distribution .......................................................
Certain Transactions .......................................................
Concurrent Exchange Offer ..................................................
Description of Our Securities ..............................................
Legal Matters ..............................................................
Experts ....................................................................
Additional Information .....................................................
Index to Financial Statements .............................................. F-1

                                                                Alternative Page

                             SELLING SECURITYHOLDERS

      An aggregate of up to 9,935,618 shares of our outstanding common stock and 1,187,098 share of our common stock underlying outstanding warrants may be offered by our securityholders, which represents all of our outstanding securities as of June 30, 1999.

      The following table sets forth:

o each selling securityholder for whom we are registering our securities for resale to the public;

o the number of shares of our common stock held by each selling securityholder, which represents our outstanding common stock; and

o the number of shares of our common stock underlying warrants held by each selling securityholder, which represents our outstanding warrants.

      We will not receive any of the proceeds from the sale of these securities. However, we will receive gross proceeds of up to $5,935,490 if the selling securityholders exercise their warrants. All warrants are currently exercisable at $5.00 per share. Except as described below, there are no material relationships between us and any of the selling securityholders, nor have any such material relationships existed within the past three years.

      We believe, based on information supplied by the following persons, that except as noted, the persons named in this table have sole voting and investment power with respect to all shares of common stock, and exercise power with respect to all warrants, which they beneficially own.

                                             Number of shares of our     Number of shares of common
                                                  common stock           stock underlying warrants
     Selling Security Holder                    beneficially owned          beneficially owned
     -----------------------                    ------------------          ------------------
---------------------------------------------------------------------------------------------------
Israel Aircraft Industries, Ltd.(1)                 3,675,457                      25,000
Robert K.Lifton(2) .........................          935,000                     176,615
Howard Weingrow (3) ........................          847,499                     147,448
CVF, LLC ...................................          725,001                     241,667
Stanoff Corporation (4) ....................          325,002                     108,334
Leonard Moskowitz ..........................          230,185                      43,997
Caron Haim(5) ..............................          169,000                          --
Terry Vaccaro(5) ...........................          169,000                          --
Karen Healy(6) .............................          169,000                          --
Betsy Hooper(6) ............................          169,000                          --
Royal Investment Co. .......................          165,723                      35,241
Abraham Portnoy ............................          164,269                      23,975
Stanley Spielman ...........................          128,019                       5,000
---------------------------------------------------------------------------------------------------

                                                                Alternative Page

---------------------------------------------------------------------------------------------------
Herbert Goldsmith ..........................          122,183                      41,989
Louis Gross ................................          113,019                          --
Philip Weisser .............................          111,169                      14,500
Schottenstein Stores Corp .................           100,000                          --
Ronald Portnoy..............................           99,400                          --
Paula Modell ...............................           97,604                      21,610
Daniel Healy 1989 Grandchild's Trust .......           84,500                          --
Margaret Healy 1989 Grandchild's Trust .....           84,500                          --
Amy Hooper 1989 Grandchild's Trust .........           84,500                          --
Matthew Hooper 1989 Grandchild's Trust .....           84,500                          --
Irwin Kaplan ...............................           79,827                      19,509
Martin Lifton ..............................           75,201                      25,067
Jason Haim 1989 Original Trust(7) ..........           67,600                          --
Jillian Haim 1989 Original Trust(7) ........           67,600                          --
Joanne Haim 1989 Original Trust(7) .........           67,600                          --
Jennifer Kamp 1989 Original Trust(7) .......           67,600                          --
Jonathan Kamp 1989 Original Trust(7) .......           67,600                          --
Arnold Saltzman ............................           55,035                      51,950
Jack Silver Grat TR2, Kamgil Harvey,
 Trustee ...................................           51,000                      17,000
Pristar Enterprises B.V. ...................           50,001                      16,667
Isaac Cavaliero ............................           44,071                      15,303
Wachtel Family Partnership .................           44,059                      15,299
Joan W. Blum ...............................           39,884                       1,628
Arthur Borden ..............................           33,190                       9,750
Arthur Kayen Revocable Living Trust ........           31,900                       5,000
Nemir A. Kirdar ............................           27,000                       9,000
Nada Kirdar ................................           25,002                       8,334
Adel AI-Jubier .............................           25,000                          --
V&M Services Inc. ..........................           24,999                       8,333
Barry Newman ...............................           21,364                       6,765
Roslyn Sonder ..............................           20,063                      18,962
Marcia Ross ................................           17,125                       5,625
Trust FBO Elizabeth and Amy Weisser ........           16,125                       9,375
Bertram Ostrau .............................           13,000                         535
Mark Sonder ................................            7,421                       7,013
Stanley Ostrau .............................            5,699                         233
Erica Baird ................................            5,420                         140
Ross J. Borden .............................            5,420                         140
Arthur Kobacker ............................            5,000                          --
Alfred Kobacker, II ........................            5,000                          --
Anthony Borden .............................            3,141                          47
Lindsey Borden .............................            3,141                          47
Thomas Kayen ...............................            2,500                          --
David Kayen ................................            2,500                          --
Robert Kayen ...............................            2,500                          --
Andrew Borden ..............................            1,000                          --
Caron Berwind ..............................            1,500                          --
Victor Savitsky ............................               --                      50,000

---------------------------------------------------------------------------------------------------

----------
(1) Israel Aircraft was the original licensee of certain of the Medis El technologies which was in turn licenced to Medis El. We are currently the sole distributor of such technology in the

                                                                Alternative Page

      United States, its territories and possessions. Prior to the offer to exchange all of Medis El's ordinary shares for shares of our common stock, Israel Aircraft directly owned approximately 12% of Medis El's ordinary shares.

(2) Robert K. Lifton is our chairman, chief executive officer and secretary and the chairman of Medis El.

(3) Howard Weingrow is our president, treasurer and a director and a director of Medis El.

(4)   The Stanoff Corporation is beneficially owned by Messrs. Lifton and
      Weingrow.

(5)   Ms. Haim and Ms. Vaccaro are daughters of Mr. Weingrow.

(6)   Ms. Healy and Ms. Hooper are daughters of Mr. Lifton.

(7) Mr. Lifton is a trustee of such trusts, of which the beneficiaries are Mr. Weingrow's grandchildren.

                                                                Alternative Page

                              PLAN OF DISTRIBUTION

      The sale of the securities by the selling securityholders may be effected from time to time in transactions, which may include block transactions by or for the account of the selling securityholders, in the over-the-counter-market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

      Selling securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the selling securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers from whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise, which compensation as to a particular broker-dealer may exceed customary commissions.

      The selling securityholders and broker-dealers, if any, acting in connection with these sales might be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act. Any commission they receive and any profit upon the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

      Sales of any shares of common stock by the selling securityholders may depress the price of our common stock in any market that may develop for our common stock.

      Any securities covered by this prospectus that qualify for sale pursuant to SEC Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.

      There can be no assurance that the selling securityholders will sell any or all of the shares of common stock covered by this prospectus.

                                                                Alternative Page

                            CONCURRENT EXCHANGE OFFER

      On the date of this prospectus, a registration statement under the Securities Act was declared effective with respect to an offer to exchange a maximum of 5,174,914 shares of our common stock for all of the outstanding ordinary shares of Medis El.

================================================================================

                             Medis Technologies Ltd.

                                11,122,716 shares
                                 of Common Stock

                                -----------------
                                   PROSPECTUS
                                -----------------

                                         , 1999

--------------------------------------------------------------------------------
No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this prospectus shall not, under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.

                               -------------------

Until        , 1999, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth various expenses which will be incurred in connection with the exchange offer. Other than the SEC registration fee and NASD filing fee, all amounts set forth below are estimates:

             SEC registration fee ...........................$23,409
             Blue sky fees and expenses ...........................*
             Printing and engraving expenses ......................*
             Legal fees and expenses ..............................*
             Accounting fees and expenses .........................*
             Transfer and Exchange Agent fees .....................*
             NASDAQ listing fee ....................................
             Miscellaneous expenses .........................      *
                                                             -------
                                                             $
                                                             =======

             ----------
             * To be filed by amendment to this Registration Statement.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

      The registrant's Bylaws (the "Bylaws") provide that the registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

      The following sets forth information relating to all securities of Registrant sold by it since May 31, 1996:

      In 1996:

o existing shareholders of the Registrant (the "Senior Noteholders") purchased $650,000 of senior secured exchangeable subordinated notes (the "Senior Notes") paying interest of prime plus 2%. The Notes were exchangeable for shares of the common stock of Medis El at $2.00 per share. In March 1998, the Senior Noteholders exchanged the Senior Notes for 325,000 of Medis El's ordinary shares held by Medis Inc., the Registrant's wholly-owned subsidiary.

o The Registrant issued 175,308 shares of common stock in lieu of interest of $350,616 due on subordinated notes of the Registrant (the "Notes").

o Existing warrantholders surrendered an aggregate of $1,267,610 of the Notes held by such warrantholders as payment in full for the exercise of an aggregate of 316,902 warrants into such number of shares of common stock of the Registrant.

      In 1997:

o The Registrant issued 66,373 shares of common stock in lieu of interest of $132,773 due on the Notes.

o Existing warrantholders surrendered an aggregate of $2,314,290 of the Notes held by such warrantholders as payment in full for the exercise of an aggregate of 578,573 warrants into such number of shares of common stock of the Registrant.

o The Registrant issued 60,000 shares of common stock upon the exercise of 60,000 warrants for an aggregate exercise price of $240,000.

o On December 15, 1997, the Registrant issued 3,600,457 shares of its common stock to Israel Aircraft Industries Ltd. ("IAI") in exchange for IAI's 40% ownership share of Medis Inc., making Medis Inc. the Registrant's wholly-owned subsidiary.

      In 1998:

o In June 1998, the Registrant issued in a private placement 83,334 units to the Stanoff Corporation, which is beneficially owned by Robert K. Lifton and Howard Weingrow, the Registrants' chairman and chief executive officer and president, respectively, and 98,092 units to certain other existing stockholders, each unit consisting of three shares of the Registrant's common stock and one warrant to purchase one share of the Registrant's common stock at an exercise price of $5.00 per share, at a price of $12.00 per unit. The net proceeds to the Registrant from this financing was $2,177,112.

o In November 1998, the Registrant issued in a private placement 10,241 units to certain existing stockholders and 166,667 units to new stockholders, all of which met the definition of "accredited investor," as such term is defined in the Securities Act of 1933, as amended ("accredited investor"), each unit consisting of three shares of the Registrant's common stock and one warrant to purchase one share of the Registrant's common stock at an exercise price of $5.00 per share, at a price of $12.00 per unit (the "Units"). The net proceeds to the Registrant from this financing was $2,122,896.

o In December 1998, the Registrant issued in a private placement 25,000 Units to the Stanoff Corporation. The net proceeds to the Registrant from this financing was $300,000.

      In 1999:

o In February 1999, the Registrant issued in a private placement 16,667 units to an existing stockholder. The net proceeds to the Registrant from this financing was $200,004.

o In March 1999, the Registrant issued in a private placement 50,334 Units to new shareholders, all of which were accredited investors. The net proceeds to the Registrant from this financing was $604,008.

o In May 1999, the Registrant issued in a private placement 100,000 Units to existing stockholders. The net proceeds to the Registrant from this financing was $1,200,000.

o In June 1999, the Registrant issued in a private placement 9,000 Units to a new shareholder who is an accredited investor. The net proceeds to the Registrant from this financing was $108,000.

      Exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the foregoing transactions, is claimed under Section 4(2) of the Securities Act as a transaction by the issuer not involving a public offering. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records there against. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.(i)    Form of Restated Certificate of Incorporation of Registrant

3.(ii)   Form of By-Laws of Registrant

4.1      Form of certificate evidencing shares of common stock

5.1*     Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C.

5.2* Opinion of Cooperman Levitt Winikoff Lester & Newman, P.C. regarding tax matters

10.1     Registrant's 1999 Stock Option Plan

10.2 Distributorship Agreement dated as of August 13, 1992 by and between Medis El Ltd. and CDS Distributor, Inc.

10.3 Exclusive Agency Agreement dated as of July 1, 1998 by and between Medis El Ltd. and CDS Distributor, Inc.

10.4     Form of warrant agreement

10.5 Stock Purchase Agreement dated as of December 15, 1997 between Cell Diagnostics Inc., Howard Weingrow and Robert K. Lifton and Israel Aircraft Industries Ltd.

10.6 CDI Shareholders Agreement dated as of December 15, 1997 among Israel Aircraft Industries Ltd., Howard Weingrow and Robert K. Lifton, Cell Diagnostics Inc., Medis Inc., CDS Distributor, Inc. and Medis El Ltd.

10.7 Letter Agreement dated as of December 15, 1997 among Cell Diagnostics Inc., Medis Inc., Medis El Ltd., Robert K. Lifton, Howard Weingrow and Israel Aircraft Industries Ltd.

21.1     Subsidiaries of the Registrant

23.1     Consent of Grant Thornton LLP

23.2     Consent of Fahn, Kanne & Co.

23.3* Consent of Cooperman Levitt Winikoff Lester & Newman, P.C. (to be included in Exhibit 5.1)

23.4*    Consent of Zvi Rehavi

23.5*    Consent of Amos Eiran

23.6*    Consent of Zeev Nahmoni

23.7*    Consent of Shmuel Peretz

23.8*    Consent of Jacob S. Weiss

24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)

27.1     Financial Data Schedule

99.1*    Transmittal Letter

99.2*    Notice of Guaranteed Delivery

99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4*    Letter to Clients

----------
*     To be filed by Amendment to this Registration Statement.

      (b) Financial Statement Schedules.

      No schedules are required to be filed.

ITEM 22. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 28, 1999.

                                                 MEDIS TECHNOLOGIES LTD.


                                                 By: /s/ Robert K. Lifton
                                                     ---------------------------
                                                     Robert K. Lifton
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert K. Lifton and Howard Weingrow, and each or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

    Signature                         Title
    ---------                         -----

/s/ Robert K. Lifton       Chairman of the Board, Chief           July 28, 1999
----------------------     Executive Officer and Secretary
    Robert K. Lifton       (principal executive officer)

/s/ Howard Weingrow        President, Treasurer and               July 28, 1999
----------------------     Director (principal accounting
    Howard Weingrow        and financial officer)